Exhibit 10.2

EXECUTION COPY

LOAN AND SERVICING AGREEMENT

dated as of March 24, 2015

among

TEC RECEIVABLES CORP.,

as Borrower

TAMPA ELECTRIC COMPANY,

as Servicer

THE PERSONS FROM TIME TO TIME

PARTY HERETO AS CONDUIT LENDERS,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTY HERETO AS COMMITTED LENDERS,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTY HERETO AS MANAGING AGENTS,

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

as Program Agent

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	1

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Other Terms and Constructions	31
SECTION 1.03.	Computation of Time Periods	31

ARTICLE II	AMOUNTS AND TERMS OF THE LOANS	31

SECTION 2.01.	The Loans	31
SECTION 2.02.	Borrowing Procedures	32
SECTION 2.03.	Tranches	34
SECTION 2.04.	Interest and Fees	35
SECTION 2.05.	Optional Prepayments	35
SECTION 2.06.	Application of Collections Prior to Termination Date	36
SECTION 2.07.	Application of Collections After Termination Date	37
SECTION 2.08.	Deemed Collections	38
SECTION 2.09.	Payments and Computations, Etc	38
SECTION 2.10.	[Reserved]	39
SECTION 2.11.	Interest Protection	39
SECTION 2.12.	Increased Capital	40
SECTION 2.13.	Funding Losses	41
SECTION 2.14.	Taxes	41
SECTION 2.15.	Security Interest	42
SECTION 2.16.	Evidence of Debt	43

ARTICLE III	CONDITIONS OF EFFECTIVENESS AND LOANS	43

SECTION 3.01.	Conditions Precedent to Effectiveness and Initial Borrowing	43
SECTION 3.02.	Conditions Precedent to All Borrowings and Releases	43

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	44

SECTION 4.01.	Representations and Warranties of the Borrower	44
SECTION 4.02.	Representations and Warranties of the Servicer	49

ARTICLE V	GENERAL COVENANTS	57

SECTION 5.01.	Affirmative Covenants of the Borrower	57
SECTION 5.02.	Reporting Requirements of the Borrower	56
SECTION 5.03.	Negative Covenants of the Borrower	58
SECTION 5.04.	Affirmative Covenants of the Servicer	61
SECTION 5.05.	Reporting Requirements of the Servicer	62
SECTION 5.06.	Negative Covenants of the Servicer	63

ARTICLE VI	ADMINISTRATION OF RECEIVABLES	64

SECTION 6.01.	Designation of Servicer	64
SECTION 6.02.	Duties of the Servicer	65
SECTION 6.03.	Rights of the Program Agent	66

i

ii

EXHIBITS AND SCHEDULES

EXHIBIT A	Credit and Collection Policy
EXHIBIT B	Form of Borrowing Request
EXHIBIT C-1	Form of Monthly Report
EXHIBIT C-2	Form of Weekly Report
EXHIBIT D-1	Forms of Blocked Account Agreements
EXHIBIT D-2	Form of Lock-Box Processor Agreement
EXHIBIT E	List of Offices of Borrower where Records Are Kept
EXHIBIT F	List of Alternate Payment Locations; Deposit Account Banks, Deposit Accounts, Lock-Box Processors and Lock-Boxes
EXHIBIT G	List of Closing Documents
EXHIBIT H	Form of Assignment and Acceptance
EXHIBIT I	Form of Joinder Agreement
EXHIBIT J	Form of Prepayment Notice
EXHIBIT K	Form of Lock-Box Transfer Notice
SCHEDULE I	Lender Groups
SCHEDULE II	Notice Addresses
SCHEDULE III	Special Concentration Limits
SCHEDULE IV	Concentration Percentages
SCHEDULE V	Approved Sub-servicers

iii

LOAN AND SERVICING AGREEMENT

This LOAN AND SERVICING AGREEMENT dated as of March 24, 2015 is among TEC RECEIVABLES CORP., a Delaware corporation, as Borrower, TAMPA ELECTRIC COMPANY, a Florida corporation, as Servicer, VICTORY RECEIVABLES CORPORATION and OLD LINE FUNDING, LLC, as Conduit Lenders, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Committed Lenders, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Managing Agents, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Program Agent for the Conduit Lenders and the Committed Lenders. Capitalized terms used herein shall have the meanings specified in Section 1.01.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has and may from time to time purchase Receivables from the Originator pursuant to the Purchase Agreement;

WHEREAS, to fund its purchases under the Purchase Agreement, the Borrower may from time to time request Loans from the Lenders on the terms and conditions of this Agreement;

WHEREAS, the Conduit Lenders may, in their sole discretion, make Loans so requested from time to time, and if a Conduit Lender in any Lender Group elects not to make any such Loan, the Committed Lenders in such Lender Group have agreed that they shall make such Loan, in each case subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adjusted LIBO Rate” means, for any Tranche Period, an interest rate per annum obtained by dividing (i) the LIBO Rate for such Tranche Period by (ii) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Tranche Period.

“Administrative Services Agreement” means the Administrative Services Agreement dated as of the date hereof between the Purchaser and Tampa Electric.

“Adverse Claim” means a Lien other than any Permitted Lien.

“Affected Party” means any Lender, BTMU, individually and in its capacity as Program Agent, any Managing Agent, any Liquidity Provider and, with respect to each of the foregoing, the parent company that controls such Person.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such specified Person.

“Aggregate Commitment” means, at any time, the sum of the Commitments then in effect. The initial Aggregate Commitment as of the Effective Date is $150,000,000.

“Aggregate Contra Balance” means, at any time, the sum of the Contra Balances for all Obligors at such time.

“Aggregate Principal Balance” means, at any time, the aggregate outstanding principal balance of the Loans hereunder at such time.

“Agreement” means this Loan and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternate Payment Location” means each location listed on Exhibit F where Obligors are permitted to make payments in respect of the Receivables, as amended from time to time in accordance herewith.

“Alternative Rate” for any Tranche during any Tranche Period means an interest rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBO Rate for such Tranche Period; provided, however, that in case of:

(i) any Tranche Period with respect to which the Adjusted LIBO Rate is not available pursuant to Section 2.03,

(ii) any Tranche Period of less than one month,

(iii) any Tranche Period as to which the applicable Lender does not receive a request, by no later than 1:00 P.M. (New York City time) on the second Business Day preceding the first day of such Tranche Period, that the related Tranche be funded at the Adjusted LIBO Rate,

(iv) any Tranche Period for a Tranche, the Principal Balance of which is less than $500,000, or

(v) any Tranche Period for which the Borrower elects to fund the related Tranche at the Base Rate,

the Alternative Rate for such Tranche Period shall be an interest rate per annum equal to the Base Rate in effect from time to time during such Tranche Period.

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Approved Sub-servicer” means each Person appointed by the Servicer pursuant to Section 6.01(d) to perform certain of the obligations of the Servicer hereunder. The initial Approved Sub-servicers are identified on Schedule V hereto. Additional Sub-servicers approved by the Servicer who handle more than 15% of the average monthly Receivables are subject to approval by the Borrower, the Servicer, the Program Agent and the Managing Agents, such approval to be reflected in amendments to Schedule V made with the consent of the Borrower, the Servicer, the Program Agent and the Managing Agents.

“Asset Purchase Agreement” means any asset purchase or other agreements pursuant to which a Lender may from time to time assign part or all of the Loans made by such Lender to a Liquidity Provider, as amended, restated, supplemented or otherwise modified from time to time.

“Assignment and Acceptance” means an agreement substantially in the form set forth as Exhibit H hereto pursuant to which a new Conduit Lender or Committed Lender becomes party to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended from time to time, or any successor thereto.

“Basel III” shall mean the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall at all times be equal to the higher of: (A) the Prime Rate, and (B) the Federal Funds Rate plus 0.50%.

“Base Rate Tranche” has the meaning specified in Section 2.03(a).

“Billed Receivable” means any Receivable which is not an Unbilled Receivable.

“Blocked Account Agreement” means an agreement with respect to a Deposit Account at a Deposit Account Bank, in substantially the form of Exhibit D-1 or such other form as may be acceptable to the Program Agent and the Servicer, in their discretion, among the Borrower, the Originator, the Program Agent and such Deposit Account Bank and, if applicable, a Lock-Box Processor.

“Borrower” means TEC Receivables Corp., a Delaware corporation, in its capacity as Borrower hereunder, together with its successors and permitted assigns.

“Borrower Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties arising under this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, and shall include, without limitation, the repayment of the Aggregate Principal Balance and the payment of Interest, Fees and all other amounts due or to become due from the Borrower under the Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

“Borrowing” means a borrowing of Loans under this Agreement.

“Borrowing Base” means, at any time, an amount equal to (a) the product of (i) the Borrowing Base Percentage in effect at such time and (ii) the Net Receivables Pool Balance at such time minus (b) the Required Reserves at such time.

“Borrowing Base Deficiency” means, at any time, the excess, if any, of (i) the Aggregate Principal Balance over (ii) the Borrowing Base.

“Borrowing Base Percentage” means (i) during any Level 1 Ratings Period, 100%; (ii) during any period of time one Debt Rating of Tampa Electric is BBB- or higher by S&P or Baa3 or higher by Moody’s and the other Debt Rating of Tampa Electric is BB+ by S&P or Ba1 by Moody’s, 100%; and (iii) during any other period of time, the percentage equal to (a) 100% minus the highest Monthly Maximum Principal Amount Decline during the previous twelve (12) months divided by (b) 4.

“Borrowing Date” has the meaning specified in Section 2.02(a)(i).

“Borrowing Request” has the meaning specified in Section 2.02(a)(i).

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

“Business Day” means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City, New York and, if the term “Business Day” is used in connection with the LIBO Rate, any day on which dealings are carried on in the London interbank market.

“Capitalization” means, with respect to Tampa Electric, the sum of Total Debt and Consolidated Shareholders Equity, in each case, as of the date of any determination thereof.

“Capitalized Lease Obligations” means, as to any Person, all rental obligations as lessee which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

“Change in Control” means (i) the Originator shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower or (ii) TECO shall cease to directly or indirectly own and control at least 80% of (A) the economic interests and (B) the voting interests (whether by committee, contract or otherwise) in Tampa Electric.

“Collateral” has the meaning set forth in Section 2.15.

“Collection Account” means the account which may be established and maintained pursuant to Section 6.03(c) at BTMU in the name of the Program Agent on behalf of the Lenders, for the purpose of receiving Collections, or any other account which may be designated by the Program Agent from time to time upon written notice to the Servicer and the Borrower.

“Collections” means, with respect to any Receivable, any and all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, all amounts collected as fees or charges for late payments with respect to such Receivable, all recoveries with respect to each written off Receivable (net of amounts, if any, retained by any third party collection agent), and any amounts deemed to have been received with respect to such Receivable pursuant to Section 2.08 hereof.

“Commitment” of any Committed Lender means the Dollar amount set forth on Schedule I hereto or, in the case of a Committed Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance or a Joinder Agreement the amount set forth therein as such Committed Lender’s “Commitment”, in each case as such amount may be (i) reduced or increased by any Assignment and Acceptance entered into by such Committed Lender and the other parties thereto in accordance with the terms hereof and (ii) reduced pursuant to Section 2.01(b).

“Committed Lender” means, as to any Lender Group, each of the financial institutions listed on Schedule I as a “Committed Lender” for such Lender Group, together with its respective successors and permitted assigns.

“Concentration Limit” means, for any Obligor at any time, (a) the Normal Concentration Limit or (b) such other higher percentages (each, a “Special Concentration Limit”) for such Obligors as are set forth on Schedule III or such other Obligors and percentages as may otherwise be consented to by all of the Managing Agents in writing from time to time, which Special Concentration Limit is subject to reduction or cancellation by any Managing Agent upon five (5) days’ notice to the Borrower, the other Managing Agents, the Program Agent and the Servicer.

“Conduit Lender” means, collectively, the Persons identified as “Conduit Lenders” on Schedule I and their respective successors and permitted assigns.

“Conduit Lending Limit” means, for any Conduit Lender, the maximum principal amount of the Loans which may be advanced by such Conduit Lender as set forth on Schedule I (or on the signature pages to the Assignment and Acceptance or Joinder Agreement pursuant to which such Conduit Lender became a party hereto), subject to assignment pursuant to Section 10.03, as such amount may be modified from time to time by notice from the related Managing Agent to the Borrower and the Program Agent.

“Consolidated Shareholders Equity” means, as of the date of any determination, the consolidated tangible net worth of Tampa Electric and its Subsidiaries, and including amounts attributable to (a) junior subordinated debentures, provided that such junior subordinated debentures have subordination and deferral features substantially similar to those in the TECO Subordinated Debentures; and (b) preferred stock to the extent excluded from Total Debt, minus the value of minority interests in any of Tampa Electric’s Subsidiaries, and disregarding unearned compensation associated with Tampa Electric’s employee stock ownership plan or other benefit plans, foreign currency translation adjustments and other comprehensive income adjustments, all determined in accordance with GAAP.

“Consolidated Subsidiary” means, with respect to any Person on any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing any Indebtedness or lease obligation (each a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (c) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith by Tampa Electric in accordance with GAAP.

“Contra Balance” means, at any time with respect to any Obligor, the lesser of (i) the Outstanding Balance of Pool Receivables that are Eligible Receivables owed by such Obligor at such time and (ii) the aggregate amount payable by the Originator to such Obligor or any of its Affiliates pursuant to any contract between the Originator and such Obligor or any of its Affiliates at such time.

“Contract” means an agreement, tariff or other arrangement, including a purchase order or invoice, pursuant to or under which a Person is obligated to pay for goods purchased from, or services rendered by, the Originator from time to time.

“CP Rate” means, with respect to any Conduit Lender for any Tranche Period for any Tranche, to the extent such Conduit Lender funds such Tranche by issuing Promissory Notes, the per annum rate equivalent to the weighted average cost (as reasonably determined by the related Managing Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Promissory Notes maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of Promissory Notes) to the extent related to the issuance of Promissory Notes that are allocated, in whole or in part, by such Conduit Lender or its related Managing Agent to fund or maintain such Tranche during such Tranche Period; provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Tranche Period, the related Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Credit and Collection Policy” means, with respect to any Receivable, the credit and collection policies and practices attached as Exhibit A hereto relating to such Receivable and the related Obligor as modified from time to time in accordance with the terms of Section 5.03(c).

“Customer Deposits” means any cash or credits held by the Originator for the account of an Obligor as security for, or for application to, the payment of the Receivables of such Obligor.

“Customer Deposit Overconcentration Amount” means, at any time, the amount by which (a) the aggregate Customer Deposits at such time exceeds (b) the product of (i) the percentage set forth on Schedule IV hereto under the heading “Customer Deposit Overconcentration Percentage” applicable to the Ratings Period then in effect at such time and (ii) the aggregate Customer Deposits at such time.

“Debt Rating” means, with respect to any Person at any time, the then current rating by S&P or Moody’s of such Person’s long-term public senior unsecured non-credit enhanced debt.

“Default Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, the fraction (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period by dividing (i) the aggregate Outstanding Balance of Receivables that are aged 61 or more days past their original due date on such date by (ii) the aggregate Outstanding Balance of all Receivables on such date.

“Defaulted Receivable” means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for sixty-one (61) or more days from the original due date thereof, (ii) as to which the Obligor thereof is subject to an Event of Bankruptcy or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off as uncollectible.

“Delinquency Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, the fraction (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period by dividing (i) the aggregate Outstanding Balance of all Receivables that are Delinquent Receivables on such date by (ii) the aggregate Outstanding Balance of all Receivables on such date.

“Delinquent Receivable” means a Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid for thirty-one (31) or more days from the original due date thereof or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Originator or the Servicer.

“Deposit Account” means each depositary account, concentration account or other similar account into which Collections are collected or deposited.

“Deposit Account Bank” means a financial institution at which a Deposit Account is maintained.

“Deposit Billing” means a bill issued by the Originator to a Person that is expected to become an Obligor which evidences an obligation to make a deposit of cash with the Originator.

“Deposit Billing Amount” means (a) at any time during a Level 1 Ratings Period, $0.00, and (b) at any other time, the amount of the unpaid balance of Deposit Billings at such time.

“Diluted Receivable” means that portion, and only that portion, of any Receivable which is either (a) reduced or canceled as a result of a Dilution Factor or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (in each case, except any such reduction, cancellation, dispute, offset, counterclaim or defense due to, or resulting from or relating to, the financial inability to pay or insolvency of the related Obligor).

“Dilution Factor” means any of the following factors giving rise to dilution: (i) any defective, rejected or returned merchandise or services, any cash discount, or any failure by the Originator to deliver any merchandise or perform any services or otherwise perform as required by the underlying Contract or invoice, (ii) any change, allowance or cancellation of any terms of such Contract or invoice or any other adjustment by the Originator which reduces the amount payable by the Obligor on the related Receivable (except any such change, allowance, cancellation or adjustment due to, or resulting from or relating to, the financial inability to pay or insolvency of the related Obligor) and (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction).

“Dilution Horizon Factor” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, a fraction (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period the numerator of which is (i) the sum of (a) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables generated during the immediately preceding Monthly Period and (b) the aggregate Outstanding Balance of all Unbilled Receivables as of the close of business on such day and the denominator of which is (ii) the aggregate Outstanding Balance of all Receivables as of such date minus the aggregate Outstanding Balance of all Defaulted Receivables as of such date.

“Dilution Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, a fraction (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period the numerator of which is (i) the portion of all Receivables which became Diluted Receivables during such Monthly Period and the denominator of which is (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables generated during the Monthly Period immediately preceding the Monthly Period referred to in clause (i); provided that for purposes of calculating the Dilution Ratio only, the amount included in clause (i) above will exclude the portion of Diluted Receivables representing payments of interest to Obligors on such Obligors’ Customer Deposits.

“Dilution Reserve” means, at any time, an amount equal to the product of (i) the Dilution Reserve Percentage at such time and (ii) the Net Receivables Pool Balance at such time.

“Dilution Reserve Percentage” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, a percentage,

determined as of the last day of the immediately preceding Monthly Period, equal to the product of (a) the sum of (i) the product of (A) the Stress Factor and (B) the average of the Dilution Ratios for the twelve (12) most recently ended Monthly Periods, plus (ii) the Dilution Volatility Ratio as of such day, and (b) the Dilution Horizon Factor as of such day.

“Dilution Volatility Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, a percentage determined as of the last day of the immediately preceding Monthly Period equal to:

(HDR – ADR) x (HDR/ADR)

where:

HDR =	the highest Dilution Ratio during the twelve (12) most recently ended Monthly Periods; and

ADR =	the average of the Dilution Ratios for each of the twelve (12) most recently ended Monthly Periods.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Dynamic Loss Reserve Percentage” means, as of any Monthly Reporting Date and contiuning to (but exlcuding) the next succeeding Monthly Reporting Date, a percentage determined as of the last day of the immediately preceding Monthly Period equal to the product of (i) the Stress Factor on such date, (ii) the Loss Horizon Ratio on such date and (iii) the highest average Loss Ratio for any three (3) consecutive Monthly Periods during the preceding twelve (12) Monthly Periods.

“EBITDA” means, for any period, the consolidated Net Income of Tampa Electric and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such consolidated Net Income, the sum of (i) Interest Expense for such period, (ii) consolidated income tax expense for such period, and (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary non-cash charges for such period, minus (b) without duplication and to the extent included in determining such consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“EBITDA to Interest Ratio” shall mean, as of the last day of each calendar quarter, the ratio of (a) Tampa Electric’s EBITDA for the 12-month period ending on such day to (b) Tampa Electric’s Interest Expense for the 12-month period ending on such day.

“Effective Date” means March 24, 2015.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) is a resident of, and has a billing address in, the United States, (b) is not an Affiliate of any Transaction Party, (c) is not subject to an Event of Bankruptcy, (d) has not been objected to by the Program Agent and (e) is not a Sanctioned Person;

(ii) which is not a Defaulted Receivable;

(iii) which is denominated and payable only in Dollars within the United States;

(iv) which, together with the Contract related thereto, does not contravene, in any material respect, any laws, tariffs, rules or regulations applicable thereto (including, without limitation, laws, tariffs, rules or regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which the Originator is not in violation of any such law, tariff, rule or regulation applicable to such Contract in any material respect;

(v) which is freely assignable and the Contract with respect to which does not require the consent, authorization or approval of, or notice to, the Obligor thereof or any Governmental Authority (except for such consent, authorization or approval that has been obtained or such notice that has been given) to (a) convey such Receivable, the related Contract, the Related Security and the Collections from the Originator to the Borrower, and (b) grant a security interest in such Receivable, the related Contract, the Related Security and the Collections by the Borrower to the Program Agent, for the benefit of the Secured Parties;

(vi) which was originated by the Originator in accordance, and complies, with all applicable requirements of the Credit and Collection Policy and is in compliance with any other reasonable criteria specified by the Program Agent in the exercise of its reasonable credit judgment upon at least thirty (30) days prior written notice to the Borrower, the Originator and the Managing Agents;

(vii) which, pursuant to the Contract related thereto, is required to be paid in full within thirty-one (31) days of the original billing date therefor;

(viii) which (1) is an “account” within the meaning of 9-102 of the UCC, (2) is an account receivable representing all or a part of the sales price of merchandise sold or services rendered within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, (3) together with the Contract related thereto, (x) has been duly authorized, (y) is in full force and effect, and (z) represents a bona fide obligation of the related Obligor to pay the stated amount and constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to the Enforceability Exceptions, (4) has not been satisfied, released, canceled, subordinated or rescinded, nor has any instrument been executed by the Originator or the Borrower which would effect any such satisfaction, release, cancellation, subordination or rescission and (5) is not subject to any dispute, right of rescission, setoff, recoupment, counterclaim or defense whether arising out of transactions concerning such Receivable or otherwise (provided, that only the portion of the Receivable subject to any such dispute, right of rescission, setoff, recoupment, counterclaim or defense shall be deemed ineligible);

(ix) good and marketable title to which (including all of its interest in all Related Security and Collections with respect thereto) with respect to any Receivable originated by the Originator, has been conveyed by the Originator to the Borrower pursuant to the terms of the Purchase Agreement, free of any Adverse Claim;

(x) which arises from the sale of goods or the provision of services by the Originator to an Obligor in the ordinary course of the Originator’s business pursuant to a Contract governed by the laws of one of the United States of America;

(xi) with respect to which all obligations on the part of the Originator (other than, in the case of an Unbilled Receivable, the rendering of an invoice) have been performed to the extent necessary to establish the right to receive full payment;

(xii) which has not been compromised, adjusted or modified (including by extension of time of payment or the granting of any discounts, allowances or credits), other than as permitted in this Agreement;

(xiii) which, if an Unbilled Receivable, has not remained unbilled for more than thirty (30) days and once billed is due and payable in full within thirty-one (31) days from its original billing date;

(xiv) which if funded with the proceeds of Promissory Notes, would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; and

(xv) which is not a Wholesale Electric Receivable.

“Enforceability Exceptions” means exceptions to the enforceability of an obligation arising under (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or any successor statute.

“ERISA Affiliate” means (a) a corporation which is a member of a controlled group of corporations with Tampa Electric within the meaning of Section 414(b) of the IRC, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Tampa Electric within the meaning of Section 414(c) of the IRC or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with Tampa Electric within the meaning of Section 414(m) of the IRC, or (d) an entity treated as under common control with Tampa Electric by reason of Section 414(o) of the IRC.

“ERISA Plan” means any employee benefit plan (a) maintained by Tampa Electric or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the IRC applies.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Bankruptcy” means, with respect to any Person:

(i) such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Event of Termination” has the meaning assigned to that term in Section 7.01.

“Excluded Receivables” has the meaning set forth in the Purchase Agreement.

“Face Amount” means in relation to any Promissory Notes (a) if issued on a discount basis, the face amount stated therein and (b) if issued on an interest-bearing basis, the principal amount stated therein plus the amount of all interest accrued or to accrue thereon on or prior to its stated maturity date.

“Facility Documents” means collectively, this Agreement, the Purchase Agreement, the Subordinated Note, each Fee Letter, each Blocked Account Agreement, each Lock-Box Processor Agreement, each Lock-Box Transfer Notice, the Administrative Services Agreement and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

“Facility Limit” means at any time $150,000,000, adjusted as necessary to give effect to the application of any Joinder Agreement, any reduction pursuant to Section 2.01(b) and any change in the amount of any Lender Group Limit.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, with respect to any Lender for any period, a fluctuating interest rate per annum equal (for each day during such period) to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Managing Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Fee Letter dated as of the date hereof between the Managing Agent, the related Lenders and the Borrower, and each other fee letter executed in connection with this Agreement or in connection with a Joinder Agreement, each as amended, restated, supplemented or otherwise modified from time to time.

“Fee Payment Date” means the third (3rd) Business Day of each Monthly Period.

“Fees” means, collectively, all Liquidity Fees, Program Fees and Other Fees.

“Final Collection Date” means the date on or following the Termination Date on which the Aggregate Principal Balance has been reduced to zero and all other Borrower Obligations have been paid in full.

“FPSC” means the Florida Public Service Commission and its successors.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Government Receivable” means any Receivable the Obligor of which is a Governmental Authority.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, regulatory, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, the Federal Energy Regulatory Commission, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party to this Agreement at law.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Governmental Authority Overconcentration Amount” means, at any time, the aggregate, for all Obligors which are Governmental Authorities, of the amounts by which the aggregate Outstanding Balance of all Eligible Receivables of such Obligors at such time exceeds the product of (x) the percentage set forth on Schedule IV hereto under the heading “Government Receivables Overconcentration Percentage” applicable to the Ratings Period then in effect at such time and (y) the aggregate Outstanding Balance of all Pool Receivables at such time.

“Hedge Transactions” means transactions under any interest swap agreements, caps, collars or other interest rate hedging mechanisms.

“Incipient Event of Bankruptcy” means the occurrence of an event that, but for notice or lapse of time or both, would constitute an Event of Bankruptcy.

“Incipient Event of Termination” means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination.

“Incipient Servicer Default” means any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person (other than letters of credit issued to secure a financial obligation of such Person to the extent such obligation is not outstanding at the time) and all unreimbursed drafts drawn thereunder, (d) all Indebtedness of another Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under any subscription or similar agreement, (g) the discounted present value of all obligations of such Person (other than Tampa Electric) payable under agreements for the payment of a specified purchase price for the purchase and resale of power whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) any unfunded or underfunded obligation subject to the minimum funding standards of Section 412 of the IRC of such Person to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) maintained at any time, or contributed to, by such Person or any other Person which is under common control (within the meaning of Section 414(b) or (c) of the IRC) with such Person, (i) all Contingent Obligations of such Person and (j) all obligations of such Person in respect of Hedge Transactions; provided, however, that Indebtedness shall specifically exclude accounts payable arising in the ordinary course of business.

“Indemnified Party” has the meaning set forth in Section 8.01.

“Initial Borrowing” means the first Borrowing made pursuant to this Agreement.

“Interest” means, for any Tranche and any Tranche Period, the sum for each day during such Tranche Period of the following:

IR x PB/CB

where:

IR =	the Interest Rate for such Tranche for such day.

PB =	the Principal Balance of such Tranche on such day.

CB =	(i) in the case of a Tranche, the Interest Rate for which is based on the Base Rate, 365 and (ii) in the case of any other Tranche, 360.

“Interest and Fee Reserve” means, at any time, an amount equal to the sum of (a) the product of (i) the Liquidation Interest and Program Fee Percentage at such time and (ii) the Aggregate Principal Balance at such time plus (b) the product of (i) the Liquidation Servicer Fee Percentage at such time and (ii) the aggregate Outstanding Balance of all Pool Receivables at such time plus (c) all accrued and unpaid Interest and Fees at such time.

“Interest Expense” means, for any period, the sum of Base Interest Expense (a) of Tampa Electric and its Subsidiaries and (b) accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by Tampa Electric or any of its Subsidiaries, but excluding any Interest Expense (i) on Non-Recourse Indebtedness; and (ii) on Indebtedness of a Person before the date (A) it becomes a Subsidiary of Tampa Electric, (B) it is merged or consolidated with Tampa Electric or (C) a Subsidiary of Tampa Electric or its assets are acquired by Tampa Electric to the extent that income or loss of such Person is excluded under the definition of Net Income, each determined for such period on a consolidated basis in accordance with GAAP. For purposes of this definition, “Base Interest Expense” means, with respect to any Person, for any period, total cash interest expense of such Person payable for such period with respect to all outstanding Indebtedness of such Person, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements to the extent such net costs are allocable to such period in accordance with GAAP.

“Interest Payment Date” means, (i) with respect to any Tranche which accrues interest at the CP Rate, the third (3rd) Business Day of the month immediately succeeding the related Tranche Period, (ii) with respect to any Base Rate Tranche, the third (3rd) Business Day of the month immediately succeeding the month in which the related Tranche Period ends, and (iii) with respect to any LIBOR Tranche, the last day of the related Tranche Period and with respect to any such Tranche Period longer than three (3) months, the third (3rd) Business Day of each calendar quarter.

“Interest Rate” means, with respect to any Tranche for any day:

(a) to the extent such Tranche is funded on such day by a Conduit Lender through the issuance of Promissory Notes, the CP Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the CP Rate plus (ii) the Applicable Margin plus (iii) 2.00%; and

(b) otherwise, the Alternative Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the Adjusted LIBO Rate or the Base Rate as applicable from time to time plus (ii) the Applicable Margin plus (iii) 2.00%.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“IRS” means the Internal Revenue Service of the United States of America.

“Joinder Agreement” means a joinder agreement substantially in the form set forth as Exhibit I hereto pursuant to which a new Lender Group becomes party to this Agreement.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, tariff, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender” means any Conduit Lender or Committed Lender, as applicable, and “Lenders” means, collectively, the Conduit Lenders and the Committed Lenders.

“Lender Group” means any Managing Agent and its related Conduit Lenders and Committed Lenders.

“Lender Group Limit” means, for any Lender Group, the amount set forth on Schedule I (or in the Joinder Agreement pursuant to which such Lender Group became party hereto) subject to assignment pursuant to Section 10.03, as such amount may be reduced in accordance with Section 2.01(b).

“Lender Group Percentage” means, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate Commitments of all Committed Lenders in such Lender Group and the denominator of which is the Aggregate Commitment.

“Level 1 Ratings Period” means any period of time during which the Debt Rating of Tampa Electric is (i) BBB- or higher by S&P and (ii) Baa3 or higher by Moody’s.

“Level 2 Ratings Period” means any period of time, other than a Level 3 Ratings Period, Level 4 Ratings Period or Level 5 Ratings Period, during which the Debt Rating of Tampa Electric is below (i) BBB- by S&P or (ii) Baa3 by Moody’s.

“Level 3 Ratings Period” means any period of time, other than a Level 4 Ratings Period or Level 5 Ratings Period, during which the Debt Rating of Tampa Electric is below (i) BB+ by S&P or (ii) Ba1 by Moody’s.

“Level 4 Ratings Period” means any period of time, other than a Level 5 Ratings Period, during which the Debt Rating of Tampa Electric is below (i) BB- by S&P or (ii) Ba3 by Moody’s.

“Level 5 Ratings Period” means any period of time during which the Debt Rating of Tampa Electric is (a) below (i) B by S&P or (ii) B2 by Moody’s, or (b) withdrawn by either S&P or Moody’s.

“Level A Ratings Period” means any period of time during which the Debt Rating of Tampa Electric is (a) BBB- or higher by S&P or Baa3 or higher by Moody’s and (b) has not been withdrawn by S&P or Moody’s.

“Level B Ratings Period” means any period of time during which the Debt Rating of Tampa Electric is (a) below (i) BBB- by S&P and (ii) Baa3 by Moody’s or (b) withdrawn by S&P or Moody’s.

“LIBO Rate” means, for any Tranche for any Tranche Period, the rate, determined by the related Managing Agent, with a maturity comparable to such Tranche Period, as reported on the Reuters Screen LIBOR01 Page (or any such page as may replace such page on such service or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the related Managing Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, on the second Business Day before the first day of such Tranche Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” shall be the rate at which deposits in Dollars in a principal amount of not less than $1,000,000 and for a maturity comparable to such Tranche Period are offered by the related Reference Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the second Business Day before (and for value on) the first day of such Tranche Period.

“LIBO Rate Reserve Percentage” means, for any Tranche Period in respect of which Interest is computed by reference to the LIBO Rate, the reserve percentage applicable two Business Days before the first day of such Tranche Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Tranche Period.

“LIBOR Tranche” has the meaning set forth in Section 2.03(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever that is intended as security.

“Liquidation Fee” means for any Tranche Period of any Tranche held by a Lender (i) the amount, if any, by which the additional Interest which would have accrued during such

Tranche Period on the reductions of the Principal Balance of the Tranche relating to such Tranche Period had a reduction of the Principal Balance not occurred, exceeds (ii) the income, if any, received by the Lender which holds such Tranche from the investment of the proceeds of such reductions of Principal Balance. A certificate as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Liquidation Interest and Program Fee Percentage” means, at any time for purposes of calculating the Interest and Fee Reserve, an amount equal to the product of (a) 1.5; (b) the sum of (i) the Alternative Rate for a period of thirty (30) days deemed to have commenced on the date of the calculation of the Interest and Fee Reserve, (ii) the Applicable Margin and (iii) the highest possible Program Fee Rate pursuant to the terms of the Fee Letter; and (c) a fraction, having as its numerator the highest average Turnover Ratio for any period of three (3) consecutive Monthly Periods during the preceding twelve Monthly Periods and having as its denominator, 360.

“Liquidation Servicer Fee Percentage” means, at any time, for purposes of calculating the Interest and Fee Reserve, an amount equal to the product of (a) 1.00% per annum and (b) a fraction, having as its numerator the highest average Turnover Ratio for any period of three (3) consecutive Monthly Periods during the preceding twelve Monthly Periods and having as its denominator, 360.

“Liquidity Facility Termination Date” means any day upon which the commitments of any financial institutions from time to time extending liquidity support for the Promissory Notes issued by any Conduit Lender in connection with this Agreement or to fund the acquisition and/or maintenance by any Conduit Lender of Loans in respect of which Interest accrues or is to accrue at the Alternative Rate, shall be terminated for any reason (whether at the stated maturity or earlier) or shall otherwise cease to be in full force and effect.

“Liquidity Fee” has the meaning set forth in the Fee Letter.

“Liquidity Provider” means any of the financial institutions from time to time party to any Asset Purchase Agreement or any liquidity loan agreement or similar arrangement with a Lender.

“Loan” means a loan made to the Borrower pursuant to Article II.

“Lock-Box” means any post office box maintained by the Originator, the Servicer or a Lock-Box Processor, in each case, for the purpose of receiving payments on Receivables or other Collections.

“Lock-Box Processor” means any of the Persons identified as a Lock-Box Processor on Exhibit F and any other Person that may from time to time perform lock-box services with respect to one or more Lock-Boxes.

“Lock-Box Processor Agreement” means an agreement with respect to a Lock-Box in substantially the form of (i) Exhibit D-2 or (ii) one of the Lock-Box Processor Agreements previously executed by the Program Agent in connection with this Agreement, or such other form as may be acceptable to the Program Agent in its discretion, among the Borrower, the Originator, the Program Agent and the related Lock-Box Processor.

“Lock-Box Transfer Notice” means a notice in substantially the form attached hereto as Exhibit K.

“Loss Horizon Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, a ratio determined as of the last day of the immediately preceding Monthly Period by dividing (i) the sum of (a) the aggregate Outstanding Balances (in each case, at the time of creation) of all Receivables generated during the three (3) immediately preceding Monthly Periods and (b) the aggregate Outstanding Balance of all Unbilled Receivables as of such day by (ii) the aggregate Outstanding Balances of all Pool Receivables as of such day minus the aggregate Outstanding Balances of all Defaulted Receivables as of such day.

“Loss Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, the ratio (expressed as a percentage) determined as of the last day of the immediately preceding Monthly Period by dividing (i) the aggregate Outstanding Balance of all Receivables that (a) were aged at least 61 days, but not greater than 90 days from their respective original due dates on such date whether or not written off during such Monthly Period or (b) were (or should have been in accordance with the Credit and Collection Policy) written off during such Monthly Period and were aged less than 61 days from their respective original due dates on such date by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables generated during the fourth preceding Monthly Period; provided, that if, at any time, the Servicer is unable to calculate (x) the aggregate Outstanding Balance of all Pool Receivables which are aged between 61 and 90 days from their respective original due dates at such time and (y) the aggregate Outstanding Balance of all Pool Receivables which are aged 91 or more days from their respective original due dates at such time, then for purposes of calculating the “Loss Ratio”, the Servicer shall, for purposes of clause (a) above, use the aggregate Outstanding Balance of all Pool Receivables that were aged at least 61 days from their respective due dates on such date.

“Loss Reserve” means, at any time, an amount equal to the product of (i) the Loss Reserve Percentage at such time and (ii) the Net Receivables Pool Balance at such time.

“Loss Reserve Percentage” means, at any time, the greatest of (i) the Minimum Loss Reserve Percentage at such time, (ii) the product of (x) 5 and (y) the Normal Concentration Limit and (iii) the most recently calculated Dynamic Loss Reserve Percentage at such time.

“Loss-to-Liquidation Ratio” means, as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, the ratio (expressed as a percentage) for the immediately preceding Monthly Period determined by dividing (i) the aggregate Outstanding Balance of all Receivables that were (or should have been in accordance with the Credit and Collection Policy) written off during such Monthly Period by (ii) the aggregate amount of cash Collections received by the Servicer during such Monthly Period.

“Majority Committed Lenders” means, at any time, Committed Lenders whose Commitments together exceed fifty percent (50%) of the Aggregate Commitment at such time.

“Majority Managing Agents” means, at any time, Managing Agents whose Lender Group Limits together exceed fifty percent (50%) of the Facility Limit at such time; provided that if there are only two Managing Agents, “Majority Managing Agents” means both Managing Agents.

“Managing Agent” means, as to any Conduit Lender or Committed Lender, the Person listed on Schedule I as the “Managing Agent” for such Lenders, together with its respective successors and permitted assigns.

“Material Adverse Effect” means a material adverse effect on (i) the ability of Tampa Electric, the Servicer or the Borrower to perform its respective obligations under any Facility Document, (ii) subject to the Enforceability Exceptions, the legality, validity or enforceability of any Facility Document, (iii) the rights or interests of the Program Agent, the Managing Agents, the Lenders and the Liquidity Providers hereunder or with respect to the Collateral or (iv) the collectibility of the Pool Receivables generally or any material portion thereof.

“Maximum Allowable Principal Amount” means for any Monthly Period, the lower of (i) the Facility Limit as of the end of such Monthly Period and (ii) the Borrowing Base as of the end of such Monthly Period.

“Minimum Loss Reserve Percentage” means (i) at any time during the months of March, April, November and December, 12.0% minus the Dilution Reserve Percentage at such time, and (ii) at all other times 18.0% minus the Dilution Reserve Percentage at such time.

“Money Laundering Laws” has the meaning set forth in Section 4.01(z).

“Monthly Maximum Principal Amount Decline” means for any Monthly Period, the ratio (expressed as a percentage) determined by dividing (a) the amount equal to (i) the Maximum Allowable Principal Amount as of the end of the Monthly Period immediately preceding such Monthly Period minus (ii) the Maximum Allowable Principal Amount as of the end of such Monthly Period by (b) the Maximum Allowable Principal Amount as of the end of the Monthly Period immediately preceding such Monthly Period; provided that if the amount in clause (ii) above is greater than the amount in clause (i) above, the Monthly Maximum Principal Amount Decline is zero.

“Monthly Period” means each calendar month.

“Monthly Report” means a report, in substantially the form of Exhibit C-1, furnished by the Servicer to the Managing Agents for the Lenders pursuant to Section 5.05(d).

“Monthly Reporting Date” means the fifteenth (15th) day of each Monthly Period (or, if such day is not a Business Day, the next succeeding Business Day).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA).

“Net Income” means, for any period, the net income or loss of Tampa Electric and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (and before giving effect to any elimination of minority interests in non-wholly owned Subsidiaries); provided that there shall be excluded the income or loss of any Person accrued before (a) the date it becomes a Subsidiary of Tampa Electric, (b) the date it is merged into or consolidated with Tampa Electric or any Subsidiary of Tampa Electric or (c) the date its assets are acquired by Tampa Electric or any Subsidiary of Tampa Electric, other than amounts of income accrued before such date which are actually paid as dividends after such date.

“Net Receivables Pool Balance” means at any time of calculation hereunder, an amount equal to the sum of (a) the amount equal to the Outstanding Balances of all Eligible Receivables at such time, plus (b) the unpaid amounts of all Deposit Billings, minus, without duplication, (i) all cash Collections and security deposits received by the Servicer which have not been applied to reduce the Outstanding Balance of such Pool Receivables, (ii) the sum of (a) the aggregate amount of reductions that would result from the application of all Dilution Factors which have not yet been applied by the Servicer to the Outstanding Balance of any Pool Receivables at such time and (b) the aggregate amount of credit memos which have not yet been applied by the Servicer to reduce the Outstanding Balance of the Pool Receivables, (iii) the Obligor Overconcentration Amount at such time, (iv) the Governmental Authority Overconcentration Amount at such time, (v) the Unbilled Receivables Overconcentration Amount at such time, (vi) the Customer Deposit Overconcentration Amount at such time, (vii) the Taxes Overconcentration Amount at such time, (vii) the Aggregate Contra Balance at such time, (viii) the Wholesale Gas Receivables Overconcentration Amount at such time, (ix) the outstanding accrual balance of interest payments that are due Obligors on their Customer Deposits at such time and (x) the Deposit Billing Amount at such time.

“Non-Recourse Indebtedness” means Indebtedness which is not an obligation of, and is otherwise without recourse to, the assets or revenues of Tampa Electric or any Subsidiary of Tampa Electric.

“Normal Concentration Limit” means, at any time with respect to any Obligor, 1.25% of the Net Receivables Pool Balance.

“Obligor” means any Person obligated to make payments pursuant to a Contract.

“Obligor Overconcentration Amount” means, at any time, the aggregate, for all Obligors, of the amounts by which the aggregate Outstanding Balance of all Eligible Receivables of each such Obligor and its Affiliates exceeds the product of (i) the applicable Concentration Limit for such Obligor at such time, and (ii) the Net Receivables Pool Balance at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Official Body” means any Governmental Authority or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Originator” means Tampa Electric.

“Other Fees” means amounts owed by the Borrower hereunder pursuant to Sections 2.11, 2.12, 2.13, 2.14, 8.01 and 10.10.

“Outstanding Balance” means, with respect to a Receivable at any time, the then outstanding principal balance thereof.

“Participant” has the meaning specified in Section 10.03(f).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Investments” shall mean:

(a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

(b) bank obligations (including, but not limited to, certificates of deposit, time deposits, bankers’ acceptances and deposit notes) that have a minimum short-term rating of at least A-1 or P-1 or long-term rating of at least A or A2 from S&P or Moody’s, respectively, on the date of acquisition thereof;

(c) Money Market Mutual Funds (as defined by Rule 2a-7 of the Investment Company Act of 1940) that have a minimum $1 billion average asset size invested in a portfolio of high-quality short-term instruments on the date of acquisition thereof;

(d) asset- backed securities or mortgage-backed securities that have a short-term rating of at least A-1 or P-1 or long-term rating of at least AAA or Aaa from S&P or Moody’s, respectively, on the date of acquisition thereof;

(e) repurchase agreements fully collateralized by U.S. government or agency securities, bank obligations, money market instruments, asset-backed securities or mortgage-backed securities described in clauses (a), (b), (c), or (d) on the date of acquisition thereof;

(f) municipal securities that have a short-term rating of at least SP-1 or MI1/VMIG-1 or a long-term rating of at least AAA or Aaa by S&P or Moody’s, respectively, on the date of acquisition thereof;

(g) auction rate securities that have a short-term rating of at least SP-1 or MI1/VMIG-1 or a long-term rating of at least AAA or Aaa by S&P or Moody’s, respectively, on the date of acquisition thereof; or

(h) commercial paper and corporate obligations that have a short-term rating of at least A-1 or P-1 or a long-term rating of at least A or A2 from S&P or Moody’s, respectively, on the date of acquisition thereof.

“Permitted Liens” means any of the following:

(a) Liens for taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower is maintaining adequate reserves in accordance with GAAP;

(b) Liens in favor of the Program Agent or any Secured Party, including any Liquidity Providers (but only in connection with this Agreement); and

(c) Liens in favor of the Borrower arising pursuant to the Purchase Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

“Pool Receivable” means each Receivable in which an interest has been transferred or purported to be transferred to the Borrower by the Originator pursuant to the Purchase Agreement.

“Prime Rate” means, with respect to any Lender Group, the rate of interest announced publicly by the related Reference Bank from time to time as its prime or base rate (such rate not necessarily being the lowest or best rate charged by such Reference Bank).

“Principal Balance” means with respect to any Tranche, the original principal amount of a Loan made hereunder that has been allocated to such Tranche pursuant to Section 2.03(a), as such amount may be divided or combined in accordance therewith, in each case as reduced from time to time by (i) payments made in accordance with Section 2.05 and (ii) Collections received by the applicable Lender holding such Tranche from distributions made pursuant to Section 2.06 or Section 2.07, as applicable, that have been applied to reduce the Principal Balance of such Tranche; provided, that if such Principal Balance shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal Balance shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by such Lender.

“Proceeds” has the meaning ascribed thereto in Article 9 of the UCC in the State of New York.

“Program Agent” means BTMU, in its capacity as agent for the Lenders, together with its successors and permitted assigns.

“Program Fee” has the meaning set forth in the Fee Letter.

“Program Fee Rate” has the meaning set forth in the Fee Letter.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the IRC which is not exempt under Section 408 of ERISA or Section 4975(d) of the IRC.

“Promissory Notes” means, collectively, (i) promissory notes issued by a Conduit Lender and (ii) participations sold by a Conduit Lender pursuant to Section 10.03(f); provided, that the terms “Promissory Notes” shall not include the interests sold by a Conduit Lender pursuant to an Asset Purchase Agreement.

“Pro Rata Share” means, at any time for any Committed Lender in any Lender Group, (a) the Commitment of such Committed Lender at such time divided by the sum of the Commitments of all Committed Lenders in such Lender Group at such time and (b) after the Commitments of all the Committed Lenders in such Lender Group have been terminated, the outstanding principal amount of the Loans funded by such Committed Lender at such time divided by the outstanding principal amount of the Loans funded by all the Committed Lenders in such Lender Group at such time.

“Purchase Agreement” means that certain Amended and Restated Purchase and Contribution Agreement dated as of the date hereof between the Originator and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Rate Type” means the Adjusted LIBO Rate, the Base Rate or the CP Rate.

“Rating Agencies” means each of S&P and Moody’s or their respective successors.

“Ratings Period” means each of a Level 1 Ratings Period, Level 2 Ratings Period, Level 3 Ratings Period, Level 4 Ratings Period, Level 5 Ratings Period, Level A Ratings Period and Level B Ratings Period.

“Receivable” means all indebtedness of an Obligor, whether a Billed Receivable or an Unbilled Receivable, arising under a Contract from the sale, provision or transportation of electricity or gas or the rendering of related services by the Originator in the ordinary course of its business to an Obligor of the Originator, including all interest, finance charges, sales taxes and other taxes with respect thereto, and including, with respect to Unbilled Receivables existing on the Termination Date, 100% of the amount thereafter invoiced to any related Obligor after the Termination Date. “Receivable” shall not include any Excluded Receivables.

“Records” means all Contracts and all other material agreements, documents, instruments, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by or on behalf of the Borrower or the Servicer with respect to the Pool Receivables, the related Obligors and the Related Security.

“Reference Bank” means, with respect to any Lender Group, the financial institution identified as the Reference Bank for such Lender Group on Schedule I or such other financial institution as shall be specified by the Managing Agent for such Lender Group in a written notice to the Borrower.

“Related Security” means, with respect to any Pool Receivable: (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the related Contract or otherwise, (ii) all UCC financing statements or other filings covering any collateral securing payment of such Pool Receivable (it being understood that such UCC financing statements will not be assigned of record to the Program Agent unless requested by the Program Agent after an Event of Termination), (iii) all guarantees, prepayment penalties, cancellation fees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the related Contract or otherwise, (iv) all Records related to such Pool Receivable, (v) all right, title and interest in and to the Purchase Agreement, and (vi) all proceeds of the foregoing.

“Release” has the meaning specified in Section 2.06(a)(v).

“Required Reserves” means, at any time, the sum of the Loss Reserve, the Interest and Fee Reserve and the Dilution Reserve at such time.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, any vice president, the chief financial officer or the treasurer of such Person, any other officer, member or manager having substantially the same authority and responsibility.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sanctions” has the meaning set forth in Section 4.01(z).

“Scheduled Termination Date” means, (i) with respect to the Committed Lenders’ Commitments hereunder, March 23, 2018, unless such date is extended with the consent of the parties hereto and (ii) with respect to the Conduit Lenders, March 23, 2018, unless such date is extended with the consent of the parties hereto; provided, that if any Lender has agreed to an extension of the Scheduled Termination Date, then the Scheduled Termination Date shall be the date agreed to by the Borrower and such Lender(s) as the termination date for such extension.

“Secured Parties” means, collectively, the Lenders, each Managing Agent, the Program Agent and each other Indemnified Party.

“Servicer” means Tampa Electric, or such other Person(s) then authorized pursuant to Section 6.01 to service, administer, bill and collect Pool Receivables.

“Servicer Default” means the occurrence of any of the following with respect to the Servicer:

(a) the Servicer shall fail to make any payment or deposit required to be made by it hereunder when due, and such failure shall continue for two (2) Business Days; or

(b) the Servicer shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and such failure remains unremedied for thirty (30) days after it receives notice of such failure from any Affected Party or otherwise has knowledge thereof; or

(c) any representation or warranty made or deemed to be made by the Servicer under this Agreement, any Monthly Report, any Weekly Report, any Borrowing Request or other information or report delivered pursuant hereto shall prove to have been false or incorrect when made or deemed made or delivered; or

(d) an Event of Bankruptcy shall have occurred with respect to the Servicer; or

(e) the Debt Rating of the Servicer shall be (i) below BB by S&P or (ii) below Ba2 by Moody’s or the Servicer shall cease to have a published Debt Rating from either S&P or Moody’s; or

(f) if the Servicer is Tampa Electric, all of the issued and outstanding capital stock of Tampa Electric shall cease to be owned, directly or indirectly, by TECO; or

(g) if the Servicer is Tampa Electric (i) Tampa Electric or any Significant Subsidiary shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any Indebtedness (other than trade payables or non-recourse indebtedness), or (b) any other event shall occur or condition shall exist under an agreement, or related agreements, under which Tampa Electric or any Significant Subsidiary has outstanding Indebtedness (other than trade payables or non-recourse indebtedness), if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness (other than trade payables or non-recourse indebtedness), and the outstanding amount or amounts payable under all such Indebtedness under clauses (a) and (b) equals or exceeds $50,000,000 or (ii) an event of default shall have occurred and be continuing under an agreement, or related agreements, under which Tampa Electric or any Significant Subsidiary has outstanding Indebtedness (other than trade payables or non-recourse indebtedness) of $10,000,000 or more and, in the case of this clause (ii), such debt has been accelerated by the holder of such debt, or the holder of such debt has attempted to accelerate but such acceleration was prevented by applicable Governmental Rule; or

(h) if the Servicer is Tampa Electric, a final judgment or judgments shall be entered against Tampa Electric or any Significant Subsidiary in the amount of $50,000,000 or more (net of amounts covered by insurance) individually or in the aggregate (other than (x) a judgment which is fully discharged within 30 days after its entry, or (y) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or, in the case of injunctive relief, which if left unstayed could reasonably be expected to have a Material Adverse Effect on Tampa Electric.

“Servicer Fee” means a fee with respect to each Monthly Period, payable in arrears on each Fee Payment Date for the account of the Servicer, in an amount equal to the product of (i) the aggregate Outstanding Balances of all Pool Receivables as of the last day of such Monthly Period, (ii) the Servicer Fee Rate and (iii) a fraction equal to the number of actual days elapsed in such Monthly Period divided by 360; provided, that if the Servicer is not Tampa Electric or an Affiliate of Tampa Electric, the Servicer Fee shall be reflective on the market rate for servicing similar Receivables; provided, that it shall not exceed 110% of the actual costs and expenses of servicing the Receivables unless otherwise agreed among the Borrower, the Program Agent and such Servicer.

“Servicer Fee Rate” means a rate per annum equal to one-tenth of one percent (0.10%).

“Settlement Date” means (i) during any Level A Ratings Period, the Business Day immediately following each Monthly Reporting Date, (ii) during any Level B Ratings Period, the Business Day immediately following each Weekly Reporting Date, and (iii) (A) during any period when the conditions precedent set forth in Section 3.02 are not satisfied and (B) on and after the occurrence of the Termination Date each other Business Day specified by the Program Agent (which, in the discretion of the Program Agent, may be as frequently as daily) in a written notice to the Borrower and the Servicer.

“Significant Subsidiary” means any Subsidiary of Tampa Electric formed or acquired after the Effective Date the total assets (after intercompany eliminations) of which exceed 10% of the total assets of Tampa Electric and its Subsidiaries (taken as a whole).

“Special Concentration Limit” has the meaning assigned to that term in the definition of “Concentration Limit.”

“Stress Factor” means 2.5.

“Subordinated Note” means that certain Amended and Restated Subordinated Note dated as of the date hereof, executed by the Borrower in favor of the Originator pursuant to the Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, as to any Person, any corporation, limited liability company or other entity of which securities, membership interests or other ownership interests having ordinary voting power to elect a majority of the Board of Directors, managers or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tampa Electric” means Tampa Electric Company, a Florida corporation.

“Taxes Overconcentration Amount” means, at any time, the amount by which the aggregate amount of taxes included in the Outstanding Balance of all Receivables exceeds the product of (i) the percentage set forth on Schedule IV hereto under the heading “Taxes

Overconcentration Percentage” applicable to the Ratings Period then in effect at such time and (ii) the aggregate amount of taxes included in the Outstanding Balance of all Pool Receivables at such time.

“TECO” means TECO Energy, Inc., a Florida corporation.

“TECO Subordinated Debentures” means the 8.50% Junior Subordinate Notes due 2041, issued by TECO on December 20, 2000, in the original principal amount of $206,200,000.

“Termination Date” means the earliest to occur of (i) the earliest Scheduled Termination Date, (ii) the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, (iii) the “Purchase Termination Date” (as defined in the Purchase Agreement), and (iv) that Business Day which the Borrower designates as the Termination Date by notice to the Program Agent and each Managing Agent at least five (5) Business Days prior to such Business Day.

“Total Debt” means, without duplication, Indebtedness of Tampa Electric and its Significant Subsidiaries determined on a consolidated basis outstanding at the date of any determination thereof, but expressly excluding (a) Non-Recourse Indebtedness of Tampa Electric and its Subsidiaries, (b) junior subordinated debentures issued by Tampa Electric and its Subsidiaries; provided that such junior subordinated debentures have subordination and deferral features substantially similar to those in the TECO Subordinated Debentures, and (c) preferred stock of Tampa Electric and its Subsidiaries in an amount not to exceed 10% of Tampa Electric’s Capitalization on such date.

“Tranche” has the meaning specified in Section 2.03(a).

“Tranche Period” means, with respect to any Tranche:

(a) in the case of any Tranche in respect of which Interest is computed by reference to the CP Rate, (i) initially, the period commencing on (and including) the first Borrowing Date and ending on (and including) the last day of the Monthly Period in which such Borrowing Date occurs, and (ii) thereafter, each successive period commencing on (but excluding) the last day of the immediately preceding Monthly Period for such Tranche and ending on (and including) the last day of such Monthly Period; and

(b) in the case of any Tranche in respect of which Interest is computed by reference to the Alternative Rate, each period from one to and including 30 days in the case of a Tranche funded at the Base Rate, or a period of one, two, three or six months in the case of a Tranche funded at the Adjusted LIBO Rate, as the Borrower shall select in a written notice to the Program Agent and the Lenders not later than 1:00 P.M. (New York City time) on the third Business Day immediately before the first day of such Tranche Period, each such Tranche Period for such Tranche to commence on the last day of the immediately preceding Tranche Period for such Tranche (or if there is no such Tranche Period, on the applicable Borrowing Date thereof), except that if the Program Agent and the Lenders shall not have received such notice before 1:00 P.M. on such third Business Day, such Tranche Period shall be one day; provided, however, that:

(i) any Tranche Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Interest in respect of such Tranche Period is computed by reference to the Adjusted LIBO Rate, and such Tranche Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Tranche Period shall end on the next preceding Business Day);

(ii) in the case of any Tranche Period of one day, (A) if such Tranche Period is the initial Tranche Period for a Tranche, such Tranche Period shall be the applicable Borrowing Date; (B) any subsequently occurring Tranche Period which is one day shall, if the immediately preceding Tranche Period is more than one day, be the last day of such immediately preceding Tranche Period and, if the immediately preceding Tranche Period is one day, be the day next following such immediately preceding Tranche Period; and (C) if such Tranche Period occurs on a day immediately preceding a day which is not a Business Day, such Tranche Period shall be extended to the next succeeding Business Day;

(iii) in the case of any Tranche Period for any Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date and the duration of each Tranche Period which commences on or after the Termination Date shall be a period from and including the last day of the immediately preceding Tranche Period (or, in the case of the initial Tranche Period immediately following the Termination Date, from and including the Termination Date) to but excluding the next Interest Payment Date; and

(iv) at any time when the Base Rate shall have been in effect for a Tranche Period of ten consecutive Business Days, and the conditions set forth in clauses (i) and (iv) of the definition of Alternative Rate do not exist, any Lender may, upon one Business Day’s notice to the Borrower (with a copy to the Program Agent), select as the next succeeding Tranche Period for such Tranche (and any subsequent Tranche Periods designated by such Lender) a period of one month during which Interest shall be computed by reference to the Adjusted LIBO Rate; provided, however, that prior to such selection the Borrower may notify the applicable Lender that, in view of anticipated Collections and repayments, Interest should continue to be computed by reference to the Base Rate.

“Transaction Parties” means, collectively, the Borrower, the Originator and (so long as it is Tampa Electric or an Affiliate thereof) the Servicer.

“Turnover Ratio” means as of any Monthly Reporting Date and continuing to (but excluding) the next succeeding Monthly Reporting Date, an amount equal to the product of (i) the aggregate Outstanding Balance of all Pool Receivables as of the close of business on the last day of the immediately preceding Monthly Period divided by the aggregate amount of Collections received during such Monthly Period and (ii) 30.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means any Receivable for goods delivered or services performed for the related Obligor, and with respect to which no invoice has been submitted to such Obligor for payment of the amount thereof.

“Unbilled Receivables Amount” means, at any time, the amount equal to the aggregate Outstanding Balance of all Unbilled Receivables at such time minus the Unbilled Receivables Reduction Amount at such time.

“Unbilled Receivables Adjustment Factor” means, on any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, an amount equal to a ratio, the numerator of which is the aggregate Outstanding Balance of all Billed Receivables which are not Eligible Receivables as of the end of the most recently ended Monthly Period and the denominator of which is the aggregate Outstanding Balance of all Billed Receivables as of the end of such Monthly Period.

“Unbilled Receivable Overconcentration Amount” means, at any time, the excess of (i) the Unbilled Receivables Amount at such time over (ii) the product of (a) the percentage set forth on Schedule IV hereto under the heading “Unbilled Receivables Overconcentration Percentage” applicable to the Ratings Period then in effect at such time and (b) the Unbilled Receivables Amount at such time.

“Unbilled Receivables Reduction Amount” means, at any time, the product of (i) the aggregate Outstanding Balance of all Unbilled Receivables at such time and (ii) the Unbilled Receivables Adjustment Factor at such time.

“Weekly Report” means a report furnished by the Servicer to the Managing Agents on each Weekly Reporting Date pursuant to Section 5.05(e), in substantially the form of Exhibit C-2, reflecting information for the seven (7) day period ending on the day immediately preceding such Weekly Reporting Date.

“Weekly Reporting Date” means each Wednesday (or if such day is not a Business Day, the next succeeding Business Day).

“Wholesale Electric Receivable” means a Receivable arising from the sale, provision or transportation of electricity or the rendering of related services by the Originator to Obligors that are not retail end users.

“Wholesale Gas Receivable” means a Receivable arising from the sale, provision or transportation of gas or the rendering of related services by the Originator to Obligors that are not retail end users.

“Wholesale Gas Receivable Overconcentration Amount” means, at any time, the excess of (i) the aggregate Outstanding Balance of all Eligible Receivables which are Wholesale Gas Receivables at such time over (ii) the product of (a) 10% and (b) the aggregate Outstanding Balance of all Pool Receivables at such time.

SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect in the United States, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01. The Loans.

(a) On the terms and subject to the conditions hereof, on the Effective Date, and thereafter from time to time prior to the Termination Date, each Conduit Lender may in its sole discretion, and each Committed Lender shall, if the Conduit Lender in its related Lender Group elects not to, make Loans to the Borrower in an amount, for each Lender Group, equal to its Lender Group Percentage of the amount requested by the Borrower pursuant to Section 2.02; provided that no Lender shall make any such Loan if, after giving effect to such Loan:

(i) the aggregate outstanding Principal Balance of the Tranches funded by such Lender hereunder shall exceed its Conduit Lending Limit (in the case of a Conduit Lender) or Commitment (in the case of a Committed Lender);

(ii) the Aggregate Principal Balance shall exceed the Facility Limit;

(iii) the sum of (A) the aggregate Face Amount of Promissory Notes issued by the Conduit Lender(s) in such Lender Group to fund or maintain the Loans hereunder and (B) the aggregate outstanding Principal Balance of the Tranches funded hereunder by the Lenders in such Lender Group other than through the issuance of Promissory Notes, shall exceed the Lender Group Limit for such Lender Group; and

(iv) the Aggregate Principal Balance shall exceed the Borrowing Base.

If there is more than one Committed Lender in a Lender Group, each such Committed Lender shall lend its Pro Rata Share of such Lender Group’s Lender Group Percentage of each requested Loan, to the extent such Loan is not made by the related Conduit Lender. Each Borrowing shall be in a minimum principal amount equal to $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Subject to the foregoing and to the limitations set forth in Section 2.05, the Borrower may borrow, prepay and reborrow the Loans hereunder.

(b) Reduction of the Facility Limit. The Borrower may, from time to time upon at least three (3) Business Days’ prior written notice to each Managing Agent, elect to reduce the Facility Limit in whole or in part, provided that after giving effect to any such reduction and any principal payments on such date, the Aggregate Principal Balance shall not exceed the Facility Limit. Any such reduction shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Any such reduction shall, (i) reduce each Lender Group Limit (and the corresponding Conduit Lending Limit(s)) hereunder ratably in accordance with their respective Lender Group Percentages and (ii) reduce each Committed Lender’s Commitment ratably within its Lender Group in accordance with each Committed Lender’s Pro Rata Share. Once the Facility Limit is reduced pursuant to this Section 2.01(b) it may not subsequently be reinstated without the consent of each Committed Lender.

SECTION 2.02. Borrowing Procedures.

(a) Borrowing Requests.

(i) The Borrower shall request a Borrowing hereunder by submitting to the Program Agent and each Managing Agent a written notice, substantially in the form of Exhibit B (each, a “Borrowing Request”) at least two (2) Business Days prior to the date of the proposed Borrowing (each, a “Borrowing Date”), provided, however, that the Borrower may request a Loan from the Conduit Lenders by delivering a Borrowing Request no later than 12:00 noon (New York City time) on the Business Day before the proposed Borrowing Date, and provided further, however, that if the Conduit Lenders have declined to fund any Borrowing Request and the Borrower is requesting that all Loans to be made on such Borrowing Date accrue Interest at the Base Rate, the Borrower shall submit such Borrowing Request not later than 12:00 noon (New York City time) on the Borrowing Date. Promptly after its receipt thereof, each Managing Agent shall promptly forward a copy of each Borrowing Request to the Lenders in its Lender Group.

(ii) Each Borrowing Request shall: (A) specify (1) the amount of the requested Borrowing and the allocation of such amount among the Lender Groups (which shall be proportional to the respective Conduit Lending Limits of the Conduit Lenders in each Lender Group), (2) the Aggregate Principal Balance after giving effect to such Borrowing, (3) the desired Borrowing Date, and (4) the account of the Borrower to which the proceeds of such Borrowing are to be remitted, and (B) certify that, after giving effect to the proposed Borrowing, no Borrowing Base Deficiency would exist.

(b) Conduit Lender Acceptance or Rejection. If a Conduit Lender shall receive a Borrowing Request, such Conduit Lender shall instruct the related Managing Agent to accept or reject such request by no later than the close of business on the Business Day immediately following the date of the applicable Borrowing Request. If a Conduit Lender rejects a Borrowing Request, the related Managing Agent shall promptly notify the Borrower and the related Committed Lenders of such rejection. If a Conduit Lender declines to fund its portion of any Borrowing Request, the Borrower may cancel and rescind such Borrowing Request in its entirety upon notice thereof received by the Program Agent and each Managing Agent prior to the close of business on the Business Day immediately prior to the proposed Borrowing Date. At no time will a Conduit Lender be obligated to make Loans hereunder regardless of any notice given or not given pursuant to this Section.

(c) Committed Lender’s Commitment.

(i) If a Conduit Lender rejects a Borrowing Request and the Borrower has not cancelled such Borrowing Request in accordance with clause (b) above, any Loan requested by the Borrower in such Borrowing Request that would otherwise be made by such Conduit Lender shall be made by the related Committed Lenders in its Lender Group on a pro rata basis in accordance with their respective Pro Rata Shares of such Loan.

(ii) The obligations of any Committed Lender to make Loans hereunder are several from the obligations of any other Committed Lenders (whether or not in the same Lender Group). The failure of any Committed Lender to make Loans hereunder shall not release the obligations of any other Committed Lender (whether or not in the same Lender Group) to make Loans hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make any Loan hereunder.

(iii) Notwithstanding anything herein to the contrary, a Committed Lender shall not be obligated to fund any Loan at any time on or after the Termination Date or if, after giving effect to such Loan, the aggregate outstanding Loans funded by such Committed Lender hereunder would exceed an amount equal to (i) such Committed Lender’s Commitment less (ii) such Committed Lender’s ratable share of the aggregate outstanding principal balance of the Loans held by the Conduit Lender(s) in such Committed Lender’s Lender Group.

(d) Disbursement of Funds. On each Borrowing Date, each applicable Lender shall remit its share of the aggregate amount of the Loans requested by the Borrower to the account of its related Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, each Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from the Lenders in its Lender Group no later than 1:30 p.m. (New York City time).

SECTION 2.03. Tranches.

(a) Generally. Each Loan shall be allocated to one or more “Tranche Periods” as set forth in the definition of such term. Any portion of a Loan having one Tranche Period and one Rate Type is referred to herein as a “Tranche”. The Borrower shall from time to time select Tranche Periods and Rate Types with respect to Tranches funded by the Committed Lenders, subject to the provisions of this Agreement and provided that no Event of Termination has occurred. At all times after the occurrence of an Event of Termination, each Committed Lender shall select the Tranche Periods and Rate Types with respect to the Tranches it funds hereunder. Either the Borrower or, following an Event of Termination, the applicable Lender, may, upon notice to the other party received at least three Business Days prior to the last day of any Tranche Period in the case of the Borrower giving notice, or up to the last day of such Tranche Period in the case of the Lender giving notice, either (i) divide any Tranche originating on such last day or having a Tranche Period ending on such last day into two or more Tranches having an aggregate Principal Balance equal to the Principal Balance of such divided Tranche, or (ii) combine any two or more Tranches originating on such last day or having Tranche Periods ending on such last day into a single Tranche having a Principal Balance equal to the aggregate of the Principal Balance of such Tranches; provided, however, that no Tranche with respect to which Interest is determined by reference to the CP Rate may be combined with a Tranche with respect to which Interest is determined by reference to the Alternate Rate, and a Tranche held by one Lender may not be combined with any Tranche held by any other Lender.

(b) Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Law or in the interpretation or application thereof by any relevant Governmental Authority shall make it unlawful for any Lender, in its reasonable determination, to fund or maintain Tranches for which Interest is calculated by reference to the LIBO Rate (each a “LIBOR Tranche”) as contemplated by this Agreement or to obtain in the interbank Eurodollar market the funds with which to make or maintain any such LIBOR Tranche, such Lender shall promptly notify the Program Agent, its Managing Agent and the Borrower thereof whereupon, until such Lender notifies the Borrower and the Program Agent that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to fund or maintain LIBOR Tranches shall forthwith be suspended and (ii) such Lender’s then outstanding LIBOR Tranches, if any, shall be converted on the last day of the Tranche Period for such Tranches or within such earlier period as required by Law into Tranches that accrue Interest based on the Base Rate (each a “Base Rate Tranche”). Before giving any notice to the Program Agent, its Managing Agent and the Borrower pursuant to this clause (b), such Lender shall designate a different office as its lending office if such designation would avoid the need for giving such notice and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(c) LIBO Rate Inadequate; Inability to Determine LIBO Rate. If prior to the commencement of any Tranche Period for a LIBOR Tranche, either (i) the related Lender reasonably determines that the rate at which deposits of Dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of funding or maintaining LIBOR Tranches for such Tranche Period or (ii) the related Lender is unable, after reasonable attempts, to obtain Dollars in the London interbank market to fund or maintain such Tranche for such Tranche Period, then such Lender shall give notice thereof to the Borrower, its

Managing Agent and the Program Agent by telephone or telecopy as promptly as practicable thereafter and, until such Lender notifies the Borrower, its Managing Agent and the Program Agent that the circumstances giving rise to such suspension no longer exist, (A) the obligations of the such Lender to make LIBOR Tranches or to continue or convert outstanding Tranches as or into LIBOR Tranches shall be suspended, (B) each outstanding LIBOR Tranche funded by such Lender shall be converted into a Base Rate Tranche on the last day of the Tranche Period applicable thereto, and (C) if any Borrowing Request requests a LIBOR Tranche, the portion of such Borrowing to be funded by such Lender shall be made as a Base Rate Tranche.

SECTION 2.04. Interest and Fees. On each Interest Payment Date for a Tranche, the Borrower shall pay to each Lender (or its related Managing Agent) all accrued and unpaid Interest with respect to such Tranche. The Borrower shall pay to each Managing Agent the Liquidity Fees and Program Fees in the amounts and on the dates set forth in each of the Fee Letters. On or before the first Business Day after the end of each Tranche Period in respect of which Interest is computed by reference to the CP Rate, the related Lender (or the related Managing Agent on behalf of such Lender) shall furnish the Borrower with an invoice setting forth the amount of the accrued and unpaid Interest for such Tranche Period. On or before the first Business Day after the end of each calendar month each Managing Agent shall furnish the Borrower with an invoice setting forth the amount of the accrued and unpaid Liquidity Fees and Program Fees payable to the Lenders in such Managing Agent’s Lender Group. All payments of Interest and fees shall be made out of Collections, the proceeds of Loans or, if the Program Agent consents, such other funds available to the Borrower.

SECTION 2.05. Optional Prepayments. The Borrower may, at its option, prepay on any Business Day all or any portion of any Loan upon prior written notice delivered to each Managing Agent not later than 11:00 A.M. (New York City time) three (3) Business Days prior to the date of such payment, provided, however, that a Loan from a Conduit Lender may be prepaid upon a written notice delivered to each Managing Agent not later than 11:00 A.M. (New York City time) one (1) Business Day prior to the date of such payment, and provided further, however, that a Loan bearing interest at the Base Rate may be prepaid upon a written notice delivered to each Managing Agent not later than 11:00 A.M. (New York City time) on the date of such payment. Each such notice shall be in the form attached as Exhibit J and shall (i) specify the aggregate amount of the prepayment to be made on the Loans and the Loans to which such prepayment is to be applied and (ii) specify the Business Day on which the Borrower will make such prepayment. Each such prepayment shall be in a minimum principal amount equal to $2,000,000 and in integral multiples of $1,000,000 in excess thereof and shall be made ratably among the Lenders based on the aggregate Principal Balance of the Tranches held by each. At the request of any Managing Agent, each such prepayment of the Loans to the Lenders in such Managing Agent’s Lender Group must be accompanied by a payment of all accrued and unpaid Interest on the amount prepaid and any other amounts (including amounts payable under Section 2.13) due from the Borrower hereunder in respect of such prepayment. Any such prepayment shall be made (a) out of Collections or (b) with such other funds available to the Borrower; provided that in the case of clause (b), (i) the related prepayment notice delivered to each Managing Agent indicates that the Borrower intends to use funds other than Collections for such prepayment and describes the nature of such funds and (ii) each Managing Agent has notified the Borrower that such Managing Agent consents to the use of such other funds for such prepayment (it being understood that a Managing Agent shall withhold such consent only if such Managing

Agent has determined in its reasonable business judgment that the receipt by any Secured Party of such other funds could be rescinded or otherwise required to be returned or that the use of such other funds for the repayment of the Loans could impair the rights of the Secured Parties under this Agreement).

SECTION 2.06. Application of Collections Prior to Termination Date.

(a) On each Business Day prior to the Termination Date, the Servicer shall cause all Collections received on such day to be applied in the following order and priority; provided, however, that any amounts required to be paid under Section 2.06(b) shall be paid before any payments are made under this Section 2.06(a):

(i) first, if a Borrowing Base Deficiency exists, or the Aggregate Principal Balance exceeds the Facility Limit, to the Managing Agents, on behalf of the applicable Lenders, an amount equal to such Borrowing Base Deficiency or the amount necessary to cause the Aggregate Principal Balance to be less than or equal to the Facility Limit, as applicable (such amount to be allocated among the Lenders ratably in accordance with the outstanding principal balance of the Loans held by each);

(ii) second, in the event that at least one Committed Lender has agreed to any extension of the Scheduled Termination Date requested by the Borrower, and at least one Lender has not agreed to such extension (each such Lender, a “Non-Renewing Lender”), then, from and after the occurrence of the Scheduled Termination Date for any Non-Renewing Lender, to each such Non-Renewing Lender, in payment of the outstanding principal balance of its Loans, in an amount equal to such Non-Renewing Lender’s ratable share (in accordance with the respective outstanding principal balance of the Loans made by each of the Lenders) of the balance of such Collections (such ratable share to be determined on each Business Day, solely for the purposes of this clause (ii), based upon the outstanding Loans of the Lenders immediately preceding such Scheduled Termination Date, until such Non-Renewing Lender’s outstanding Loans are reduced to zero;

(iii) second, if the Managing Agent of a Conduit Lender has notified the Borrower and the Servicer that such Conduit Lender shall not make any more Loans, to such Conduit Lender, in reduction of its outstanding Loans, in an amount equal to such Conduit Lender’s ratable share of the balance of such Collections (in accordance with the outstanding principal balance of such Loans held by each Lender) until the principal balance of the Loans of such Conduit Lender is reduced to zero;

(iv) third, if any Borrower Obligations (other than Interest, Liquidity Fees, Program Fees, the Servicer Fee and Loans) are then due and payable by the Borrower to any Secured Party, pay to each such Secured Party (ratably in accordance with the amounts owing to each) the Borrower Obligations so due and payable; and

(v) fourth, remit any remaining Collections to the Borrower for application in accordance with Section 2.06(c) below (any such remittance, a “Release”);

provided that, if the conditions precedent for such Release set forth in Section 3.02 are not satisfied, the Servicer shall deposit such Collections into the Collection Account or such other account as designated by the Program Agent for application on the next Business Day in accordance with this Section 2.06 or Section 2.07, as applicable.

(b) On each Interest Payment Date for a Tranche, the Servicer shall remit to the Managing Agents, on behalf of the applicable Lenders, solely out of Collections or the proceeds of Loans, the accrued and unpaid Interest in respect of such Tranche. On each Fee Payment Date, the Servicer shall pay, solely out of Collections or the proceeds of Loans, (i) all accrued and unpaid Liquidity Fees and Program Fees then due and payable to the Persons entitled thereto and (ii) to itself, all accrued and unpaid Servicer Fees then due and payable.

(c) Any Collections remitted to the Borrower pursuant to Section 2.06(a)(v) shall be applied by the Servicer, on behalf of the Borrower: (i) first, if so requested by the Borrower, to pay or prepay (or set aside for the payment or prepayment of) Loans, (ii) second, to pay the purchase price for Receivables to be acquired by the Borrower from the Originator on such day under the Purchase Agreement, (iii) third, to repay the principal of, and accrued and unpaid interest on, the Subordinated Note, and (iv) fourth, in such other manner as the Borrower may specify and that is not prohibited by the terms of the Facility Documents.

SECTION 2.07. Application of Collections After Termination Date.

(a) On the Termination Date, the Servicer shall deposit to the Collection Account all Collections held by it on such date (including amounts previously set aside or held by it pursuant to Section 2.06). On each Business Day thereafter, the Servicer shall deposit to the Collection Account, within one (1) Business Day of its receipt thereof, all Collections received by it that have not previously been deposited to the Collection Account. The Servicer shall not make any withdrawals from the Collection Account during such period.

(b) On each Settlement Date from and after the Termination Date, the Servicer shall cause all Collections received since the prior Settlement Date, and all funds, if any, on deposit in the Collection Account that have not been previously applied hereunder (including, without limitation, any investment earnings received with respect to such funds) to be applied in the following order of priority:

(i) first, to the Program Agent an amount equal to the Borrower Obligations (other than those described in clause (iii) below) owing to the Program Agent in respect of costs and expenses of the type described in Section 10.10 incurred by it in connection with the enforcement of any Facility Document or the collection of any amounts due thereunder;

(ii) second, to the Servicer (if not Tampa Electric or an Affiliate of Tampa Electric) the accrued and unpaid Servicer Fee and, if not otherwise paid, at the direction of the Majority Managing Agents, pay to each Approved Sub-servicer all amounts then due and payable pursuant to the contract between the Servicer and such Approved Sub-servicer;

(iii) third, to the Lenders, the Managing Agents and the Program Agent, on a pro rata basis, an amount equal to the aggregate accrued and unpaid Interest, Liquidity Fees and Program Fees;

(iv) fourth, to the Lenders an amount equal to the Aggregate Principal Balance (such amount to be allocated among the Lenders ratably in accordance with the outstanding principal balance of the Loans held by each);

(v) fifth, if any Borrower Obligations (other than the amounts paid pursuant to clauses (i) through (iv) above) are then due and payable by the Borrower to any Secured Party, to each such Secured Party (ratably in accordance with the amounts owing to each) the Borrower Obligations so due and payable;

(vi) sixth, to the Servicer (if Tampa Electric or an Affiliate of Tampa Electric) the accrued and unpaid Servicer Fee; and

(vii) seventh, on the Final Collection Date, remit any remaining funds to the Borrower.

SECTION 2.08. Deemed Collections. If on any day the Outstanding Balance of any Pool Receivable is either reduced or canceled as a result of a Dilution Factor, the Borrower shall be deemed to have received on such day, an amount equal to the amount of such reduction, or in the case of a cancellation, the Outstanding Balance of such Diluted Receivable; provided, that such Deemed Collections may be applied to the purchase price paid to the Originator for newly purchased Receivables or to reduce the outstanding balance of the Subordinated Note to the extent permitted under the Purchase Agreement. If the Borrower is on any day deemed to have received Collections pursuant to this Section 2.08 from and after the Termination Date, on such day the Borrower shall pay an amount of funds equal to such deemed Collections to the Servicer for allocation and application in accordance with Section 2.07.

SECTION 2.09. Payments and Computations, Etc. All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account or such account as the Program Agent or the relevant Managing Agents may designate prior to such payment from time to time in writing. The Borrower and the Servicer (only with respect to amounts payable pursuant to Section 8.02) shall, to the extent permitted by law, pay to the Affected Party interest on all amounts not paid or deposited or debited by such Person when due hereunder at 2% per annum above the Base Rate, payable on demand. All computations of interest and all computations of Interest, Liquidity Fees, Program Fees and Servicer Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided, that all computations of Interest on Base Rate Tranches shall be made on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a repayment of Loans or a payment of Interest or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

SECTION 2.10. [Reserved].

SECTION 2.11. Interest Protection.

(a) If due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation (other than laws or regulations relating to taxes) after the date hereof or (ii) the compliance by any Lender or any Liquidity Provider with any directive or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the date hereof, (1) there shall be an increase in the cost to such Lender or such Liquidity Provider of funding or maintaining any Tranche which accrues Interest at the Adjusted LIBO Rate or the CP Rate hereunder or of extending a commitment in respect thereof, or (2) such Lender or such Liquidity Provider shall be required to make a payment calculated by reference to any Tranche which accrues Interest at the Adjusted LIBO Rate or the CP Rate funded by it or Interest received by it, then the Borrower shall, from time to time, within thirty (30) days after demand by the related Managing Agent, pay such Managing Agent for the account of such Lender or such Liquidity Provider (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which such Managing Agent reasonably determines is attributable to funding and maintaining, or extending a commitment to fund, any Tranche which accrues Interest at the Adjusted LIBO Rate or the CP Rate hereunder or pursuant to any Asset Purchase Agreement or similar liquidity facility.

(b) Each Managing Agent will promptly notify the Borrower and the Program Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle any Lender or related Liquidity Provider in its Lender Group to compensation pursuant to Section 2.11(a). Each Lender or Liquidity Provider will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Liquidity Provider, be otherwise disadvantageous to it. In determining the amount of such compensation, such Lender may use any reasonable averaging and attribution methods. The applicable Lender or Liquidity Provider (or such party’s related Managing Agent) shall submit to the Borrower a certificate describing such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall be conclusive in the absence of manifest error.

(c) If less than all Lenders claim reimbursement from the Borrower pursuant to Section 2.11(a), each such Lender claiming reimbursement shall be obligated, at the request of the Borrower, to assign all of its rights and obligations hereunder to (i) the Lenders of its Lender Group hereunder that are willing to accept such rights and obligations or (ii) another financial institution nominated by the Borrower which is reasonably acceptable to the other Lenders in such Lender Group and is willing to participate in this Agreement through the Scheduled Termination Date in place of such Lender; provided, that (x) the Lender claiming reimbursement receives payment in full, pursuant to an Assignment and Acceptance, of an amount equal to the aggregate outstanding principal balance of all Loans and all other accrued an unpaid Borrower Obligations owing to it and (ii) the replacement Committed Lender proposed by the Borrower otherwise satisfies the requirements of Section 10.03(b). For the purposes of this Section 2.11, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules guidelines and directives promulgated thereunder are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

SECTION 2.12. Increased Capital.

(a) If either (i) the introduction of or any change in or in the interpretation by any Official Body of any law or regulation or (ii) compliance by any Affected Party with any directive or request from any central bank or other Official Body (whether or not having the force of law) imposed after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Lender’s agreement to make or maintain Loans hereunder and other similar agreements or facilities and such event would have the effect of reducing the rate of return on capital of such Affected Party by an amount deemed by such Affected Party to be material, then, within thirty (30) days after demand by such Affected Party or the related Managing Agent, the Borrower shall pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders) or the related Managing Agent for the account of such Affected Party from time to time, as specified by such Affected Party or such Managing Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or such Managing Agent on behalf of such Affected Party reasonably determines such increase in capital to be attributable to the existence of the applicable Lender’s agreements hereunder.

(b) Each Managing Agent will promptly notify the Borrower and the Program Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle any Lender or Affected Party in its Lender Group to compensation pursuant to Section 2.12(a). Each Lender or Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Affected Party, be otherwise disadvantageous to it. In determining the amount of such compensation, such Lender or Affected Party may use any reasonable averaging and attribution methods. The applicable Lender or Affected Party (or such party’s related Managing Agent) shall submit to the Borrower a certificate describing such compensation, which certificate shall be conclusive in the absence of manifest error.

(c) If less than all Lenders claim reimbursement from the Borrower pursuant to Section 2.12(a), each such Lender claiming reimbursement shall be obligated, at the request of the Borrower, to assign all of its rights and obligations hereunder to (i) the Lenders of its Lender Group hereunder that are willing to accept such rights and obligations or (ii) another financial institution nominated by the Borrower which is reasonably acceptable to the other Lenders in such Lender Group and is willing to participate in this Agreement through the Scheduled Termination Date in place of such Lender; provided, that (x) the Lender claiming reimbursement receives payment in full, pursuant to an Assignment and Acceptance, of an amount equal to the aggregate outstanding principal balance of all Loans and all other accrued an unpaid Borrower

Obligations owing to it and (ii) the replacement Committed Lender proposed by the Borrower otherwise satisfies the requirements of Section 10.03(b). For the purposes of this Section 2.12, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules guidelines and directives promulgated thereunder or issued in connection therewith are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted or issued and (iii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted or issued.

SECTION 2.13. Funding Losses. In the event that any Liquidity Provider or any Lender shall incur any loss, expense or Liquidation Fees (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Provider or Lender in order to fund or maintain any Loan or interest therein) as a result of (i) any reduction of the Principal Balance of any Tranche at any time or conversion of any Tranche to another Tranche prior to the originally scheduled last day of the converted Tranche, (ii) any transfer of any Loan or interest therein from a Conduit Lender to its Liquidity Providers, or (iii) any Loan not being made in accordance with a request therefor under Section 2.02, then, upon demand from the related Managing Agent to Borrower, Borrower shall pay to such Managing Agent for the account of such Liquidity Provider or Lender, the amount of such loss, expense or Liquidation Fees. Such written notice shall, in the absence of manifest error, be conclusive and binding upon Borrower.

SECTION 2.14. Taxes.

(a) Except to the extent required by applicable law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (except for net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or any political subdivision thereof). If the Borrower or the Servicer shall be required by law to make any such deduction, (i) the Borrower shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower (or the Servicer, on its behalf) shall make such deductions and (iii) the Borrower (or the Servicer, on its behalf) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder.

(c) Each Affected Party which is not organized under the laws of the United States or any State thereof shall, on or prior to the date that such Affected Party becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Borrower to such Affected Party, deliver to the Borrower (i) two duly completed and executed copies of the IRS Form W-8 BEN or W-8 ECI (or any successor form) as applicable; and (ii) such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Borrower to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any tax. Each such Affected Party shall submit to the Borrower (with copies to the Program Agent) two updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Borrower or the substitution of such form; and (ii) such extensions or renewals thereof as may reasonably be requested by the Borrower.

(d) If the Borrower is required to pay additional amounts to or for the benefit of any Affected Party pursuant to this Section as a result of a change of law or treaty occurring after such Affected Party first became a party to this Agreement, such Affected Party will, at the Borrower’s request, change the jurisdiction of its applicable lending office if, in the sole judgment of such Affected Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Affected Party.

SECTION 2.15. Security Interest. As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Facility Document, including the payment when due of all Borrower Obligations, the Borrower hereby grants to the Program Agent, for the benefit of the Secured Parties, a security interest in all of the Borrower’s right, title and interest in, to and under the following (collectively, the “Collateral”):

(a) all Pool Receivables, whether now owned and existing or hereafter acquired or arising, together with all Related Security and Collections with respect thereto;

(b) the Collection Account, each Deposit Account and each Lock-Box, including, without limitation, (i) all Collections held therein and all certificates and instruments, if any, from time to time representing or evidencing any of such accounts or any Collections held therein, (ii) all investment property and other financial assets representing Collections or proceeds thereof held in, or acquired with funds from, such accounts and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Program Agent in substitution for any of the then existing accounts and (iv) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such accounts, in each case, related to Pool Receivables; and

(c) to the extent not included in the foregoing, all Proceeds of any and all of the foregoing.

The Borrower hereby authorizes the filing of financing statements, and continuation statements and amendments thereto and assignments thereof, describing the collateral covered thereby as “all of debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Section 2.15. This Agreement shall constitute a security agreement under applicable law. Each of the Borrower, each Lender and the Program Agent represents and warrants as to itself that each remittance of Collections and other property by the Borrower hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower, the Lenders and the Program Agent and (ii) made in the ordinary course of business or financial affairs of the Borrower, the Lenders and the Program Agent.

SECTION 2.16. Evidence of Debt. Each Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the outstanding principal balance of such Loans and the amount of Interest payable and paid to such Lender from time to time hereunder. The entries made in such accounts of the Lenders shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

ARTICLE III

CONDITIONS OF EFFECTIVENESS AND LOANS

SECTION 3.01. Conditions Precedent to Effectiveness and Initial Borrowing.

(a) As conditions precedent to the effectiveness of this Agreement, (i) the Managing Agents shall have received each of the documents, instruments, legal opinions and other agreements listed on Exhibit G, together with all fees due and payable on the date hereof and on the Effective Date; (ii) since December 31, 2014, no event has occurred which would have a Material Adverse Effect and (iii) each Managing Agent shall have completed satisfactory due diligence and audits with respect to the Originator, the Borrower and the Receivables and each Lender shall have received all necessary credit approvals in order to consummate the transactions contemplated by this Agreement.

(b) As conditions precedent to the Initial Borrowing hereunder, (i) all of the conditions precedent to the effectiveness of this Agreement set forth in paragraph (a) above shall have been satisfied; and (ii) since December 31, 2014, no event has occurred which would have a Material Adverse Effect.

SECTION 3.02. Conditions Precedent to All Borrowings and Releases. Each Borrowing (including, without limitation, the Initial Borrowing) made by the Lenders to the Borrower and each Release, shall be subject to the further conditions precedent that on the date of each Borrowing or Release, each of the following shall be true and correct both before and immediately after giving effect to such Borrowing or Release, as applicable:

(a) with respect to such Borrowing or Release, each Managing Agent shall have received from the Servicer the Monthly Report and/or Weekly Report, as applicable, most recently required to be delivered pursuant to Section 5.05.

(b) with respect to such Borrowing only, the representations and warranties contained in Article IV shall be correct in all material respects (except that the materiality standard in this clause (b) shall not apply to any such representation or warranty that is qualified by a materiality standard by its terms) on and as of such date as though made on and as of such date unless such representation and warranties by their terms refer to an earlier date, in which case they shall be correct on and as of such earlier date;

(c) with respect to such Borrowing only, no event has occurred and is continuing, or would result from such Borrowing which constitutes an Event of Termination, a Servicer Default, an Incipient Event of Termination or an Incipient Servicer Default;

(d) with respect to such Release only, no event has occurred and is continuing, or would result from such Release which constitutes an Event of Termination other than an Event of Termination under Section 7.01(c), or a Servicer Default other than a Servicer Default described in paragraph (c) of the definition thereof;

(e) with respect to such Borrowing or Release, the Termination Date has not occurred;

(f) with respect to such Borrowing or Release, no Borrowing Base Deficiency shall exist; and

(g) only with respect to any such Borrowing requested to be made by a Conduit Lender, the related Managing Agent shall not have delivered to the Borrower a notice stating that such Conduit Lender shall not make any further Loans hereunder.

Each delivery of a Borrowing Request to the Program Agent, and the acceptance by the Borrower of the proceeds of any Borrowing or any Release, shall constitute a representation and warranty by the Borrower that, as of the date of such Borrowing or Release, both before and after giving effect thereto and the application of the proceeds thereof, each of the applicable statements set forth in clauses (a) through (g) above are true and correct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as of the date hereof and on each date a Loan or a Release is made as follows:

(a) Due Formation and Good Standing. The Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) Due Authorization and No Conflict. The execution, delivery and performance by the Borrower of this Agreement, the Purchase Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene or constitute a default under, any provision of applicable law, tariff or regulation or of the Borrower’s certificate or articles of incorporation or by-laws or of any agreement, judgment, injunction, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Adverse Claim on any asset of the Borrower. This Agreement, the Purchase Agreement and the other Facility Documents to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower.

(c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement, the Purchase Agreement or any other agreement, document or instrument to be delivered by it hereunder that has not already been given or obtained, except for filings under the UCC required under Article III.

(d) Enforceability of Facility Documents. Each of this Agreement, the Purchase Agreement and each other Facility Document to be delivered by the Borrower in connection herewith, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Enforceability Exceptions.

(e) No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or the property of the Borrower, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or that seeks to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Borrower is not in default with respect to any order of any court, arbitrator or Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents.

(f) Perfection of Interest in Collateral. Each Pool Receivable is owned by the Borrower free and clear of any Adverse Claim, and the Program Agent, for the benefit of the Secured Parties, has a first priority perfected security interest in each Pool Receivable, and in the Related Security, Collections and other Collateral with respect thereto, in each case free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect, is filed in any appropriate recording office listing the Borrower as debtor or seller, covering any Collateral except such as may be filed in favor of the Program Agent in accordance with this Agreement, and no effective financing statement or other instrument similar in effect, is filed in any recording office listing the Originator as a debtor or seller, covering any Collateral except as may be filed in favor of the Borrower and assigned to the Program Agent in accordance with this Agreement.

(g) Compliance with Laws. The Borrower has complied in all respects with all applicable laws, rules, tariffs, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the failure to comply with which could be reasonably be expected to have a Material Adverse Effect.

(h) Accuracy of Information. All information heretofore furnished by the Borrower or any of its Affiliates to the Program Agent, any Managing Agent or any Lender for purposes of or in connection with this Agreement, any Monthly Report, any Weekly Report, any of the other Facility Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower or any of its Affiliates to the Program Agent, any Managing Agent or any Lender will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(i) Location of Records; Organizational Identification Number. The locations of the offices where the Borrower keeps all the Records are listed on Exhibit E. The Borrower’s federal employer identification number is 20-2024081 and its organizational identification number is 3898706. The Borrower is organized solely under the laws of the State of Delaware.

(j) Collection Information. The names and addresses of all the Alternate Payment Locations, Approved Sub-servicers, Deposit Account Banks and Lock-Box Processors, together with the addresses of the Lock-Boxes and the account numbers of the Deposit Accounts are as specified in Exhibit F. The Alternate Payment Locations and the Lock-Boxes set forth on Exhibit F are the only addresses to which Obligors and Approved Sub-servicers of Pool Receivables are directed to make payment. The Deposit Accounts set forth on Exhibit F are the only accounts to which Obligors, Approved Sub-servicers or Lock-Box Processors remit Collections of Pool Receivables by wire transfer or electronic funds transfer. The Borrower has not granted any Person, other than the Program Agent, “control” (within the meaning of Section 9-102 of any applicable enactment of the UCC) of any Deposit Account or the right to take control of any Deposit Account at a future time or upon the occurrence of a future event.

(k) No Trade Names. The Borrower has no, and has not used any, trade names, fictitious names, assumed names or “doing business as” names.

(l) Investments. The Borrower does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of indebtedness of any Person, except for Permitted Investments. The Borrower has no Subsidiaries.

(m) Facility Documents. The Purchase Agreement is the only agreement pursuant to which the Borrower directly or indirectly purchases and receives capital contributions of Receivables or any other accounts receivable from the Originator and the Facility Documents delivered to the Program Agent represent all agreements between the Originator and the Borrower relating to the transfer of the Receivables except for other agreements related to the transactions that are permitted by Section 5.03(k).

(n) Business. Since its formation, the Borrower has conducted no business other than entering into and performing it obligations under the Facility Documents to which it is a party, and such other activities as are incidental to the foregoing. The Facility Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted by Section 5.03(k), are the only agreements to which the Borrower is a party.

(o) Taxes. The Borrower has filed all United States Federal income tax returns (if any) and all other material tax returns which are required to be filed by it and has paid all taxes that are due and payable by it pursuant to such returns or pursuant to any assessment received by the Borrower, except to the extent that any such assessment is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the Borrower’s opinion, adequate.

(p) Solvency. The Borrower: (i) is not “insolvent” (as such term is defined in §101(32)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they come due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(q) Investment Company, Etc. The Borrower is neither (i) an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. In determining that the Borrower is not a covered fund, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(r) Use of Proceeds. No proceeds of any Loan will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(s) Ownership. As of the date hereof, all of the issued and outstanding capital stock of the Borrower are directly owned of record by Tampa Electric, all of which are validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire any shares of capital stock of the Borrower.

(t) Eligibility. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance satisfies the requirements of eligibility contained in the definition of “Eligible Receivable” as of the date of such inclusion.

(u) Payments to Originator. With respect to each Pool Receivable, the Borrower shall have (i) received such Pool Receivables as a contribution to the capital of the Borrower by the Originator or (ii) purchased such Pool Receivable from the Originator in exchange for payment (made by the Originator in accordance with the provisions of the Purchase Agreement) in an amount which constitutes fair consideration and reasonably equivalent value. No such sale shall have been made for or on account of an antecedent debt owed by the Originator to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(v) Material Adverse Effect. Since December 31, 2014, no event has occurred which would have a Material Adverse Effect.

(w) Compliance with Credit and Collection Policy. The Borrower has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract and has not made any change to such Credit and Collection Policy other than as permitted under Section 5.03(c).

(x) ERISA. Tampa Electric and any other Person which is under common control (within the meaning of Section 414(b) or (c) of the IRC) with Tampa Electric have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the IRC for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the IRC and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereby does not involve the assets of any employee benefit plan subject to ERISA, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a Prohibited Transaction.

(y) Nature of Receivables. No Receivable arises from the sale of minerals or the like, including oil and gas, at the wellhead or the minehead.

(z) FCPA; OFAC; Money Laundering Laws.

(i) Neither Borrower nor, to Borrower’s knowledge, any director, officer, agent, employee or Affiliate of Borrower has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office.

(ii) Neither Borrower nor, to Borrower’s knowledge, any officer or director of Borrower, nor any agent, employee or Affiliate of Borrower is (i) a Person that is, or is owned or controlled by a Person that is currently the subject of any U.S. sanctions administered by OFAC (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(iii) To Borrower’s knowledge, the operations of Borrower are and have been conducted at all times in material compliance with (i) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, (ii) the money laundering statutes of all jurisdictions where Borrower conducts business, and the rules and regulations thereunder and (iii) any related or similar rules, regulations or guidelines issued, administered or enforced by any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving Borrower with respect to the Money Laundering Laws is pending or, to Borrower’s knowledge, threatened.

SECTION 4.02. Representations and Warranties of the Servicer. The Servicer represents and warrants on the date hereof and on each date a Loan or a Release is made as follows:

(a) Due Formation and Good Standing. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, has all corporate power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business requires it to be so qualified except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

(b) Due Authorization and No Conflict. The execution, delivery and performance by the Servicer of this Agreement are within the Servicer’s corporate powers, have been duly authorized by all necessary corporate action on the part of the Servicer and do not contravene or constitute a default under, any provision of applicable law, tariff or regulation or of the Servicer’s certificate or articles of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Servicer or result in the creation or imposition of any Adverse Claim on any asset of the Servicer upon or with respect to any of its properties. This Agreement and the other Facility Documents to which the Servicer is a party have been duly executed and delivered on behalf of the Servicer.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Servicer of this Agreement or any other agreement, document or instrument to be delivered by it hereunder that has not already been given or obtained.

(d) Enforceability of Facility Documents. Each of this Agreement and each other Facility Document to be delivered by the Servicer in connection herewith constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to the Enforceability Exceptions.

(e) No Litigation. There is no action, suit or proceeding pending against, or to the Servicer’s knowledge threatened against or affecting, the Servicer before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or that seeks to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Servicer is not in default with respect to any order of any court, arbitrator or other Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents.

(f) Compliance with Laws. The Servicer has complied in all respects with all applicable laws, rules, tariffs, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

(g) Accuracy of Information. All information heretofore furnished by the Servicer or any of its Affiliates to the Program Agent, any Managing Agent or any Lender for purposes of or in connection with this Agreement, any Monthly Report, Weekly Report, any of the other Facility Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Servicer or any of its Affiliates to the Program Agent, any Managing Agent or any Lender will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h) Collection Information. The names and addresses of all the Alternate Payment Locations, Approved Sub-servicers, Deposit Account Banks and Lock-Box Processors, together with the addresses of the Lock-Boxes and the account numbers of the Deposit Accounts are as specified in Exhibit F. The Alternate Payment Locations and the Lock-Boxes set forth on Exhibit F are the only addresses to which Obligors and Approved Sub-servicers of Pool Receivables are directed to make payment. The Deposit Accounts set forth on Exhibit F are the only accounts to which Obligors, Approved Sub-servicers or Lock-Box Processors remit Collections of Pool Receivables by wire transfer or electronic funds transfer. The Servicer has not granted any Person “control” (within the meaning of Section 9-102 of any applicable enactment of the UCC) of any Deposit Account or the right to take control of any Deposit Account at a future time or upon the occurrence of a future event.

(i) Software. The Servicer has the right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Pool Receivables to the extent necessary to administer the Pool Receivables.

(j) Eligibility. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance satisfies the requirements of eligibility contained in the definition of “Eligible Receivable” as of the date of such inclusion.

(k) Material Adverse Effect. Since December 31, 2014, no event has occurred which would have a Material Adverse Effect.

(l) Compliance with Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to its servicing of each Pool Receivable.

(m) Financial Statements. The consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as of December 31, 2014 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers

LLP, contained in the report on Form 10-K filed by the Servicer with the Securities and Exchange Commission, fairly present, in conformity with GAAP, the consolidated financial position of the Servicer and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(n) FCPA; OFAC; Money Laundering Laws.

(i) Neither Servicer nor any of its Subsidiaries, nor to Servicer’s knowledge, any director, officer, agent, employee or Affiliate of Servicer or any of its Subsidiaries has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office.

(ii) Neither Servicer nor any of its Subsidiaries nor, to Servicer’s knowledge, any officer or director of Servicer or any of its Subsidiaries, nor any agent, employee or Affiliate of Servicer or any of its Subsidiaries is (i) a Person that is, or is owned or controlled by a Person that is currently the subject of any Sanctions, nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(iii) To Servicer’s knowledge, the operations of Servicer and its Subsidiaries are and have been conducted at all times in material compliance with all Money Laundering Laws. No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving Servicer or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to Servicer’s knowledge, threatened.

ARTICLE V

GENERAL COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower. From the Effective Date until the later of the Termination Date and the Final Collection Date, the Borrower will, unless the Program Agent and the Majority Managing Agents shall otherwise consent in writing:

(a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, tariffs, ordinances, orders, rules, regulations and requirements of Governmental Authorities, except for such failure to comply as could not reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Existence. (i) Observe all procedures required by its certificate or articles of incorporation and by-laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) qualify and remain qualified in good standing as a foreign corporation in each other jurisdiction where the nature of its business requires such qualification and where, in the case of clause (ii), the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c) Audits. At any time and from time to time during regular business hours and upon reasonable prior notice, permit the Program Agent, the Managing Agents or their agents or representatives:

(i) to conduct periodic audits of the Pool Receivables and the Related Security and the related Records and collection systems of the Borrower;

(ii) to examine and make copies of and abstracts from the Records in its possession or control relating to the Pool Receivables and Related Security, including, without limitation, the related Contracts;

(iii) to visit the offices and properties of the Borrower for the purpose of examining the materials described in clause (ii) above; and

(iv) to discuss matters relating to the Receivables or the Borrower’s performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters.

(d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pool Receivables in the event of the destruction of the originals thereof) and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records and other information reasonably necessary for the collection of all Pool Receivables, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable, as well as the Borrower’s actual experience with respect to any Dilution Factor. The Borrower shall promptly notify the Program Agent and each Managing Agent of any material conversion or substitution (excluding, in each case, version upgrades) of the computer software used by the Borrower (or the Servicer, as applicable) in its collection of Pool Receivables.

(e) Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it with respect to the Pool Receivables and the Contracts related thereto.

(f) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts.

(g) Collections.

(i) Cause all Obligors to remit all payments in respect of the Pool Receivables to an Alternate Payment Location, a Lock-Box or a Deposit Account;

(ii) Cause all Lock-Box Processors to deposit all Collections received thereby or remitted to any Lock-Box into a Deposit Account within two (2) Business Days following receipt thereof;

(iii) Cause all Persons receiving Collections at an Alternate Payment Location or otherwise, including Approved Sub-servicers, to remit such Collections to a Lock-Box or deposit such Collections to a Deposit Account within two (2) Business Days following receipt;

(iv) Cause all Deposit Account Banks to deposit all Collections received thereby to a Deposit Account within one (1) Business Day following receipt;

(v) On or prior to the Effective Date, deliver, or cause to be delivered, to the Program Agent, fully executed copies of (A) Lock-Box Processor Agreements with respect to each Lock-Box Processor, (B) Lock-Box Transfer Notices with respect to each Lock-Box and (C) Blocked Account Agreements with respect to each Deposit Account, and from and after such date, (1) cause each Deposit Account to be subject at all times to a Blocked Account Agreement, (2) cause each Lock-Box to be accessed solely by a Lock-Box Processor, (3) cause each Lock-Box Processor with respect to each Lock-Box to be subject at all times to a Lock-Box Processor Agreement and (4) cause an executed Lock-Box Transfer Notice to be delivered to the Program Agent with respect to each Lock-Box;

(vi) Prevent the remittance of any funds other than Collections into any Lock-Box and if any funds other than Collections are remitted to any Lock-Box, segregate and remit any such funds to the owner thereof within two (2) Business Days following receipt; and

(vii) Prevent the deposit of any funds other than Collections into any Deposit Account and if any funds other than Collections are deposited into any Deposit Account, segregate and remit any such funds to the owner thereof within two (2) Business Days following such deposit.

(h) Posting of Collections and Pool Receivables. Apply all Collections to the Pool Receivables owed by the applicable Obligor in a timely manner in accordance with its business practices in existence as of the Effective Date.

(i) Separate Corporate Existence. Take all reasonable steps (including, without limitation, all steps that the Program Agent or any Managing Agent may from time to time reasonably request) to maintain the Borrower’s identity as a separate legal entity from the Originator and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Originator and each other Affiliate thereof. Without limiting the generality of the foregoing, the Borrower shall:

(i) at all times have at least one (1) “Independent Director” as defined in and as required under the Borrower’s certificate of incorporation and by-laws, acceptable to the Managing Agents, and at least one (1) officer, who may be an employee of Tampa Electric, responsible for managing the Borrower’s day-to-day operations;

(ii) maintain the Borrower’s books and records separate from those of any Affiliate and maintain records of all intercompany debits and credits and transfers of funds made by the Originator on its behalf;

(iii) prevent the commingling of funds or other assets of the Borrower with those of any other Affiliate, and, except as otherwise contemplated in Section 2.06, not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals except as otherwise contemplated hereunder or under the Purchase Agreement with respect to its or the Servicer’s administration of Collections;

(iv) not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate which is on terms that are not substantially similar to those that might be obtained in an arm’s length transaction at the time from Persons who are not an Affiliate and which is not evidenced by or pursuant to a written agreement;

(v) pay its own operating expenses and liabilities (including but not limited to the salaries paid to its employees and any fees paid to its managers and Independent Managers) from its own separate assets;

(vi) clearly identify its office space (by sign or otherwise) as being separate and distinct from the offices of, or any space occupied by, Tampa Electric and its other Affiliates even if such office space is leased or subleased from, or is on or near premises occupied by Tampa Electric or by such Affiliates and allocate fairly any overhead, if relevant, for shared office space or business facilities or equipment;

(vii) act solely in its own name, through its own officials or representatives where relevant, and not hold itself out as a “division” or “part” of Tampa Electric or its Affiliates;

(viii) have stationery and other business forms and a telephone number separate from that of Tampa Electric or its Affiliates;

(ix) at all times be adequately capitalized in light of its contemplated business;

(x) hold its assets in its own name;

(xi) observe all corporate formalities;

(xii) allocate reasonably and fairly shared expenses, including shared office space;

(xiii) except in connection with the Loans, not pledge its assets for the benefit of any other Person;

(xiv) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; and

(xv) take all other actions reasonably necessary on its part to operate its business and perform its obligations under the Facility Documents in a manner consistent with the factual assumptions described in the legal opinions with respect to non-consolidation or true sale matters of Locke Lord LLP delivered to the Program Agent and the Managing Agents pursuant to Section 3.01 hereof.

(j) Rights under the Purchase Agreement. From and after the Termination Date, direct, instruct, or request any lawful action under the Purchase Agreement, including without limitation, in connection with enforcement of its rights thereunder, as instructed by the Program Agent; provided, however, that both before and after the Termination Date, the Borrower shall deliver any lawful notice as directed by the Program Agent, the delivery of which is a condition precedent to any “Purchase Termination Event” under (and as defined in) the Purchase Agreement.

(k) Location of Records. Keep its chief place of business and chief executive office and the offices where it keeps the Records at (i) the address(es) of the Borrower referred to on Schedule II or (ii) upon 30 days’ prior written notice to the Program Agent, at any other location in the United States where all actions reasonably requested by any Managing Agent to protect and perfect the interests of the Program Agent and the Lenders in the Collateral have been taken and completed.

(l) Taxes. File all material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established and pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Program Agent, the Managing Agents, the Lenders.

(m) Performance and Enforcement of Purchase Agreement. (i) Perform and require the Originator to, perform each of their respective obligations and undertakings under and pursuant to the Purchase Agreement; purchase Receivables thereunder in compliance with the terms thereof; (ii) enforce the rights and remedies accorded to the Borrower under the Purchase Agreement and (iii) take all actions to perfect and enforce its rights and interests (and the rights and interests of the Program Agent and the Lenders as assignees of the Borrower) under the Purchase Agreement as the Program Agent or any Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Purchase Agreement.

(n) Ownership. Take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Purchase Agreement irrevocably in the Borrower, free and clear of any Adverse Claims other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Program Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Program Agent, for the benefit of the Lenders, a valid and perfected first priority perfected security interest in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Program Agent’s (for the benefit of the Lenders) security interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Program Agent for the benefit of the Lenders as the Program Agent or any Managing Agent may reasonably request). The Borrower authorizes the Program Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(o) FCPA, Money Laundering Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower and each of its Subsidiaries and their respective directors, officers, employees and agents with the FCPA, the Money Laundering Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.

SECTION 5.02. Reporting Requirements of the Borrower. From the Effective Date until the later of the Termination Date and the Final Collection Date, the Borrower will, unless the Program Agent and the Majority Managing Agents shall otherwise consent in writing, furnish or cause to be furnished to the Program Agent and each Managing Agent:

(a) Event of Termination. As soon as reasonably practicable and in any event within three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of the occurrence of each Event of Termination or Incipient Event of Termination (if such Incipient Event of Termination is continuing on the date of such notice), the statement of a Responsible Officer of the Borrower setting forth the details of such Event of Termination or Incipient Event of Termination and the action which the Borrower is taking or proposes to take with respect thereto.

(b) Financial Statements. (i) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year and a statement of income and retained earnings of the Borrower for such fiscal year, certified by the Borrower’s chief financial officer, chief accounting officer or other manager of the Borrower, (ii) as soon as is available, and in any event within ninety (90) days after the end of each fiscal year of Tampa Electric, a consolidated balance sheet of Tampa Electric and its Consolidated Subsidiaries as of the end of such fiscal year and a statement of income and retained earnings of Tampa Electric for such fiscal year, all reported in accordance with GAAP by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, (iii) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal quarter and a statement of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending as of the end of such quarter, certified by the Borrower’s chief financial officer, chief accounting officer, or other manager of the Borrower and (iv) within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of Tampa Electric, a balance sheet of Tampa Electric as of the end of such fiscal quarter and a statement of income and retained earnings of Tampa Electric for the period commencing at the end of the previous fiscal year and ending as of the end of such quarter, certified by the chief financial officer of Tampa Electric.

(c) Compliance Certificates. Concurrently with any delivery of information under clause (b) above, a certificate of a Responsible Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Event of Termination set forth in Section 7.01(o) has occurred and (ii) certifying that no Event of Termination or Incipient Event of Termination exists on the date of such certificate and, if an Event of Termination or Incipient Event of Termination then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

(d) Public Filings. Promptly after the filing thereof, copies of all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by Tampa Electric with the Securities and Exchange Commission.

(e) Reporting on Adverse Effects. Promptly and in no event more than two (2) Business Days after any Responsible Officer of the Borrower obtains knowledge of any matter or the occurrence of any event concerning the Borrower, the Servicer or the Originator which would reasonably be expected to have a Material Adverse Effect, notice thereof.

(f) Defaults. Promptly and in no event more than three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of any default by the Borrower under any agreement other than the Facility Documents to which the Borrower is a party which could reasonably be expected to have a Material Adverse Effect, the statement of a Responsible Officer of the Borrower setting forth the details of such default and the action which the Borrower is taking or proposes to take with respect thereto.

(g) Ratings. Promptly and in no event more than three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of any downgrade or withdrawal of the Debt Rating of Tampa Electric, notice of such downgrade or withdrawal of such Debt Rating.

(h) Copies of Notices. Promptly after receipt thereof, copies of any notice, request for consent, or certification delivered to it by the Originator under the Purchase Agreement.

(i) Credit and Collection Policy. Promptly and in no event more than three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of (i) any amendment, modification, supplement or other change to the Credit and Collection Policy or (ii) the adoption, implementation or institution of any tariff, rule, regulation, ordinance or decree of the FPSC, in either case, that could have a material adverse effect on the collectibility of the Receivables, the statement of a Responsible Officer of the Borrower setting forth the details of such amendment, modification, supplement, change, tariff, rule, regulation, ordinance or decree and the action which the Borrower is taking or proposes to take with respect thereto.

(j) Other Information. As soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Borrower as the Program Agent or any Managing Agent may from time to time reasonably request.

As long as Tampa Electric is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, a copy of its report on Form 10-K shall satisfy the requirements of Section 5.02(b)(ii) of this Agreement and a copy of its report on Form 10-Q shall satisfy the requirements of Section 5.02(b)(iv) of this Agreement. Information required to be delivered pursuant to clauses (b) or (d) of this Section 5.02 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Program Agent and the Managing Agents that such information has been posted on TECO’s website on the Internet at www.tecoenergy.com, at sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notices and accessible to the Program Agent and each Managing Agent without charge; provided, however, that such notice may be included in any certificate delivered pursuant to clause (c) above.

SECTION 5.03. Negative Covenants of the Borrower. From the Effective Date until the Final Collection Date, the Borrower will not, without the written consent of the Program Agent and the Majority Managing Agents:

(a) Sales, Liens, Etc. Against Collateral. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Collateral or assign any right to receive income in respect thereof except in each case as contemplated or provided hereunder.

(b) Extension or Amendment of Pool Receivables. Extend, amend, waive or otherwise modify, the terms of any Pool Receivable or any Contract related thereto, except (i) in accordance with (x) any rule, regulation, ordinance or other directive of the FPSC or (y) the Credit and Collection Policy or (ii) as otherwise permitted hereunder (including, without limitation, any such action permitted to be taken by the Servicer).

(c) Change in Business or Credit and Collection Policy. Make any change in the Credit and Collection Policy, which change could be reasonably expected to have a Material Adverse Effect or make any change in the character of its business.

(d) Change in Payment Instructions to Obligors. Make any change in its instructions to Obligors regarding the making of payments in respect of the Receivables to any Alternate Payment Location, Lock-Box or Deposit Account, other than instructing Obligors to remit payments to another Alternate Payment Location, Lock-Box or Deposit Account.

(e) Changes to Alternate Payment Locations, Lock-Boxes, Deposit Accounts, Lock-Box Processor Agreements and Blocked Account Agreements. Add any account as a Deposit Account, any bank as a Deposit Account Bank, any Person as a Lock-Box Processor or any lock-box as a Lock-Box with respect to any Collateral, in each case other than those then listed in Exhibit F, unless the Program Agent shall have received (i) thirty (30) days’ prior written notice of such addition and (ii) prior to the effective date of such addition, (x) executed copies of Blocked Account Agreements (in the case of each new Deposit Account), Lock-Box Processor Agreements (in the case of each new Lock-Box or Lock-Box Processor) and Lock-Box Transfer Notices (in the case of each new Lock-Box), executed by each Deposit Account Bank or Lock-Box Processor, as applicable, the Borrower, the Originator, and the Program Agent, (y) copies of all material agreements signed by the Borrower, the Originator or the respective Deposit Account Bank or Lock-Box Processor, as applicable, with respect to any new Deposit Account, Deposit Account Bank, Lock-Box or Lock-Box Processor, and (z) a revised Exhibit F hereto. The Borrower shall provide the Program Agent and each Managing Agent with prompt written notice of any termination of any bank as a Deposit Account Bank or any Person as a Lock-Box Processor, together with a revised Exhibit F hereto. The Borrower shall provide the Program Agent and each Managing Agent with prompt written notice of any addition or termination of any Alternate Payment Location, together with a revised Exhibit F hereto.

(f) Merger, Consolidation, Etc. Sell any equity interest to any Person (other than Tampa Electric) or consolidate with or merge into or with any Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or from any Subsidiary, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly provided or permitted under the terms of this Agreement or as consented to by the Program Agent.

(g) Change in Name; Jurisdiction of Organization. (i) Make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) indicated on its certificate of incorporation (or equivalent organizational document), or (ii) change its form of organization or its jurisdiction of organization, unless, in either case, prior to the effective date of such change, it delivers to the Program Agent such financing statements or amendments to financing statements (Form UCC-1 or Form UCC-3, respectively) authorized by it which the Program Agent may request to reflect such name change or change in form or jurisdiction of organization, together with such other documents, legal opinions and instruments that the Program Agent may reasonably request in connection with the transaction giving rise thereto.

(h) ERISA Matters. Establish or be a party to any Plan or Multiemployer Plan other than any such plan established by an Affiliate of the Borrower.

(i) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Program Agent, any Lender, any Affected Party or the Servicer expressly contemplated hereunder or (ii) Indebtedness to the Originator pursuant to the Purchase Agreement or the Subordinated Note.

(j) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement and indemnification obligations in favor of the Program Agent, any Managing Agent, any Lender or any Affected Party as provided for under this Agreement.

(k) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate of the Borrower, except for:

(i) the transactions contemplated hereby, by the Purchase Agreement and by the other Facility Documents;

(ii) capital contributions by Tampa Electric to the Borrower which are in compliance with Section 5.01(i); and

(iii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors’ or manager’s fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

(l) Facility Documents. Terminate, amend or otherwise modify the Purchase Agreement, the Subordinated Note, any Blocked Account Agreement or any Lock-Box Processor Agreement, or grant any waiver or consent thereunder.

(m) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for Permitted Investments and the purchase and receipt of capital contributions of Receivables and related assets pursuant to the terms of the Purchase Agreement.

(n) Organizational Documents. (i) Change, amend, alter or otherwise modify its by-laws in any fashion that could reasonably be expected to have a Material Adverse Effect or (ii) change, amend, alter or otherwise modify its certificate or articles of incorporation.

(o) Treatment as Sales. Not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase Agreement in any manner other than as the sale and/or absolute conveyance of Receivables by Tampa Electric to the Borrower.

(p) Use of Proceeds. Use the proceeds of the Loans for any purpose other than the purchase of Receivables from the Originator pursuant to the Purchase Agreement.

(q) Sanctions. Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, the Originator or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions.

SECTION 5.04. Affirmative Covenants of the Servicer. From the Effective Date until the Final Collection Date, the Servicer will, unless the Program Agent and the Majority Managing Agents shall otherwise consent in writing:

(a) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, tariffs, ordinances, regulations, requirements and orders of Governmental Authorities with respect to the Pool Receivables, the servicing thereof and the agreements and documents related thereto, except for such failure to comply as could not reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Existence. (i) Observe all procedures required by its certificate or articles of incorporation and by-laws and preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) qualify and remain qualified in good standing as a foreign corporation in each other jurisdiction where the nature of its business requires such qualification and where, in the case of clause (ii), failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c) Audits. At any time and from time to time during regular business hours and upon reasonable prior notice, permit the Program Agent, the Managing Agents or their agents or representatives:

(i) to conduct periodic audits of the Pool Receivables and the Related Security and the related Records and collection systems of the Servicer;

(ii) to examine and make copies of and abstracts from the Records in its possession or control relating to the Pool Receivables and Related Security, including, without limitation, the related Contracts;

(iii) to visit the offices and properties of the Servicer for the purpose of examining the materials described in clause (ii) above; and

(d) to discuss matters relating to the Receivables or the Servicer’s performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters.

(e) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pool Receivables in the event of the destruction of the originals thereof) and keep and maintain (or cause the Originator to keep and maintain) all documents, books, records and other information reasonably necessary for the collection of all Pool Receivables, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable, as well as the Servicer’s actual experience with respect to any Dilution Factor. The Servicer shall promptly notify the Program Agent and each Managing Agent of any material conversion or substitution (excluding in each case, version upgrades) of the computer software used by the Servicer in its collection of the Pool Receivables.

(f) Performance and Compliance with Pool Receivables. At its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it with respect to the Pool Receivables and the Contracts related thereto.

(g) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts.

(h) Collections. Comply with the provisions of Section 5.01(g) as if the obligations of the Borrower pursuant to Section 5.01(g) were the obligations of the Servicer.

(i) Posting of Collections and Pool Receivables. Apply all Collections to the Pool Receivables owed by the applicable Obligor in a timely manner in accordance with the servicing practices of the Originator in existence as of the date of this Agreement.

(j) Frequency of Billing. Prepare and mail invoices with respect to all Pool Receivables no less frequently than monthly.

(k) FCPA, Money Laundering Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Servicer that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Servicer, by the Servicer and each of its Subsidiaries and their respective directors, officers, employees and agents with the FCPA, the Money Laundering Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.

SECTION 5.05. Reporting Requirements of the Servicer. From the Effective Date until the Final Collection Date, the Servicer will, unless the Program Agent and the Majority Managing Agents shall otherwise consent in writing, furnish to the Program Agent and each Managing Agent:

(a) as soon as reasonably practicable and in any event within three (3) Business Days after any Responsible Officer of the Servicer obtains knowledge of the occurrence of each Event of Termination or Incipient Event of Termination (if such Incipient Event of Termination is continuing on the date of such notice), the statement of a Responsible Officer of the Servicer setting forth the details of such Event of Termination or Incipient Event of Termination;

(b) as soon as reasonably practicable and in any event within three (3) Business Days after any Responsible Officer of the Servicer obtains knowledge of the occurrence of each event described in the definition of “Servicer Default” or each event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default (if such event is continuing on the date of such notice), the statement of a Responsible Officer of the Servicer setting forth the details of such Servicer Default or event and the action which the Servicer proposes to take with respect thereto;

(c) as soon as reasonably practicable, from time to time, such other information, documents, records or reports within its possession respecting the Pool Receivables or the conditions or operations, financial or otherwise, of the Servicer as the Program Agent or any Managing Agent may from time to time reasonably request;

(d) on each Monthly Reporting Date, a Monthly Report; and

(e) on each Weekly Reporting Date during a Level B Ratings Period, a Weekly Report.

SECTION 5.06. Negative Covenants of the Servicer. From the Effective Date until the Final Collection Date, the Servicer will not, without the written consent of the Program Agent and the Majority Managing Agents:

(a) Extension or Amendment of Pool Receivables. Extend, amend, waive or otherwise modify, the terms of any Pool Receivable or any Contract related thereto, except (i) in accordance with (x) any rule, regulation, ordinance or other directive of the FPSC or (y) the Credit and Collection Policy as it deems appropriate to maximize collections thereof or (ii) as otherwise permitted hereunder.

(b) Change in Business or Credit and Collection Policy. Make any change in the character of its servicing practices or in the Credit and Collection Policy, which change would, in either case, be reasonably expected to have a Material Adverse Effect.

(c) Change in Payment Instructions to Obligors. Make any change in its instructions to Obligors regarding the making of payments in respect of the Receivables to any Alternate Payment Location, Lock-Box or Deposit Account, other than instructing Obligors to remit payments to another Alternate Payment Location, Lock-Box or Deposit Account.

(d) Changes to Lock-Boxes, Deposit Accounts, Lock-Box Agreements and Blocked Account Agreements. Add any account as a Deposit Account, any bank as a Deposit Account Bank, any Person as a Lock-Box Processor or any lock-box as a Lock-Box with respect to any Collateral, in each case other than those then listed in Exhibit F, unless the Program Agent shall have received (i) thirty (30) days’ prior notice of such addition and (ii) prior to the effective date of such addition, (x) executed copies of Blocked Account Agreements (in the case of each new Deposit Account), Lock-Box Processor Agreements (in the case of each new Lock-Box or Lock-Box Processor), and Lock-Box Transfer Notices (in the case of each new Lock-Box) executed by each Deposit Account Bank or Lock-Box Processor, as applicable, the Borrower, the Originator, and the Program Agent, (y) copies of all material agreements and documents signed by the Borrower, the Originator or the respective Deposit Account Bank or Lock-Box Processor, as applicable, with respect to any new Deposit Account, Deposit Account Bank, Lock-Box or Lock-Box Processor, and (z) a revised Exhibit F hereto. The Servicer shall provide the Program Agent and each Managing Agent with prompt written notice of any termination of any bank as a Deposit Account Bank or any Person as a Lock-Box Processor, together with a revised Exhibit F hereto. The Servicer shall provide the Program Agent and each Managing Agent with prompt written notice of any addition or termination of any Alternate Payment Location, together with a revised Exhibit F hereto.

ARTICLE VI

ADMINISTRATION OF RECEIVABLES

SECTION 6.01. Designation of Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time in accordance with this Section 6.01. Until the Program Agent, with the consent or at the direction of the Managing Agents, gives notice to the Borrower and the Servicer of the designation of a new Servicer as provided in Section 6.01(b) below, Tampa Electric is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Borrower hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower any and all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind in connection with any Pool Receivable or other Collateral.

(b) Upon the occurrence and during the continuation of any Servicer Default, the Program Agent (i) shall at the request of the Majority Committed Lenders or, at any time during which there are only two Managing Agents, at the request of either Managing Agent, or (ii) may with the consent of the Majority Committed Lenders, by written notice to the parties hereto designate as Servicer any Person to succeed Tampa Electric (or any successor Servicer) subject to the condition that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the reasonable determination by the Servicer that (x) the performance of its duties hereunder is no longer permissible under applicable law and (y) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law.

(c) Tampa Electric and any other Servicer agrees that, upon its resignation or replacement as Servicer pursuant to Section 6.01(b) above, it will cooperate with the Borrower, the Program Agent and the successor Servicer in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, (i) assisting the successor Servicer in enforcing all rights under the Pool Receivables and Related Security, (ii) transferring, promptly upon receipt, to the successor Servicer, any Collections or other amounts related to the Pool Receivables received by such Servicer, (iii) transferring to the successor Servicer all Records held by or under the control of such Servicer and (iv) permitting the successor Servicer to have access to all tapes, discs, diskettes and related property containing information concerning the Pool Receivables and the Records and taking all actions necessary in its control to permit the successor Servicer to use all computer software that may facilitate the Servicer’s access to and use of such information and acting as data processing agent for such successor Servicer if requested. Upon the resignation or replacement of Tampa Electric as Servicer, Tampa Electric shall no longer be entitled to the Servicer Fee accruing from and after the effective date of such resignation or replacement.

(d) Without the consent of each Managing Agent, the Servicer shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) an Approved Sub-servicer and (ii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices.

(e) Notwithstanding the appointment of any Approved Sub-servicer pursuant to clause (d) above, (i) the Servicer shall remain liable for the timely and complete performance of its duties and obligations pursuant to the terms hereof, (ii) the Servicer shall retain management information systems and sufficient servicing capability, in the reasonable judgment of the Program Agent and each Managing Agent, to perform the servicing functions described herein, and (iii) any sub-servicing agreement that may be entered into and any other transactions or services relating to the Pool Receivables involving an Approved Sub-servicer shall be deemed to be between such Approved Sub-servicer and the Servicer alone, and none of the Lenders, the Program Agent, the Managing Agents and the Liquidity Providers shall be deemed parties thereto or shall have any obligations, duties or liabilities with respect to any Approved Sub-servicer.

SECTION 6.02. Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such actions as it deems necessary or advisable to collect each Pool Receivable from time to time, all in accordance, in all material respects, with applicable laws, tariffs, rules, regulations and the Credit and Collection Policy. Each of the Borrower, each Lender, each Liquidity Provider, each Managing Agent and the Program Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables and the Related Security. The Servicer (so long as it is Tampa Electric) will at all times apply the same standards and follow the same procedures with respect to the decision to commence litigation with respect to the Pool Receivables, and in prosecuting and litigating with respect to Pool Receivables, as it applies and follows with respect to trade accounts receivable serviced by it which are not Pool Receivables; provided, however, that from and after the Termination Date, the Servicer shall commence or settle any legal action to enforce collection of any Delinquent Receivable or Defaulted Receivable or to foreclose upon or repossess any Related Security with respect thereto as directed by the Program Agent. In no event shall the Servicer be entitled to make the Program Agent, any Managing Agent, any Lender or any Liquidity Provider a party to any litigation without the such Person’s express prior written consent.

(b) The Servicer shall apply all Collections to the Pool Receivables owed by the applicable Obligors in a timely manner in accordance with the business practices of the Originator in existence as of the date hereof. In the event the Servicer receives any Collections or other proceeds of the Collateral, it shall hold such Collections and other proceeds on behalf of the Borrower for application and remittance in accordance with Section 2.06 or 2.07, as applicable, and it shall remit the same to the Collection Account to the extent required hereunder. The Borrower shall deliver to the Servicer, and the Servicer shall hold in trust for the Borrower, the Lenders and the Liquidity Providers in accordance with their respective interests, all Records.

(c) The Servicer shall, as soon as practicable following receipt, turn over to the Person entitled thereto collections in respect of any receivable which is not a Pool Receivable less, to the extent the Servicer performed any collection or enforcement actions which it was authorized by such Person to perform, all reasonable and appropriate out of pocket costs and expenses of such Servicer incurred in collecting and enforcing such receivable.

SECTION 6.03. Rights of the Program Agent.

(a) Following the occurrence and during the continuation of any Incipient Event of Bankruptcy or Event of Termination, the Program Agent (i) shall at the request of the Majority Committed Lenders or, at any time during which there are only two Managing Agents, at the request of either Managing Agent, or (ii) may with the consent of the Majority Committed Lenders, (x) exercise its right to take exclusive ownership and control of the Collection Account, the Lock-Boxes and the Deposit Accounts, and each of the Borrower and the Servicer hereby agrees to take any further action necessary that the Program Agent may reasonably request to effect such control, (y) notify any of the Lock-Box Processors to remit all items of payment or proceeds thereof to the Program Agent or its designee, and to notify any or all of the Deposit Account Banks to remit all amounts deposited in the applicable Deposit Accounts to the Collection Account or to any other account designated by the Program Agent and (z) deliver the Lock-Box Transfer Notices to the appropriate addressees thereof. From and after the date the Program Agent exercises its right to take exclusive control of the Collection Account, all withdrawals and distributions to be made from the Collection Account by the Servicer hereunder shall be made by the Program Agent.

(b) The Borrower hereby grants to the Program Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower, following the occurrence and during the continuance of an Event of Termination, any and all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind in connection with any Pool Receivable or other Collateral.

(c) At any time after the Effective Date, the Program Agent may, and upon the request of the Majority Managing Agents shall, cause the Collection Account to be established. The Borrower, the Program Agent and BTMU (in its capacity as the holder of the Collection Account) agree that the Program Agent shall have exclusive dominion and control over the Collection Account and that BTMU will comply with instructions originated by the Program Agent directing disposition of the funds in the Collection Account without further consent by the Borrower; provided that until the Program Agent provides such instructions to BTMU (in accordance with Section 6.03(a)), BTMU shall be entitled to comply with instructions originated by the Servicer directing disposition of the funds in the Collection Account without further consent by the Borrower or the Program Agent. This agreement shall constitute an “authenticated record” for purposes of Section 9-104 (and similar related provisions) of the UCC.

SECTION 6.04. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations with respect to the Pool Receivables to the same extent as if a security interest in the Pool Receivables had not been granted hereunder and the exercise by the Program Agent of its rights hereunder shall not relieve Borrower from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable by it in connection with the Pool Receivables. None of the Program Agent, the Managing Agents, the Lenders or the Liquidity Providers shall have any obligation or liability with respect to any Pool Receivables or other Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

SECTION 6.05. Further Action Evidencing Program Agent’s Interest. Each of the Borrower and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Program Agent may reasonably request in order to perfect, protect or more fully evidence the interest of the Program Agent or the Secured Parties granted hereunder or to enable the Program Agent to exercise or enforce any of its or the Secured Parties’ rights hereunder. Without limiting the generality of the foregoing, each of the Borrower and the Servicer will (i) code its master data processing records evidencing such Pool Receivables to evidence that a security interest therein has been granted to the Program Agent under this Agreement, and (ii) upon the request of the Program Agent, file such financing statements, continuation statements or amendments thereto or assignments thereof, and execute and file such other instruments or notices, as may be necessary or appropriate or as the Program Agent may reasonably request. If after the occurrence and during the continuation of any Event of Termination, either the Borrower or the Servicer fails to perform any of its respective agreements or obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable out-of-pocket expenses of the Program Agent incurred in connection therewith shall be payable by the Borrower or the Servicer, as applicable, upon the Program Agent’s demand therefor.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01. Events of Termination. If any of the following events (each, an “Event of Termination”) shall occur:

(a) The Borrower, the Originator or the Servicer shall fail to make any payment or deposit required to be made by it hereunder or under any other Facility Document when due and such failure shall continue for two (2) Business Days;

(b) The Borrower, the Originator or the Servicer shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after any Affected Party gives notice thereof to the Borrower, the Originator or the Servicer, as applicable, or the Borrower, the Originator or the Servicer, as applicable, otherwise obtains knowledge thereof;

(c) Any representation or warranty made or deemed to be made by the Borrower, the Originator or the Servicer under or in connection with this Agreement or any other Facility Document (including any Monthly Report, any Weekly Report, any Borrowing Request or other information or report delivered pursuant hereto) shall prove to have been materially false or incorrect (except that the materiality standard in this clause (c) shall not apply to any such representation or warranty that is qualified by a materiality standard by its terms) when made or deemed made or delivered;

(d) The Program Agent, on behalf of the Secured Parties, shall cease to have a valid and perfected first priority security interest in the Pool Receivables and the Related Security and Collections with respect thereto or any other Collateral;

(e) An Event of Bankruptcy shall occur with respect to any Transaction Party;

(f) A “Purchase Termination Event” shall occur under (and as defined in) the Purchase Agreement;

(g) As of the last day of any Monthly Period,

(i) the average of the Dilution Ratios for any three (3) consecutive Monthly Periods shall exceed 3.00%;

(ii) (A) if such Monthly Period is September through March, the average of the Delinquency Ratios for any three (3) consecutive Monthly Periods shall exceed 3.25%, or (B) if such Monthly Period is April through August, the average of the Delinquency Ratios for any three (3) consecutive Monthly Periods shall exceed 3.00%;

(iii) the average of the Default Ratios for any three (3) consecutive Monthly Periods shall exceed 2.00%; or

(iv) the average of the Loss-to-Liquidation Ratios for any three (3) consecutive Monthly Periods shall exceed 1.00%;

(h) As of the close of business on any date, any Borrowing Base Deficiency shall exist (after giving effect to any increases or reductions to the Aggregate Principal Balance on such date) and such deficiency continues for two (2) Business Days;

(i) (i) (A) The Borrower shall fail to make any payment in respect of any Indebtedness in an aggregate principal amount exceeding $10,000, when and as the same shall become due and payable or (B) an event of default shall have occurred and be continuing under an agreement, or related agreements, under which the Borrower has outstanding Indebtedness; or (ii) (A) Tampa Electric or any Significant Subsidiary shall default for a period beyond any applicable grace period (x) in the payment of any principal, interest or other amount due under any Indebtedness (other than trade payables or non-recourse indebtedness), or (y) any other event shall occur or condition shall exist under an agreement, or related agreements, under which Tampa Electric or any Significant Subsidiary has outstanding Indebtedness (other than trade payables or non-recourse indebtedness), if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness (other than trade payables or non-recourse indebtedness), and the outstanding amount or amounts payable under all such Indebtedness under clauses (x) and (y) equals or exceeds $50,000,000 or (B) an event of default shall have occurred and be continuing under an agreement, or related agreements, under which Tampa Electric or any Significant Subsidiary has outstanding Indebtedness (other than trade payables or non-recourse indebtedness) of $10,000,000 or more and, in the case of this clause (B), such debt has been accelerated by the holder of such debt, or the holder of such debt has attempted to accelerate but such acceleration was prevented by applicable Governmental Rule;

(j) (i) One or more final judgments, decrees or orders for the payment of money in the aggregate amount of $10,000 or more shall be rendered against the Borrower (other than (x) a judgment which is fully discharged within 30 days after its entry, or (y) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or (ii) a final judgment or judgments shall be entered against Tampa Electric or any Significant Subsidiary in the amount of $50,000,000 or more (net of amounts covered by insurance) individually or in the aggregate (other than (x) a judgment which is fully discharged within 30 days after its entry, or (y) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or, in the case of injunctive relief, which if left unstayed could reasonably be expected to have a Material Adverse Effect on Tampa Electric;

(k) (i) A default shall occur under any other Facility Document which shall remain unremedied for any period of grace specified in such Facility Document, or (ii) any of this Agreement, the Purchase Agreement, the Subordinated Note or any Fee Letter shall cease to be in full force and effect or any of the Borrower, the Originator or the Servicer shall so assert in writing or otherwise seek to terminate or disaffirm its obligations under any such Facility Document at any time following the execution thereof;

(l) A Change in Control shall have occurred;

(m) If Tampa Electric or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (i) a Reportable Event shall have occurred with respect to any ERISA Plan; or (ii) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (iii) the PBGC shall institute proceedings to terminate any ERISA Plan; or (iv) a complete or partial withdrawal by Tampa Electric or any ERISA Affiliate from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Tampa Electric or any ERISA Affiliate of its intent to terminate) under Section 4041A of ERISA; or (v) any ERISA Plan experiences an accumulated funding deficiency under Code Section 412(b); or (vi) Tampa Electric or any ERISA Affiliate incurs any liability for a Prohibited Transaction under ERISA Section 502; provided that any of the events described in this Section 7.01(m) shall result in joint liability to Tampa Electric and all ERISA Affiliates in excess of $5,000,000;

(n) Any Transaction Party receives notice or becomes aware that a notice of federal tax lien has been filed against any Transaction Party; or

(o) Tampa Electric shall fail to maintain, as of the last day of each fiscal quarter, a ratio of Total Debt to Capitalization, for the fiscal quarter then ended, of less than or equal to 0.65 to 1.00;

(p) Tampa Electric shall fail to comply with the limitation on short-term indebtedness imposed on Tampa Electric by the FPSC;

then, and in any such event, the Program Agent (i) shall at the request of the Majority Committed Lenders or, at any time during which there are only two Managing Agents, at the request of either Managing Agent, or (ii) may with the consent of the Majority Committed Lenders, by notice to the Borrower, declare the Termination Date to have occurred; provided, however, that, in the case of any event described in subsection (e) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Program Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise but subject to the following sentence and Section 10.09 hereof, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the declaration or automatic occurrence of the Termination Date in accordance with this Section 7.01, all obligations hereunder shall be immediately due and payable and all Loans shall be immediately due and payable.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Indemnities by the Borrower. Without limiting any other rights which any Affected Party may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify any Lender, the Program Agent, each Managing Agent, the Servicer (if not an Affiliate of the Borrower) and any Liquidity Provider, and their respective directors, officers and employees (the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the funding or maintenance of Loans made by a Lender hereunder subject to the proviso set forth below. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts to the extent relating to or resulting from any of the following:

(i) the failure of any Pool Receivable represented by the Borrower to be an Eligible Receivable hereunder to be an “Eligible Receivable” at the time of such representation;

(ii) reliance on any representation or warranty made or deemed made by the Borrower under this Agreement or any other Facility Document to which it is a party which shall have been false or incorrect when made or deemed made;

(iii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, the Purchase Agreement or any other Facility Document to which it is party or with any applicable law, tariff, rule or regulation with respect to any Pool Receivable, the related Contract, or the Related Security, or the nonconformity of any Pool Receivable, the related Contract or the Related Security with any such applicable law, tariff, rule or regulation;

(iv) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods or services, the sale or provision of which gave rise to or are the subject of any Pool Receivable or Contract;

(v) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable by the Borrower in connection with the Collateral;

(vi) the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Borrower’s actions or failure to act in breach of this Agreement;

(vii) the failure to vest and maintain vested in the Program Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Pool Receivables, together with all Collections, Related Security and other Collateral, free and clear of any Lien except a Lien in favor of any Affected Party, whether existing at the time such Pool Receivable arose or at any time thereafter;

(viii) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the Borrower as “Debtor” with respect to any Collateral;

(ix) any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or services related to such Pool Receivable or the furnishing or failure to furnish such goods or services (other than as a result of the bankruptcy or insolvency of the related Obligor);

(x) the commingling of Collections with any other funds;

(xi) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Pool Receivables, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision or the Bankruptcy Code;

(xii) the failure of any Lock-Box Processor or Deposit Account Bank to remit any amounts or items of payment held in a Deposit Account or in a Lock-Box pursuant to the instructions of the Program Agent given in accordance with this Agreement, the applicable Lock-Box Processor Agreement, Blocked Account Agreement or the other Facility Documents, whether by reason of the exercise of setoff rights or otherwise;

(xiii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Loans made pursuant to this Agreement or any other Facility Document delivered hereunder or in respect of any of the Collateral;

(xiv) any claim brought by any Person arising from any activity by the Borrower in servicing, administering or collecting any Pool Receivable;

(xv) the grant by the Borrower of a security interest in any Receivable in violation of any applicable law, tariff, rule or regulation;

(xvi) the failure of the Borrower to furnish accurate and complete documentation (including, without limitation, a Contract or invoice) to any Obligor;

(xvii) the failure of any Lock-Box Processor, Approved Sub-servicer or any other third party with a contractual relationship with the Borrower for the acceptance or processing of Collections, to remit any Collections received by it to a Lock-Box or a Deposit Account within two (2) Business Days of receipt; or

(xviii) the amendment, modification or termination of any tariff or similar contract governing any Pool Receivable or the activities of the Borrower;

provided, however, that the Borrower shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnified Party, or (y) constituting credit recourse for the failure of an Obligor to pay a Pool Receivable, or (z) constituting net income or franchise taxes that are imposed by the United States or franchise taxes or net income taxes that are imposed on such Indemnified Party by the state or foreign jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the related Indemnified Party within thirty (30) days following demand therefor.

SECTION 8.02. Indemnities by the Servicer. The Servicer agrees to indemnify each Indemnified Party for Indemnified Amounts to the extent arising out of or resulting from any of the following:

(i) the failure of any Pool Receivable represented by the Servicer to be an Eligible Receivable hereunder to be an “Eligible Receivable” at the time of such representation;

(ii) reliance on any representation or warranty made or deemed made by the Servicer under this Agreement or any other Facility Document to which it is a party, which shall have been false or incorrect when made or deemed made;

(iii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, the Purchase Agreement or any Facility Document to which it is party or with any applicable law, tariff, rule or regulation with respect to any Pool Receivable or the Related Security (including, without limitation, the covenants with respect to commingling of Collections set forth in Section 5.04(g));

(iv) the failure of any Lock-Box Processor, Approved Sub-servicer or any other third party with a contractual relationship with the Servicer or any of its Affiliates for the acceptance or processing of Collections, to remit any Collections received by it to a Lock-Box or a Deposit Account within two (2) Business Days of receipt; or

(v) any action or omission by the Servicer which reduces or impairs the rights or interests of the Program Agent, the Managing Agents or any Lender with respect to any Collateral or the value of any Collateral;

(vi) any claim brought by any Person arising from any activity by the Servicer in servicing, administering or collecting any Pool Receivable;

(vii) the failure of the Servicer to furnish accurate and complete documentation (including, without limitation, a Contract or invoice) to any Obligor;

provided, however, that the Servicer shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnified Party, or (y) constituting credit recourse for the failure of an Obligor to pay a Pool Receivable, or (z) constituting net income or franchise taxes that are imposed by the United States or franchise taxes or net income taxes that are imposed on such Indemnified Party by the state or foreign jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Any amounts subject to the indemnification provisions of this Section 8.02 shall be paid by the Servicer to the related Indemnified Party within thirty (30) days following demand therefor.

SECTION 8.03. Limited Liability of Indemnified Parties. No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrower, the Originator or the Servicer or any of their security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or breach of its obligations under this Agreement. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

ARTICLE IX

THE AGENTS

SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes its related Managing Agent and the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent or the Program Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Managing

Agents, the Program Agent and the Lenders. The Borrower shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing their functions and duties hereunder, the Managing Agents shall act solely as the agent for the respective Conduit Lenders and the Committed Lenders in the related Lender Group and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the other Lenders, the Borrower, the Servicer, the Originator, any Affiliate thereof or any of their respective successors and assigns.

SECTION 9.02. Agents’ Reliance, Etc. Neither the Program Agent nor any Managing Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or such Managing Agent or the Program Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Program Agent and the Managing Agents: (i) may consult with legal counsel (including counsel for the Borrower, the Servicer or any other Affiliate of Tampa Electric), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower, the Servicer or any other Affiliate of Tampa Electric or to inspect the property (including the books and records) of the Borrower, the Servicer or any other Affiliate of Tampa Electric; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03. Agents and Affiliates. Each Managing Agent and the Program Agent and their respective Affiliates may engage in any kind of business with the Borrower, Tampa Electric or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, Tampa Electric or any Obligor or any of their respective Affiliates, all as if such Persons were not Managing Agents and/or Program Agent and without any duty to account therefor to any Lender.

SECTION 9.04. Lender’s Loan Decision. Each Lender acknowledges that it has, independently and without reliance upon the Program Agent, any Managing Agent, any of their respective Affiliates or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Program Agent, any Managing Agent, any of their respective Affiliates, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 9.05. Delegation of Duties. The Program Agent and each Managing Agent may each execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Program Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06. Indemnification. Each Managing Agent severally agrees to indemnify the Program Agent (to the extent not reimbursed by the Borrower, the Servicer, the Originator or Tampa Electric), ratably according to its related Lender Group Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Program Agent under this Agreement; provided, that (i) no Managing Agent shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Program Agent’s gross negligence or willful misconduct and (ii) no Managing Agent shall be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by the Majority Managing Agents. Without limitation of the generality of the foregoing, each Managing Agent agrees to reimburse the Program Agent, ratably according to its related Lender Group Percentage, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Program Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Managing Agent shall be responsible for the costs and expenses of the Program Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Program Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

SECTION 9.07. Successor Agents. The Program Agent and each Managing Agent may, upon thirty (30) days’ notice to the Borrower, each Lender and each other party hereto, resign as Program Agent or Managing Agent, as applicable. If any such party shall resign as Program Agent or Managing Agent under this Agreement, then, in the case of the Program Agent, the Majority Committed Lenders and the Borrower, and in the case of any Managing Agent, its related Conduit Lenders, during such thirty-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Program Agent or applicable Managing Agent and references herein to the Program Agent or such Managing Agent shall mean such successor agent, effective upon its appointment; and such former Program Agent’s or Managing Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Program Agent or Managing Agent or any of the parties to this Agreement. After any retiring Program Agent’s or Managing Agent’s resignation hereunder as such agent, the provisions of Article VIII, this Article IX and Section 10.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Program Agent or a Managing Agent under this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments, Etc.

(a) No waiver of any provision of this Agreement nor consent to any departure by the Borrower or the Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by the Program Agent and the Managing Agents and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No amendment to this Agreement shall be effective unless the same shall be in writing and signed by each of the Borrower, the Servicer, the Program Agent, the Managing Agents and the Majority Committed Lenders, provided, however, that, without the written consent of all the Committed Lenders, no such amendment shall (i) extend the Termination Date, (ii) extend the date of any payment or deposit of Collections by the Borrower or by the Servicer or the time of payment of Interest, (iii) release the security interest in or transfer all or any material portion of the Collateral, (iv) change the outstanding principal amount of any of the Loans made by any Committed Lender hereunder other than as provided herein, (v) change the amount of any Lender Group Limit other than as provided herein or increase the Facility Limit hereunder, (vi) increase the Concentration Limit or any Special Concentration Limit, (vii) amend, modify or waive any provision of the definitions of “Eligible Receivables”, “Majority Committed Lenders”, “Net Receivables Pool Balance” or “Required Reserves” or any of the defined terms used in such definitions or this Section 10.01, (viii) consent to or permit the assignment or transfer by the Borrower or any of its rights and obligations under this Agreement or of any of its right, title or interest in or to the Pool Receivables, (ix) amend or modify any provision of Section 7.01 or Section 10.03, or (x) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (ix) above in a manner which would circumvent the intention of the restrictions set forth in such clauses.

SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and shall be personally delivered or sent by registered mail, return receipt requested, or by courier or by facsimile, to each party hereto, at its address set forth on Schedule II hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two (2) days after being deposited with such courier, or, in the case of notice by facsimile, when electronic confirmation of receipt is obtained, in each case addressed as aforesaid. Notwithstanding the foregoing, Borrowing Requests may be delivered via electronic mail.

SECTION 10.03. Assignability.

(a) Any Conduit Lender may, (i) with notice to the Borrower and the Servicer, and with the consent of the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to

(A) any other Lender, (B) any commercial paper conduit managed by such Conduit Lender’s sponsor or administrator bank if the Promissory Notes of such commercial paper conduit have short-term ratings from S&P and Moody’s of at least A-1 and P-1 or higher, (C) any Affiliate of such Conduit Lender’s sponsor bank or (D) any Liquidity Provider with respect to such Conduit Lender and (ii) with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) and the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any other Person not listed in clause (i) above. Any Managing Agent may, with notice to the Borrower and the Servicer, and with the consent of the Lenders in its Lender Group, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Affiliate of such Managing Agent.

(b) Any Committed Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) and with the consent of the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person; provided, however, that the consent of the Borrower shall not be required in connection with any assignment by a Committed Lender (i) after the occurrence of an Event of Termination or (ii) to any other Lender.

(c) With respect to any assignment hereunder

(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

(ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and

(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(d) At all times during which any Loan is outstanding, the Program Agent shall maintain at its address referred to in Section 10.02 of this Agreement (or such other address of the Program Agent notified by the Program Agent to the other parties hereto) a register as provided herein (the “Register”). The Aggregate Principal Balance and any interests therein, and any Assignments and Acceptances of the Aggregate Principal Balance or any interest therein delivered to and accepted by the Program Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owner of the Aggregate Principal Balances and any interest therein. Notwithstanding any other provision of this Agreement, no transfer of the Aggregate Principal Balances or any interest therein shall be effective unless and until such transfer has been recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Program Agent, the Managing Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender, as the case may be, under this Agreement for all purposes of this Agreement. This Section 10.03(d) shall be construed so that the Aggregate Principal Balance and any interest therein is maintained at all times in “registered form” within the meaning of Sections 163(f), 871(h) and 881(c) of the IRC, solely for the purposes of this Section 10.03, the Program Agent will act as an agent of the Borrower. The Register shall be available for inspection by the Borrower or any Managing Agent at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance, the Program Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(f) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including the outstanding Loan); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Program Agent, the Servicer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Facility Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Facility Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of principal or Interest that is payable on account of any Loan or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Program Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that any Lender’s source of funds may derive in part from its Participants. Accordingly, references in Sections 2.12 or 2.14 and the other terms and provisions of this Agreement and the other Facility Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of its Participants; provided, however, that in no event shall the Borrower be liable to any Participant under Sections 2.12 or 2.14 for an amount in excess of that which would be payable to the applicable Lender under such sections.

(g) Neither the Borrower nor the Servicer may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent and the Majority Managing Agents.

(h) Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of the principal balance of the Loans and Interest with respect thereto) hereunder (i) to secure obligations of such Lender to a Federal Reserve Bank, or (ii) to a collateral agent or a security trustee in connection with the funding by such Lender of the Loan, without notice to or consent of the Borrower or the Program Agent; provided, that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

SECTION 10.04. Additional Lender Groups. Upon the Borrower’s request, an additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower, the Servicer, Tampa Electric, the Program Agent and each of the Managing Agents, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit Lender” shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder, (ii) each Person specified therein as a “Committed Lender” shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Facility Limit shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Joinder Agreement. On or prior to the effective date of such Joinder Agreement, the Borrower and the new Managing Agent shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Lender Group in connection with this Agreement, which fee letter shall be considered a “Fee Letter” for all purposes of this Agreement.

SECTION 10.05. Consent to Jurisdiction.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Borrower and the Servicer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this Section 10.05 shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 10.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT.

SECTION 10.07. Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of an Event of Termination, or at any time that any Borrower Obligation hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Borrower Obligations owing by the Borrower to such Person. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of an Event of Termination, or at any time that any payment obligation of the Servicer hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Servicer against the amount of such obligations owing by the Servicer to such Person.

SECTION 10.08. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations or obligation of the Servicer in a greater proportion than that received by any other Lender entitled to receive a ratable share of such amount, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations or Servicer obligation held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Borrower Obligations or Servicer obligations, as applicable; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 10.09. Limitation of Liability.

(a) No claim may be made by any Transaction Party or any other Person against any Lender, any Managing Agent, the Program Agent or their respective Affiliates, directors, officers, employees, attorneys or agents (each a “Lender Party”) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Facility Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) Notwithstanding anything to the contrary contained herein, the obligations of the Conduit Lenders under this Agreement are solely the corporate obligations of each such Conduit Lender and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding

Promissory Notes issued by such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Promissory Notes.

(c) No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Conduit Lender or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

SECTION 10.10. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification under Article VIII hereof, the Borrower agrees to pay to the Program Agent and each Managing Agent within thirty (30) days after demand thereof (i) all reasonable costs and expenses incurred in connection with the periodic auditing of the Borrower and the Servicer pursuant to Section 5.01(c) or 5.04(c) of this Agreement; provided, that the Borrower shall only be responsible for the reasonable costs and expenses incurred in connection with (a) one audit of the Borrower and the Servicer while a Level 1 Ratings Period is in effect or (b) two audits of the Borrower and the Servicer while a Level 1 Ratings Period is not in effect, in each case during any twelve (12) month period beginning on the date hereof and on each anniversary of the date hereof, and in each case, so long as (x) no Event of Termination shall have occurred and be continuing and (y) the results of the previous audits were complete and reasonably acceptable to the Program Agent and (ii) all reasonable costs and expenses of the Program Agent and each Managing Agent in connection with the preparation, execution and delivery (including any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including, without limitation, all pre-closing due diligence expenses and the reasonable fees and out-of-pocket expenses of special counsel for the Program Agent and each Managing Agent with respect thereto and with respect to advising the Program Agent and each Managing Agent and the related Lenders as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto and (iii) all costs and out-of-pocket expenses (including fees and expenses of outside counsel), incurred by the Program Agent and each Managing Agent in connection with any amendment to any of the Facility Documents after the Effective Date and the enforcement of this Agreement and the other agreements and documents to be delivered hereunder after the occurrence of an Event of Termination.

(b) In addition, the Borrower shall pay any and all stamp, sales, transfer and other taxes (including income and franchise taxes) and fees (including, without limitation, UCC filing fees and any penalties associated with the late payment of any UCC filing fees) payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and agrees to indemnify the Program Agent, the Managing Agents, the Lenders and the Liquidity Providers against any liabilities with respect to or resulting from any delay by the Borrower in paying or omission to pay such taxes and fees.

SECTION 10.11. No Proceedings. The Borrower, the Servicer, each Lender, each Managing Agent and the Program Agent each hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in Section 7.01(e) so long as any Promissory Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Promissory Notes shall have been outstanding.

SECTION 10.12. Confidentiality.

(a) By accepting delivery of this Agreement, the Borrower agrees not to disclose to any person or entity the existence of this Agreement or the Facility Documents (other than (x) the Purchase Agreement or (y) Blocked Account Agreements, Lock-Box Processor Agreements or other agreements with third-parties not bound by the confidentiality provisions hereof and which do not describe the financial or structural terms of the agreements to which the Borrower, the Program Agent, the Managing Agents and the Lenders are parties) or the terms hereof or thereof (including, without limitation, any specific pricing information provided by the Program Agent, the Managing Agents or the Lenders or the amount or terms of any fees payable to the Program Agent, the Managing Agents or the Lenders in connection with the transaction contemplated by this Agreement, the “Transaction”), the proposal or structure of the Transaction, any related structures developed by the Program Agent for the Borrower, the existence or status of any ongoing negotiations between the Borrower, the Program Agent, the Managing Agents and the Lenders concerning the Transaction (collectively, the “Product Information”), except (i) to its and its affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the “Borrower Representatives”) who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions of this section applicable to the Borrower, (ii) in connection with any legal or regulatory action or proceeding relating to this Agreement or the transactions contemplated hereby or the exercise of any remedies hereunder, (iii) to extent required by applicable law, regulation, subpoena or other legal process or (iv) to the extent requested by any governmental or regulatory authority having jurisdiction over the Borrower, the Originator or any Borrower Representative. The Borrower will be responsible for any failure of any Borrower Representative to comply with the provisions of this clause (a).

(b) The Program Agent, the Managing Agents and the Lenders will not disclose to any person or entity the confidential or proprietary information of the Borrower or the Originator furnished to the Program Agent, the Managing Agents and the Lenders in connection with the Transaction (the “Borrower Information”), except (i) to their respective and their Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the “Lender Representatives”) who have a need to know the Borrower Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions in this section applicable to the Program Agent, the Managing Agents and the Lenders, (ii) to the extent required by applicable law, regulation, subpoena or other legal process, (iii) to the extent requested by any governmental or regulatory authority having jurisdiction over the Program Agent, the Managing Agents, the Lenders or any Lender Representative, (iv) to the Rating Agencies, (v) to any actual or potential subordinated investor in or equity provider to any Conduit Lender that has signed a confidentiality agreement containing restrictions on disclosure substantially similar to this Section or (vi) to credit enhancers and dealers and investors in respect of Promissory Notes of any Conduit Lender in accordance with the customary practices of such Lender for disclosures to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower or any of their respective Affiliates by name. The Program Agent, the Managing Agents and each Lender, as the case may be, will be responsible for any failure of any related Lender Representative to comply with the provisions of this clause (b).

(c) Notwithstanding any other provision herein, the Borrower (and its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 10.13. No Waiver; Remedies. No failure on the part of the Program Agent, any Managing Agent, any Lender or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.16. Integration; Binding Effect; Survival of Termination. This Agreement and the other Facility Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Collection Date; provided, however, that the provisions of 2.11, 2.12, 2.13 and Article VIII, and the provisions of Sections 10.06, 10.09, 10.10, 10.11 and 10.12 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TEC RECEIVABLES CORP., as Borrower

By:	/s/ Kim M. Caruso
Name: Kim M. Caruso
Title: Treasurer

TAMPA ELECTRIC COMPANY, as Servicer

By:	/s/ Kim M. Caruso
Name: Kim M. Caruso
Title: Treasurer

Signature Page to Loan and Servicing Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH as a Managing Agent and as Program Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as a Conduit Lender

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Committed Lender

By:	/s/ Eric Otieno
Name: Eric Otieno
Title: Vice President

ROYAL BANK OF CANADA, as a Managing Agent and a Committed Lender

By:	/s/ Janine D. Marsini
Name: Janine D. Marsini
Title: Authorized Signatory

OLD LINE FUNDING, LLC, as a Conduit Lender

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

Signature Page to Loan and Servicing Agreement

EXHIBIT A

FORM OF CREDIT AND COLLECTION POLICY

[Intentionally omitted]

EXHIBIT B

FORM OF BORROWING REQUEST

[DATE]

To:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as Program Agent and as Managing Agent
Royal Bank of Canada (“RBC”), as Managing Agent

From:    TEC Receivables Corp. (the “Borrower”)

Re:	Loan and Servicing Agreement, dated as of March 24, 2015 among the Borrower, Tampa Electric Company, as Servicer, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents and BTMU, as Program Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

A.	(i)	Pursuant to Section 2.02(a) of the Agreement, the undersigned hereby requests a Borrowing from each Lender Group in an aggregate amount equal to the following (which shall be at least $5,000,000, or integral multiples of $1,000,000 in excess thereof):	$________

Lender Group (identified by related Managing Agent)	Dollar Amount of Borrowing
BTMU	$
RBC	$
Total	$

	(ii)	The requested Borrowing Date is:	_________

	(iii)	The Aggregate Principal Balance under the Agreement after giving effect to the requested Borrowing under (i) above will equal:	$________

	(iv)	The proceeds of the requested Borrowing are requested to be remitted to the following account of the Borrower:	_________

	(v)	If Conduit Lenders have declined to fund, the Borrower requests a Loan based on [LIBOR for a term of [___] months][the Base Rate].

B.	As of the date hereof and the Borrowing Date of such Borrowing:

	(i)	The representations and warranties contained in Article IV of the Agreement are true and correct unless such representation and warranties by their terms refer to an earlier date, in which case they shall be correct on and as of such earlier date;

(ii)	No event has occurred and is continuing, or would result from the Borrowing requested hereunder, that constitutes an Event of Termination or an Incipient Event of Termination; and

(iii)	After giving effect to the requested Borrowing, no Borrowing Base Deficiency shall exist.

(iv)	All other conditions precedent set forth in Section 3.02 of the Agreement have been satisfied.

The undersigned certifies that this Borrowing Request is correct in all material respects as of the date furnished.

TEC RECEIVABLES CORP.

By:
Name:
Title:

EXHIBIT C-1

FORM OF MONTHLY REPORT

I. Total Investment

	Outstanding	TOTAL
1	Outstanding as of the Previous Month End
2	Addition (+) or Reduction (-) during Current Month
3	New Outstanding (Net Investment)

II. Portfolio Aging

	A	B	C	D	E	F	G
	Unbilled	Billed (Current)	Billed (1-30 DPD)	Billed (31-60 DPD)	Billed (61-90 DPD)	Billed (91+ DPD)	Total
4

III. Portfolio Activity

	A	B	C	D	E	F	G	H	I
	Beginning Balance	Sales	Collections	Gross Write- Offs	Recoveries	Debit Adjustments	Credit Adjustments	Other Adjustments	Month End Rec. Balance
5

IV. Eligible Receivables Balance

		(-)	(+)
6	Total Ending A/R

7	Defaulted Receivables (61+ dpd)
8	Unapplied Cash
9	Unapplied Credits
10	Foreign Receivables
11	Affiliate Receivables
12	Receivables from Obligors which are not Designated Obligors
13	Potential Set-Off Amounts
14	Other Ineligible Receivables
15	Bankrupt Obligors
16	Outstanding Balance of Accruals on Interest Due Customers
17	Tampa Electric Wholesale Receivables
18	Excess Government Receivables
19	Excess Unbilled Receivables
20	Excess Customer Deposits
21	Excess Taxes
22	Excess Wholesale Gas Receivable
23	Excess Obligor Concentrations
Total Ineligible Receivables

24	Net Receivable Pool Balance (NRPB)

V. Top 10 Concentration Receivables

		A	B	C	D
	Obligor Name	Receivables	Concentration Limit ($)	Purchase Limit (%)	Excess Concentrations
1
2
3
4
5
6
7
8
9
10

25	Total Excess Concentrations

VII. Required Reserves

	Loss Reserve Percentage, the greatest of:	%	$

26	Dynamic Loss Reserve Percentage
27	Min. Loss Reserve Percentage
28	5 times the Normal Concentration Limit

	Dilution Reserve Percentage	%	$

28	Dilution Reserve Percentage

	Interest and Fee Reserve, the sum of:	%	$

29	Total Accrued and Unpaid Yield / Fees
30	Liquidation Interest and Program Fee Percentage
31	Liquidation Servicer Fee Percentage
		%	$

32	Required Reserves:

VIII. Computation of Investment

33	Outstanding
34	Net Receivable Pool Balance (NRPB)

35	Borrowing Base Percentage
36	Maximum Allowable Principal Amount
37	NRPB - Reserves
38	Additional Funding (Positive) / Mandatory Paydown (if Negative)

IX. Performance Ratio Calculations

	Loss Ratio		Delinquency Ratio		Default Ratio		Dilution Ratio
Month	Current	3-Month Rolling Average	Current	3-Month Rolling Average	Current	3-Month Rolling Average	Current	3-Month Rolling Average
39
40
41

X. Compliance

42	Is the current 3-month rolling average Loss Ratio < 1%

43	Is the current 3-month rolling average Delinquency Ratio < 3.25%

44	Is the current 3-month rolling average Default Ratio < 2%

45	Is the current 3-month rolling average Dilution Ratio < 3%

46	Level Rating Period

Pursuant to the Loan and Servicing Agreement dated March 24, 2015, as amended, the information contained in this Monthly Report is accurate in all material respects as of the month’s end. The Originator hereby certifies to TEC Receivables Corp. and the Program Agent that the Originator has not, pursuant to Granting Clause VI of that certain Indenture of Mortgage dated as of August 1, 1946 among Tampa Electric Company and U.S. Bank National Association, as trustee (as amended or supplemented, the “Indenture”) subjected any of the Receivables, Related Security or Collections to the lien of the Indenture.

x______________________________________________________

Name:                                                                                                                   Date:        Title:

EXHIBIT C-2

FORM OF WEEKLY REPORT

To be agreed upon by the parties.

EXHIBIT D-1

FORMS OF BLOCKED ACCOUNT AGREEMENTS

Restricted (Non-Blocked) Account Agreement

TO	The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent
1251 Avenue of the Americas, 10th Floor New York, New York 10020

To Whom It May Concern:

This will confirm unto The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent (the “Secured Party”) that TEC Receivables Corp. (the Company”) Tampa Electric Company (“Tampa” or “Servicer”), SunTrust Bank (“SunTrust”), and Secured Party have agreed as follows with respect to the accounts identified on Exhibit A attached hereto (the “Accounts”):

1.	Acknowledgment of Security Interest. Company and Tampa hereby notify SunTrust that (i) Tampa has assigned and transferred all of its right, title and interest in and to, and exclusive ownership and control over the assets deposited in the Accounts to Company pursuant to that certain Amended and Restated Purchase and Contribution Agreement, dated as of March 24, 2015; (ii) Tampa and Company have entered into a servicing arrangement pursuant to the terms of that certain Amended and Restated Loan and Servicing Agreement, dated as of March 24, 2015, by and among Company, Tampa, Secured Party, and such other lenders and agents party thereto from time to time (as it may be amended, restated or otherwise modified in accordance with its terms, the “Loan Agreement”); and (iii) Company has granted a security interest in the Accounts to Secured Party per the provisions of the Loan Agreement. Company and Tampa acknowledge and confirm that although the Accounts and the Lockboxes (as defined below) shall be in the name of Company, all funds now or at any time hereafter deposited to the Accounts and all rights of Company and Tampa regarding the Accounts and the Lockboxes constitute part of the collateral in which Company has granted a security interest to Secured Party. If Company maintains one or more lockboxes with SunTrust, as identified on Exhibit A (the “Lockboxes”), the Lockbox Collateral (as defined on Exhibit A) shall also constitute part of the collateral in which Company has granted a security interest to Secured Party, and all funds and other items coming into such Lockboxes shall be deposited into the Accounts. This Restricted Account Agreement (this “Agreement”) constitutes a separate agreement with respect to the Accounts and is intended by Company, Tampa, and Secured Party to evidence Secured Party’s control over the Accounts and the Lockboxes and shall serve as instructions for the disposition of the funds in the Accounts and the Lockboxes without the further consent of Company or Tampa, or either of them. The Company, Tampa and Secured Party hereby authorize SunTrust to act upon all written notices, instructions and communications given by the Servicer to SunTrust under this Agreement until such time as SunTrust shall have received (a) written notification from the Company that the Servicer no longer has authority to act on behalf of the Company or (b) a Notice of Sole Control, whichever first occurs. Secured Party and Company intend that this Agreement shall constitute an “authenticated record” for purposes of, and the Company hereby grants to and confers upon the Secured Party “control” of the accounts as contemplated under, Article 9 of the Uniform Commercial Code, including but not limited to Section 9-104 thereof.

2.	Required Actions. From and after the effective date of this Agreement, SunTrust, Company, Servicer and Secured Party agree that:

A.	Until SunTrust has received a Notice of Sole Control, as such term is hereinafter defined, Servicer shall be entitled to present items drawn upon and otherwise withdraw or direct disposition of funds from the Accounts and SunTrust may honor drafts, demands, withdrawal requests or remittance instructions by Servicer related to the Accounts. Notwithstanding the provisions of the preceding sentence, until SunTrust has received a Notice of Sole Control, SunTrust shall be entitled to honor and follow any written instruction that SunTrust in good faith believes to be furnished by the Company in accordance with the terms hereof, including but not limited to notice by the Company of replacement of Servicer, regardless of whether such written instruction shall be contrary to or different from any written instruction that SunTrust shall receive from the Servicer. Upon SunTrust’s receipt of a Notice of Sole Control, SunTrust will hold solely for the account of Secured Party all funds which may be on deposit in the Accounts. Secured Party shall have the right, without further notice to or consent from Company or Servicer, to direct SunTrust as to the disposition of all amounts deposited in the Accounts from time to time, and SunTrust agrees to comply with such directions, subject to SunTrust’s standard policies and procedures then in effect.

B.	Once SunTrust receives written instructions from Secured Party that Servicer or Company (or either of them) is no longer entitled to present items drawn upon and otherwise withdraw or direct the disposition of funds from the Accounts (the “Notice of Sole Control”), SunTrust will, in accordance with its standard policies and procedures then in effect, remit on a daily basis all collected and available funds on deposit in the Accounts directly to Secured Party by (i) electronic transfer of immediately available funds in accordance with Secured Party’s written wire transfer instructions; or (ii) such other means of transfer as may be mutually agreed upon in writing by Secured Party and SunTrust. Secured Party agrees to execute any treasury management agreement necessary to effect a transfer other than a wire transfer, each in form and substance satisfactory to SunTrust; provided however that Secured Party’s failure to execute any requested agreements at such future date shall not impair Secured Party’s rights to obtain the funds from the Accounts as provided for in this Section 2(B). Notwithstanding the foregoing, SunTrust shall not be obligated to comply with any written instructions of Secured Party (a) to transfer less than all the funds in the Accounts or (b) to send funds to more than one recipient.

C.	Except for the amounts described in this Section 2(C) and the security interest SunTrust has in items credited to the Accounts as a “collecting bank” under Article 4 of the Uniform Commercial Code, SunTrust subordinates any security interest, lien or right of recoupment or set-off that it may have against the Accounts during the term of this Agreement to Secured Party’s security interest. SunTrust will not exercise any right of set-off against checks or other amounts deposited in or credited to the Accounts, except for (i) SunTrust’s standard fees and charges for operating and maintaining the Accounts, including fees for returned items; (ii) amounts previously credited to the Accounts, including the face amount of a check, wire transfer of funds, or other item, which is deposited in or credited to the Account, whether before or after the date of this Agreement, and which is returned unpaid or is otherwise determined by SunTrust to be uncollectible, whether for insufficient funds or for any other reason, and without regard to the timeliness of the return or notice of non-payment; (iii) adjustments for errors; and (iv) SunTrust’s standard fees and charges resulting from performance of this Agreement, including, without limitation, wire transfer fees. If the balance of collected funds in the Accounts is insufficient for such purposes or if SunTrust makes a good faith determination that it is prohibited from exercising its right of set-off by any applicable order, judgment, decree or injunction, or any applicable law, Company and Servicer will be jointly and severally liable to SunTrust for such insufficiency and agrees to reimburse SunTrust upon written demand. If Company or Servicer fails to reimburse SunTrust within five (5) Business Days of written demand, as such capitalized term is hereinafter defined, Secured Party agrees to reimburse SunTrust for such insufficiency within ten (10) Business Days of written demand; provided, however, that the liability of Secured Party shall not exceed the aggregate amount of funds transferred out of the Accounts at the direction of Secured Party pursuant to the Notice of Sole Control or any subsequent instructions hereunder, and SunTrust must request such reimbursement either prior to termination of this Agreement or within forty-five (45) days thereafter. For purposes of this Agreement, a “Business Day” is any day other than Saturday, Sunday, or any other day on which SunTrust is or is authorized or required by law to be closed.

D.	SunTrust will follow its usual procedures in the event any Account or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process, including but not limited to the commencement of a case pursuant to Title 11, United States Code, filed by or against Company or Servicer, or the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company or Servicer. Notwithstanding any other provision of this Agreement, SunTrust may act as it deems necessary in its sole discretion to comply with all applicable provisions of any governing statute, writ, levy, order, or process, and neither Company, Servicer nor Secured Party shall assert any claim against SunTrust for so doing.

E.	SunTrust hereby agrees and confirms to Secured Party that (i) SunTrust is an organization engaged in the business of banking and maintains each of the Accounts as a demand deposit account in the ordinary course of its business, (ii) SunTrust has not entered into any currently effective deposit account control agreement with any third party under which SunTrust may be obliged to comply with instructions regarding the Accounts originated by such third party, (iii) SunTrust will not enter into a deposit account control agreement with respect to the Accounts for the benefit of any person other than Secured Party during the term of this Agreement, and (iv) the records of SunTrust with respect to the Accounts shall recognize and reflect the security interest in favor of Secured Party.

F.	SunTrust will provide to Secured Party at its request a copy of each periodic account statement relating to the Accounts ordinarily furnished by SunTrust to Company or Servicer, and Company hereby authorizes SunTrust, at Company’s expense, to provide such statements. SunTrust’s liability for failing to provide an account statement will not exceed SunTrust’s cost of providing the statement.

3.	Notices. Any direction or notice to SunTrust given or delivered hereunder shall be in writing, signed by the party giving such direction or notice, and shall only be deemed to have been validly given or delivered upon receipt by SunTrust. SunTrust shall be entitled to rely upon any notice or other writing SunTrust believes in good faith to be made by Secured Party without further investigation. All notices hereunder shall be delivered to the addresses listed below the signature line for each party to this Agreement or to such other address specified by any party in a written notice to the other parties hereto and shall be given by certified mail, return receipt requested, by overnight delivery service, by facsimile or by “PDF” electronic transmission. If any notice is given by “PDF” electronic transmission, confirmation of receipt must be made by return transmission of a “read-receipt” notification or other affirmative electronic transmission from the receiving party; and if any notice is given by facsimile, a copy of such notice must also be delivered by one of the other enumerated methods. Further, for purposes hereof, the Notice of Sole Control shall be effective no later than the opening of business on the second (2nd) Business Day next succeeding the Business Day on which such notice is actually received by each of the “Contacts” of SunTrust set forth below its signature line; provided, however, that if any such notice is so received after 10:00 A.M., Atlanta, Georgia time, on any Business Day, the Notice of Sole Control will become effective no later than the opening of business on the third (3rd) Business Day next succeeding the Business Day on which such receipt occurs.

4.	Waiver; Indemnity. Company, Tampa and Secured Party specifically waive all claims of any nature against SunTrust relating to losses or damages of any nature whatsoever arising from or connected to or allegedly arising from or connected to any action or failure to act by SunTrust in connection with this Agreement, except to the extent directly caused by SunTrust’s gross negligence or willful misconduct. SunTrust shall not be liable for, and Company and Tampa jointly and severally agree to defend, indemnify and hold SunTrust harmless from and against, any and all liabilities, losses, damages, costs or expenses (including, without limitation, court costs, reasonable attorneys’ fees and other litigation expenses) which SunTrust may incur in connection with or pursuant to this Agreement, except to the extent directly caused by SunTrust’s gross negligence or willful misconduct. In no event shall SunTrust be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond SunTrust’s reasonable control or for indirect, special, punitive or consequential damages. Furthermore, notwithstanding anything in this Agreement to the contrary, (i) SunTrust shall have no fiduciary duties under this Agreement or any transaction or service contemplated by the provisions hereof to any party, (ii) SunTrust shall have no liability as a result of acting on any written notice, request, or withdrawal, payment, transfer, or other instruction (including but not limited to electronically confirmed facsimiles) that SunTrust in good faith believes to be furnished by Secured Party in accordance with the terms hereof, in which case the parties agree that SunTrust has no duty to make any further inquiry whatsoever, and (iii) SunTrust shall not be responsible for the enforcement of any agreement between and among Company, Tampa, and Secured Party, or any of them.

5.	Representations and Warranties. Secured Party, Tampa and Company each represents and warrants to SunTrust but with respect to itself only that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (a) constitute or result in a breach of its certificate or articles of incorporation or organization, by-laws, limited liability company agreement, trust agreement or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (b) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it that would materially affect its performance hereunder; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained. The Company hereby represents and warrants that it intends for each Account to be a “deposit account” as such term is defined under Article 9 of the UCC

6.	Binding Effect; Assignment; Amendment. This Agreement shall be binding upon and shall inure to the benefit of SunTrust, Company, Servicer and Secured Party and their respective permitted successors and assigns. Neither Company nor Servicer shall assign or transfer any of its rights and obligations under this Agreement without the prior written consent of Secured Party and SunTrust. Secured Party may assign and transfer its rights and obligations under this Agreement and agrees to deliver written notice to SunTrust of such assignment as promptly as practicable but in no event later than thirty (30) days after the effective date of such assignment; provided, however, that any assignment and transfer by Secured Party of its obligations under this Agreement shall not relieve Secured Party of any obligations hereunder incurred prior to the effective date of the assignment and assumption by its assignee unless such obligations are expressly assumed by its assignee. SunTrust (a) may assign or transfer its rights and obligations under this Agreement without the consent of Company, Servicer or Secured Party (provided that any such assignment and transfer shall not relieve SunTrust of any obligations under this Agreement prior to the effective date of the assignment and assumption by SunTrust’s assignee): (i) to any direct or indirect depositary subsidiary of SunTrust, or (ii) to a successor depositary institution in the event of a merger or acquisition of SunTrust, and (b) may delegate certain cash management or similar services related to the Accounts as described in the Deposit-Related Agreements, as such term is hereinafter defined, to third-party vendors that have contracted with SunTrust to provide such services, although any such delegation shall not relieve SunTrust of any obligations under this Agreement. This Agreement may not be modified without the prior written consent of SunTrust, Company, Servicer, and Secured Party.

7.	Termination. This Agreement may be terminated (a) by Secured Party at any time upon written notice to the other parties hereto or (b) by SunTrust upon thirty (30) days’ prior written notice to the other parties hereto. Company agrees that it shall not close the Accounts or, to the extent applicable, the Lockboxes, or any of them, without prior written notice to Secured Party. Prior to the implementation of the Notice of Sole Control, SunTrust shall have no obligation to notify Secured Party of the closure of any Accounts or any Lockboxes by Company and shall not be liable for the closure of any of the Accounts or any Lockboxes by Company or the remittance of any funds in such Accounts or, to the extent applicable, any Lockbox Collateral, directly to, or on the instructions of, Company.

8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Each of the parties agrees to deliver a manually executed counterpart of this Agreement to SunTrust.

9.	Interpleader. If at any time SunTrust, in good faith, is in doubt as to the action it should take under this Agreement, SunTrust shall have the right to commence an interpleader action at Company’s and Servicer’s joint and several expense thereto (including, without limitation, court costs, reasonable and documented attorneys’ fees and other litigation expenses). SunTrust shall thereafter be relieved of any further liability or obligation under this Agreement except for failure to comply with the order or decision of the applicable court in such interpleader action.

10.	Miscellaneous. This Agreement embodies the entire understanding and agreement by and among SunTrust, Company, Servicer and Secured Party with respect to the subject matter hereof and supersedes all prior agreements, understandings and inducements, whether express or implied, or oral or written, including but not limited to any deposit account control agreement. If this Agreement conflicts with any deposit account agreement or other agreement between SunTrust and Company related to the Accounts, or conflicts with any cash management, treasury management or similar service provided by SunTrust in connection with the Accounts (the “Deposit-Related Agreements”), this Agreement shall control; provided, however, any changes in the receipt, processing and deposit of the Lockbox Collateral and the operation of the Lockboxes are subject to the provisions of the Deposit-Related Agreements; and further provided, that that this Agreement will not derogate from any claim or defense that SunTrust may have against Company or Servicer under any of the Deposit-Related Agreements or create any third-party beneficiary rights under any of the Deposit-Related Agreements in favor of Secured Party. The fees and charges associated with the maintenance and administration of the Accounts will be deducted from the Accounts on the Business Day such fees are due; such fees are subject to change from time to time at SunTrust’s discretion and otherwise in accordance with the provisions in the Deposit-Related Agreements. This Agreement shall be governed in all respects by and construed in accordance with the applicable federal laws and the internal laws of the state of Georgia, which state shall also be the “jurisdiction” of SunTrust within the meaning of Article 9 of the Uniform Commercial Code. In addition, unless otherwise specifically stated herein, the Accounts and SunTrust’s policies and procedures with respect thereto, are subject to state banking laws, the Uniform Commercial Code, applicable Federal laws and regulations, Federal Reserve and clearing house rules and procedures, and other applicable laws in effect from time to time. As a condition to the service provided by SunTrust hereunder and upon reasonable notice, Company and Tampa hereby agree to provide current financial statements to SunTrust to the extent such financial statements are not publicly available or are otherwise provided to SunTrust in its capacity as a lender to Company or Tampa; any financial statements provided shall be subject to SunTrust’s privacy policy. The obligations of Company, Servicer and Secured Party under Section 2(C) hereof and the terms and obligations of Sections 4, 9 and 11 hereof shall survive the termination of this Agreement.

11.	JURY TRIAL WAIVER. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

This Agreement shall be deemed effective as of March 24, 2015 or, if later, the date on which the final party to this Agreement executes the Agreement in the appropriate space below.

[signatures appear on following page]

Company Name	TEC Receivables Corp.

Acknowledged and Agreed to as of this                      day of                 March                 ,         2015         .

  Signature

  Print Name

  Title

  AND

  Signature

  Print Name

  Title

Contact:

  Treasury Dept.

  Attention

  TECO PLAZA

  702 N. Franklin Street

  Address

  Tampa, FL 33602

  City, State, ZIP Code

  813/228-1012

  Phone Number

  813/228-4262

  Fax Number

  Email Address

Servicer	Tampa Electric Company

Acknowledged and Agreed to as of this                      day of                 March                 ,         2015         .

  Signature

  Print Name

  Title

  AND

  Signature

  Print Name

  Title

Contact:

  Corporate Secretary

  Attention

  TECO PLAZA

  702 N. Franklin Street

  Address

  Tampa, FL 33602

  City, State, ZIP Code

  813/228-1808

  Phone Number

  813/228-1328

  Fax Number

  Email Address

Secured Party Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent

Acknowledged and Agreed to as of this                      day of                 March                 ,         2015         .

  Signature

  Print Name

  Title

  AND

  Signature

  Print Name

  Title

Contact:

  Securitization Group

  Attention

  1251 Avenue of the Americas

  Address

  New York, NY 10020

  City, State, ZIP Code

  212-782-6957

  Phone Number

  212-782-6448

  Fax Number

  securitization_reporting@us.mufg.jp

  ewilliams@us.mufg.jp

  nmounier@us.mufg.jp

  Email Address

SunTrust Bank

Acknowledged and Agreed to as of this                      day of                 March                 ,                          .

  Relationship Manager Signature

  Print Name and Title

  Signature

  Print Name and Title

Contacts

Exhibit A

To Restricted (Non-Blocked) Account Agreement

Accounts and Lockboxes

“Accounts”, as used in the attached Restricted (Non-Blocked) Account Agreement, means the accounts listed below.

Account Name	Account Number

(If Lockbox Collateral will be included in this Restricted (Non-Blocked) Account Agreement, the lockbox number(s) must be inserted in the table below.)

“Lockbox Collateral” means that certain lockbox number(s) (listed below) operated by SunTrust for the benefit of Company (the “Lockbox” or “Lockboxes”), along with all checks, drafts, collection remittances, money orders, instruments, cash and other items at any time received in any such Lockbox for deposit in any Account (subject to specific lockbox instructions in effect for processing items received in any such Lockbox), and all wire transfers of funds, automated clearing house (“ACH”) entries, credits from a merchant card transaction and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Account through lockbox processing, and all proceeds of any of the foregoing.

Lockbox Numbers

Blocked Account Control

Agreement (“Shifting Control”) | JPMORGAN CHASE BANK, N.A.

EXECUTION COPY

AGREEMENT dated as of March 24, 2015, by and among TEC Receivables Corp. (“Company”), Tampa Electric Company (“Tampa”), The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Program Agent, (“Agent”) and JPMorgan Chase Bank, N.A. (“Depositary”).

The parties hereto refer to Account Nos.              in the name of TEC Receivables Corp. maintained at Depositary (collectively, the “Accounts”) and hereby agree as follows:

1.	Company and Agent hereby notify you that by separate agreement it has granted to Agent (for the benefit of Agent and certain other entities) a security interest in the Accounts and all funds on deposit from time to time therein (subject to the rights of Company and Tampa, as servicer under such separate agreement (“Servicer”), set forth herein and therein). Depositary acknowledges being so notified.

2.	Prior to the Effective Time (as defined below) Depositary shall honor all withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as hereinafter defined) (collectively, “instructions”) received from the Company (or Servicer on its behalf but not those from Agent) concerning the Accounts. On and after the Effective Time (and without further consent by Company, Servicer or any of their affiliates), Depositary shall honor all instructions received from Agent (but not those from Company, Servicer or any of their affiliates) concerning the Accounts and neither Company, Servicer nor any of their affiliates shall have any right or ability to access or withdraw or transfer funds from the Accounts.

For the purposes hereof, the “Effective Time” shall be the opening of business on the second business day next succeeding the business day on which a notice purporting to be signed by Agent in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a “Shifting Control Notice”), is actually received by the unit of Depositary to whom the notice is required to be addressed; provided, however, that if any such notice is so received after 12:00 noon, Eastern time, on any business day, the Effective Time shall be the opening of business on the third business day next succeeding the business day on which such receipt occurs; and, provided further, that a “business day” is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed.

Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving either Account duly commenced by Depositary or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Depositary and/or any affiliate may (at its discretion and without any obligation to do so) (x) cease honoring Company’s or Servicer’s instructions and/or commence honoring solely Agent’s instructions concerning the Accounts at any time or from time to time after it becomes aware that Agent has sent to it a Shifting Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Shifting Control Notice to be received by it for purposes of the foregoing paragraph prior to the specified unit’s actual receipt if otherwise actually received by Depositary (or if such Shifting Control Notice does not comply with the form attached hereto as Exhibit A or does not attach an appropriate copy of this Agreement), with no liability whatsoever to Company or any other party for doing so.

Depositary hereby confirms that it is a national banking association and that the Accounts are commercial demand deposit accounts maintained by Depositary in the ordinary course of its business. All parties hereby confirm that it is their intent that this Agreement shall constitute an “authenticated record”, and that the arrangements established hereby constitute “control” of the Accounts, as contemplated in Section 9-104 (and similar related provisions) of the Uniform Commercial Code as is in effect in the State of New York (the “UCC”).

3.	This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Accounts or services provided in connection with the Accounts (the “Account Documentation”), which Account Documentation will continue to apply to the Accounts and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions on or after the Effective Time, Agent shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Agent. Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Accounts on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Agent executing such Account Documentation or other documentation as Depositary may require in connection therewith).

4.	Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Accounts or the funds therein for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Accounts or transactions therein, (ii) overdrafts in the Accounts or (iii) Depositary’s charges, fees and expenses with respect to the Accounts or the services provided hereunder.

5.

Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), instruction or request purportedly furnished to it by Company, Servicer or Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in section 1 above or any other related documentation or whether any actions by Agent

(including without limitation the sending of a Shifting Control Notice), Company, Servicer or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6.	Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Accounts (except to the extent due to Depositary’s willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred as a result of following Company’s or Servicer’s on behalf of Company direction or instruction. Upon and after the Effective Time, the Agent agrees to reimburse the Depositary for all Covered Items but only to the extent: (a) such Covered Items are incurred as a result of the Depositary acting upon the Agent’s instructions, (b) such Covered Items are not resulting from the Depositary’s own willful misconduct or gross negligence, (c) such Covered Items do not exceed the amounts received by the Agent following the Effective Time and (d) that the Depository is unable to recover same from the Accounts or from the Company or the Servicer within ten (10) days after request for reimbursement has been made by the Depositary to the Company and the Servicer.

7.	Depositary may terminate this Agreement (i) in its discretion upon the sending of at least thirty (30) days’ advance written notice to the other parties hereto or (ii) because of a material breach by Company or Agent of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) business days’ advance written notice to the other parties hereto. Agent may terminate this Agreement in its discretion upon the sending of at least three (3) days advance written notice in substantially the same form as Exhibit B attached hereto, with a copy of the Agreement attached thereto (a “Agent Termination Notice”) to the other parties hereto, provided that Depositary may shorten or waive the requirement that notice be in advance and any such shortening or waiver shall be binding on all parties. Any other termination, any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. Upon any such termination by Depositary, all collected balances in the Accounts on the date of such termination will be transferred, if prior to the Effective Time, in accordance with the instructions of Company (or Servicer on its behalf), and on or after the Effective Time, in accordance with the instructions of the Agent. The provisions of sections 5 and 6 above shall survive any such termination.

8.	Company shall compensate Depositary for the opening and administration of the Accounts and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect. Payment will be effected by a direct debit to the Accounts.

9.	No party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of the other parties; provided, however, that no such consent will be required if the assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Depositary. Notwithstanding the forgoing, Secured Party may transfer its rights and duties under this Agreement to (i) a transferee to which, by contract or operation of law, Secured Party transfers substantially all of its rights and duties under the financing or other arrangements between Secured Party and Company, or (ii) if Secured Party is acting as a representative in whose favor a security interest is created or provided for, a transferee that is a successor representative; provided that as between Depositary and Secured Party, Secured Party will not be released from its obligations under this Agreement unless and until Depository receives any such transferee’s written agreement to assume all of Secured Party’s obligations hereunder.

10.	This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed and delivered by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. The state of New York shall be deemed to be the jurisdiction of Depository for purposes of Section 9-304 of the UCC. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Accounts or this Agreement. All notices under this Agreement shall be in writing and sent (including via emailed pdf or similar file or facsimile transmission) to the parties hereto at their respective addresses, email addresses or fax numbers set forth below (or to such other address, email address or fax number as any such party shall designate in writing to the other parties from time to time).

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

Address:

Tampa Electric Company TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 Attn: Corporate Secretary

TEC RECEIVABLES CORP.

By:
Name:
Title:

Address:

TEC Receivables Corp. TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 Attn: Kim Caruso, Treasury Department

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:
Name:
Title:

Address: 1251 Avenue of the Americas, 10th Floor New York, New York 10020 Attention: Securitization Group

JPMORGAN CHASE BANK, N.A.

By:
Date:
Name:
Title:

Address for Instructions and other Notices:

JPMorgan Chase Bank, N.A.

Attn:

Email:

Fax No.:

Address For Assignment, Shifting Control and Termination Notices:

JPMorgan Chase Bank, N.A.

Attn: Blocked Accounts

420 W Van Buren Street, 9th floor Suite IL1-0199

Chicago, IL 60606-3534

Exhibit A | SHIFTING CONTROL NOTICE

Date:

JPMorgan Chase Bank, N.A.

Address:	420 W Van Buren Street, 9th Floor Suite IL1-0199
Chicago, IL 60606-3534
Attention:	Blocked Accounts

Re: Blocked Account Control Agreement dated as of March 24, 2015, by and among , TEC Receivables Corp., Tampa Electric Company, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Agent, and JPMorgan Chase Bank, N.A. relating to Account Nos.              (the “Agreement”).

Ladies and Gentlemen:

This constitutes a Shifting Control Notice as referred to in section 2 of the Agreement, a copy of which is attached hereto.

The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Agent

By:	Date:

Name:
Title:

Exhibit B | AGENT TERMINATION NOTICE

Date:

JPMorgan Chase Bank, N.A.

Address:	420 W Van Buren Street, 9th Floor Suite IL1-0199
Chicago, IL 60606-3534
Attention:	Blocked Accounts

Tampa Electric Company

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

TEC Receivables Corp.

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

Re: Blocked Account Control Agreement dated as of March 24, 2015, by and among , TEC Receivables Corp., Tampa Electric Company, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Agent, and JPMorgan Chase Bank, N.A. relating to Account Nos.                      and                      (the “Agreement”).

Ladies and Gentlemen:

This constitutes a Agent Termination Notice as referred to in section 7 of the Agreement, a copy of which is attached hereto.

The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Agent

By:	Date:

Name:
Title:

EXECUTION COPY

EXHIBIT D-2

FORM OF LOCK-BOX PROCESSOR AGREEMENT

March 24, 2015

Re:	Tampa Electric Company, Peoples Gas System and TEC Receivables Corp.

Ladies and Gentlemen:

Reference is hereby made to the post office boxes identified on Schedule I hereto, as such Schedule I may be amended from time to time (each, a “Lock-Box”, and collectively, the “Lock-Boxes”), in each case to which you have access for the purpose of receiving mail and processing payments therefrom in accordance with any lockbox servicing arrangement existing from time to time between you and Peoples Gas Company, a division (and not a separate entity) of Tampa Electric Company (“PGS”) and you and Tampa Electric Company, a Florida corporation (together with PGS, “Tampa” or the “Servicer”) (such arrangement, evidenced by the Agreements for the Provision of Remittance Processing dated as of _______ (as amended, modified, supplemented or restated from time to time, the “Remittance Processing Agreements”) and any other lockbox servicing agreement(s) executed from time to time by you and Tampa or by you and the Company (as defined below) with respect to the Lock-Boxes (but exclusive of this Letter Agreement (as defined below)), the “Terms and Conditions”). You hereby confirm your agreement to perform the services contemplated thereby. Among the services you have agreed to perform under the Remittance Processing Agreements is to remit all checks and other evidences of payment received into each Lock-Box to the related deposit bank identified on Schedule I hereto (the “Account Bank”) for deposit thereby to the related accounts identified on Schedule I hereto, or such other accounts of which you may be notified by the Company (as defined below) or the Servicer, on its behalf (or, during a Notice Period (as defined below), the Agent (as defined below)) from time to time (each, a “Lock-Box Account”, and collectively, the “Lock-Box Accounts”). The parties hereto acknowledge that you would need two to four weeks to set up the remittance process before you would remit checks and other evidences of payment to a Lock-Box Account that is not listed on Schedule I.

___________, a ____________ company, is referred to herein as “you”. Tampa hereby informs you, and by executing this Letter Agreement you expressly acknowledge, that Tampa, in consideration of the indirect benefits it expects to receive as a result of the transactions evidenced by the PCA and the LSA (each as defined below), has assigned to TEC Receivables Corp., a Delaware corporation (the “Company”) all of Tampa’s rights and interest in and to the Lock-Boxes and under the Terms and Conditions.

The Company hereby informs you, and Tampa as Servicer confirms, and by executing this Letter Agreement you expressly acknowledge, that pursuant to that certain Amended and Restated Purchase and Contribution Agreement, dated as of March 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “PCA”), between Tampa and the Company, Tampa has transferred to the Company all of Tampa’s rights and interest in and to the Lock-Boxes and under the Terms and Conditions; provided, that, upon the termination of the PCA and the LSA in accordance with the terms thereof, all such rights shall revert back to Tampa.

The Company hereby informs you that pursuant to that certain Loan and Servicing Agreement, dated as of March 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “LSA”), among the Company, Tampa, as Servicer, the parties from time to time parties thereto as Lenders (the “Lenders”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), Royal Bank of Canada and the other parties from time to time parties thereto as Managing Agents (the “Managing Agents”), and BTMU, as Program Agent for the Lenders (in such capacity, the “Agent”), the Company has granted a first priority security interest in all of its right, title and interest in and to, and exclusive control (subject to certain rights of the Company and the Servicer described herein and therein) of, the Lock-Boxes and the Lock-Box Accounts to the Agent, for the benefit of the Agent, the Lenders, the Managing Agents and the other “Secured Parties” under the LSA.

The Agent hereby authorizes you, and you hereby agree, at all times other than during a Notice Period (as defined below), to take instructions exclusively either from the Company or the Servicer, (on the Company’s behalf), on behalf of the Agent, with respect to the Lock-Boxes and the checks, drafts or other payment items received into the Lock-Boxes (including without limitation remitting all such payment items to the applicable Lock-Box Accounts as directed by the Company (or the Servicer, on its behalf)); provided that such instructions shall not be inconsistent with this Letter Agreement (the “Letter Agreement”) or the Terms and Conditions. The Agent hereby agrees to indemnify, hold harmless and release you, your affiliates, officers, directors, employees, and agents from and against any loss, cost, damage, liability, claim action, suit, judgment or expense, including but not limited to any reasonable external attorneys’ fees and court costs suffered or incurred by you, as a result of or arising from or related to complying with Agent’s instructions. The Servicer and the Company hereby agree to indemnify, hold harmless and release you, your affiliates, officers, directors, employees, and agents from and against any loss, cost, damage, liability, claim action, suit, judgment or expense, including but not limited to any reasonable external attorneys’ fees and court costs suffered or incurred by you, as a result of or arising from or related to you complying with any instructions given by either the Servicer or the Company, including on Agent’s behalf.

The Company hereby irrevocably instructs you, and you hereby agree, that from and after your receipt of notice from the Agent in the form attached hereto as Annex A (the “Notice”) through and until the date on which the Agent notifies you in writing that it is withdrawing the Notice (such period of time, the “Notice Period”): (i) the Agent will have exclusive control of and access to the Lock-Boxes, and none of the Company or any of its affiliates will have any control of or access to the Lock-Boxes or any authority to direct the disposition of any funds or payment items received therein, (ii) you will either continue to deposit the payment items from the Lock-Boxes into the applicable Lock-Box Accounts, or will

7

redirect the payment items as the Agent may otherwise request (subject to the last sentence of the first paragraph of this Letter Agreement), (iii) all services to be performed by you under the Terms and Conditions will be performed on behalf of the Agent, and (iv) all correspondence or other mail which you have agreed to send to the Company will be sent to the Agent at the following address:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

1251 Avenue of the Americas

10th Floor

New York, NY 10020

Attention: Securitization Group

Moreover, during a Notice Period, the Agent will have all rights and remedies given to Tampa under the Terms and Conditions. The Servicer and the Agent agree, however, to continue to pay all fees and other assessments due under the Terms and Conditions and in connection with the servicing or maintenance of any of the Lock-Boxes.

For as long as the Terms and Conditions remain in effect, this Letter Agreement may not be modified (including any modification to Schedule I) or terminated by the Company or the Servicer unless the prior written consent of each other party hereto is obtained. You may terminate this Letter Agreement upon thirty (30) business days’ prior written notice to the Company, the Servicer and the Agent. Notwithstanding the foregoing, you may terminate this Letter Agreement upon ten (10) days’ prior written notice to the Company, the Servicer and the Agent of a default of any payment obligation on the part of Tampa under the Remittance Processing Agreement, if such default exists and is continuing upon the expiration the aforementioned ten day period. The Agent may terminate this Letter Agreement upon five (5) days’ prior written notice to you.

For as long as this Letter Agreement remains in effect, following receipt by the Agent of any notice of termination of this Letter Agreement by you pursuant to the preceding paragraph, commencing within a reasonable period of time not to exceed thirty (30) days after your receipt of such instructions, and upon your receipt of the prepayment described below, you will follow the instructions of the Agent, during any Notice Period, or otherwise in accordance with the instruction of the Company (or the Servicer, on its behalf), directing the disposition of mail and other items received into the Lock-Boxes for a period of four months after the termination date, with your fees with respect to such disposition being prepaid directly to you at the time of such termination by a certified check made payable to “___________”. The agreements in this section shall survive the termination of this Letter Agreement.

The Terms and Conditions are made part of this Letter Agreement with respect to matters not explicitly covered in this Letter Agreement. To the extent there is a conflict between this Letter Agreement and the Terms and Conditions, this Letter Agreement shall take precedence. The termination of this Agreement in accordance with the terms hereof shall not constitute a termination of the Terms and Conditions. Neither the Agent’s activation of the Notice Period nor the Agent’s change in instructions regarding a redirection of funds given hereunder shall constitute a change to operating procedures under the Remittance Processing Agreement.

8

You hereby consent to Tampa’s disclosure of data relating to the services provided under the Remittance Processing Agreement to the Agent, the Managing Agents and the Lenders pursuant to Section 10 of the Remittance Processing Agreement.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Letter Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this Letter Agreement or to preserve and protect the rights of each party hereunder. Each party hereto agrees to confirm or update its notice address appearing in this Letter Agreement and its appropriate contacts on or prior to March 30 of each year, beginning in 2016.

9

Please indicate your agreement to the terms of this Letter Agreement by signing in the space provided below. This Letter Agreement will become effective immediately upon execution of a counterpart of this Letter Agreement by all parties hereto.

Very truly yours, TAMPA ELECTRIC COMPANY

By:
Name:
Title:

TEC RECEIVABLES CORP.

By:
Name:
Title:

Acknowledged and agreed to

as of the date first above written

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:
Name:
Title:

SCHEDULE I

LOCK-BOXES, ACCOUNT BANKS AND LOCK-BOX ACCOUNTS

[Intentionally omitted]

ANNEX A

FORM OF NOTICE

[On letterhead of BTMU]

[DATE]

Bill2Pay, LLC

18220 U.S. 19 North

Suite 215

Clearwater, FL 33764

Re:	TEC Receivables Corp.

Ladies and Gentlemen:

We hereby notify you that we are exercising our rights pursuant to that certain Letter Agreement, dated as of March 24, 2015, among TEC Receivables Corp. (the “Company”), Tampa Electric Company (“Tampa”), you and us, to have exclusive control of post office box number[s] [___________] (the “Lock-Boxes”) serviced by you, transferred to us. [All payment items received in the Lock-Boxes should be sent at the end of each day to ____________.] You have further agreed to perform all lockbox services you are performing in accordance with the lockbox servicing arrangement existing from time to time between you and Tampa on our behalf.

We appreciate your cooperation in this matter.

Very truly yours, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:
Name:
Title:

cc:	TEC Receivables Corporation
TECO Plaza
702 N. Franklin Street
Tampa, FL 33602
Attention: __________________

EXHIBIT E

LIST OF OFFICES

The following offices, as well as those offices listed at

http://www.tampaelectric.com/TEHMPaymentAgencies.cfm and at

http://www.peoplesgas.com/PGlocations.cfm

702 N. Franklin Street

Tampa, FL 33602

1898 Nick Nuccio Pkwy.

Tampa, FL 33605

EXHIBIT F

LIST OF DEPOSIT ACCOUNTS; DEPOSIT ACCOUNT BANKS;

ALTERNATE PAYMENT LOCATIONS; LOCK BOXES; LOCK BOX PROCESSORS

[Intentionally omitted]

EXHIBIT G

LIST OF CLOSING DOCUMENTS

Attached

U.S. $150,000,000

RECEIVABLES LOAN FACILITY

among

TEC RECEIVABLES CORP., as Borrower

TAMPA ELECTRIC COMPANY, as Servicer

THE PERSONS FROM TIME TO TIME PARTY THERETO, as Conduit Lenders

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY THERETO, as Committed Lenders

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY THERETO, as Managing Agents

and

BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Program Agent

March 24, 2015

BTMU or Program Agent	–	Bank of Tokyo-Mitsubishi UFJ, Ltd.
Tampa Electric or Originator	–	Tampa Electric Company
Borrower	–	TEC Receivables Corp.
Locke Lord	–	Locke Lord LLP
RBC	–	Royal Bank of Canada
Servicer	–	Tampa Electric
Sidley	–	Sidley Austin LLP

Transaction Document

1.	Amended and Restated Purchase and Contribution Agreement (“Purchase Agreement”) between Tampa Electric, as originator, and Borrower, as purchaser

2.	Loan and Servicing Agreement (“Loan Agreement”) among Borrower, Servicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Managing Agents from time to time party thereto and the Program Agent.

Exhibit A	Credit and Collection Policy

Exhibit B	Form of Borrowing Request

Exhibit C-1	Form of Monthly Report

Exhibit C-2	Form of Weekly Report

Exhibit D-1	Form of Blocked Account Agreement

Exhibit D-2	Form of Lock-Box Processor Agreement

Exhibit E	List of Offices of Borrower where records are kept

Exhibit F	List of Alternate Payment Locations; Deposit Account Banks, Deposit Accounts, Lock-Box Processors and Lock-Boxes

Exhibit G	List of Closing Documents

Exhibit H	Form of Assignment and Acceptance

Exhibit I	Form of Joinder Agreement

Exhibit J	Form of Prepayment Notice

Exhibit K	Form of Lock-Box Transfer Notice

Schedule I	Lender Groups

Schedule II	Notice Addresses

Schedule III	Special Concentration Limits

Schedule IV	Concentration Percentages

Schedule V	Approved Sub-Servicers

3.	Blocked Account Agreements for Deposit Accounts listed on Exhibit F to the Loan Agreement

(a) Sun Trust Bank

(b) JPMorgan Chase Bank, N.A.

4.	Lock-Box Processor Agreement for Lock-Box listed on Exhibit F to the Loan Agreement

5.	Fee Letter between Borrower and the Managing Agents

6.	Amended and Restated Administrative Services Agreement between the Borrower and Tampa Electric

7.	Lock-Box Transfer Notice

Transaction Document

8.	Amended and Restated Subordinated Note executed by Borrower in favor of Originator

Corporate Documents

9	Secretary’s Certificate of:

	1.	Tampa Electric certifying its (i) Articles of Incorporation; (ii) By-Laws; (iii) resolutions; and (iv) incumbency with sample signatures

	2.	Borrower certifying its (i) Certificate of Incorporation; (ii) By-Laws; (iii) Resolutions; and (iv) incumbency with sample signatures

10.	Certificates of good standing for each of:

	1.	Originator, certified by the Secretary of State of Florida

	2.	Borrower, certified by the Secretary of State of Delaware and Florida

11.	UCC, Tax and Judgment Searches under the names “Tampa Electric Company” in the following jurisdiction(s):

	1.	Secretary of State of Florida

	2.	Hillsborough County, Florida

12.	UCC Searches under the names “People’s Gas Company”, “People’s Gas System”, and “TECO Peoples Gas” in the following jurisdiction(s):

	a)	Secretary of State of Florida

13.	UCC-1 Financing Statements to be filed against:

	1.	Originator, as debtor, Borrower, as secured party, and Program Agent, as assignee

	2.	Borrower, as debtor, and Program Agent, as secured party

14.	UCC-3 Financing Statements to be filed in connection with the existing UCC-1 filing against Originator in connection with the original Purchase and Contribution Agreement:

	a)	first, to assign the existing UCC-1 from Citibank, N.A. to Borrower, in connection with the payoff of the loan facility from Citibank, N.A.;

	b)	second, to assign existing UCC-1 from Borrower to Program Agent, in connection with the security interest granted by Borrower to Program Agent under the Loan Agreement in Borrower’s rights under the Purchase Agreement; and

	c)	third, to restate the collateral description to reflect the transfer under the Purchase Agreement

15.	UCC-3 Termination Statement terminating the existing UCC-1 on file against Borrower by Citibank, N.A.

Transaction Document

16.	Post-closing UCC Lien Searches showing the financing statements in the immediately preceding items to be of record

Legal Opinions and Miscellaneous

17.	Opinion of David E. Schwartz, Associate General Counsel to Tampa Electric with respect to good standing, authorization and certain corporate matters

18.	Opinion of Locke Lord as to good standing, authorization and certain corporate matters, non-contravention, enforceability, certain security interest matters, regulatory matters and certain other matters

19.	Opinion of Locke Lord as to true sale and non-consolidation matters

20.	Initial Borrowing Request from Borrower

21.	Monthly Report for the month of February, 2015

22.	Pay-Off Letter from Citibank

23.	Termination Notice for existing JPMorgan Accout Control Agreement

24.	Termination Notice for existing SunTrust Accout Control Agreement

25.	Termination Notice for existing Lock-Box Processor Agreement

EXHIBIT H

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of [Date]

Reference is made to the Loan and Servicing Agreement, dated as of March 24, 2015, among TEC Receivables Corp., as Borrower, Tampa Electric Company, as Servicer, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Program Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Terms defined in the Agreement are used herein with the same meaning.

[Assigning Lender] (the “Assignor”), [Assignee] (the “Assignee”) and [Assignor’s Managing Agent], in its capacity as Managing Agent for the Lender Group which includes the Assignor [and the Assignee] (in such capacity, the “Managing Agent”), hereby agree as follows:

1. Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations under the Agreement as of the date hereof (including, without limitation, its [Commitment] [Conduit Lending Limit] and all Loans, if any, or interests therein held by it) equal to the percentage (the “Percentage”) interest specified on the signature page hereto. After giving effect to such sale and assignment, [the Assignee will be a [Committed] [Conduit] Lender in the Lender Group that includes [__________] as the Managing Agent and] the Assignee’s [Commitment] [Conduit Lending Limit] will be as set forth in Section 2 of the signature page hereto. [As consideration for the sale and assignment contemplated in this Section 1, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in immediately available funds an amount equal to $[_______], representing the purchase price payable by the Assignee for the interests in the transferred interest sold and assigned to the Assignee under this Section 1.]*

2. Representations and Disclaimers of Assignor. The Assignor:

(a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

(b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Facility Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Facility Document or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Originator, the Borrower or the Servicer, or the performance or observance by any such party of any of its respective obligations under the Facility Documents or any other instrument or document furnished pursuant thereto.

3. Representations and Agreements of Assignee. The Assignee:

*	Include bracketed text if Assignor holds a portion of the Loans on the Effective Date.

(a) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02(b) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon the Program Agent, any Managing Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

(c) [appoints and authorizes the Program Agent and [________], as its Managing Agent, to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Facility Documents as are delegated to the Program Agent and such Managing Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto;]

(d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and this Assignment and Acceptance are required to be performed by it as a [Committed] [Conduit] Lender;

(e) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; and

(f) represents that this Assignment and Acceptance has been duly authorized, executed and delivered by the Assignee pursuant to its [corporate] powers and constitutes the legal, valid and binding obligation of the Assignee.

4. Effectiveness of Assignment. Following the execution of this Assignment and Acceptance by the Assignor, the Managing Agent, [and] the Assignee, [the Borrower and the Servicer,] it will be delivered to the Program Agent for acceptance and recording by the Program Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Program Agent, unless otherwise specified in Section 3 of the signature page hereto (the “Effective Date”).

5. Rights of the Assignee. Upon such acceptance and recording by the Program Agent, as of the Effective Date, [(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Committed] [Conduit] Lender thereunder and hereunder and (ii)] the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6. Payments. Upon such acceptance and recording by the Program Agent, from and after the Effective Date, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of fees with respect thereto) shall be made to the Assignee or the Assignee’s Managing Agent, for the benefit of the Assignee, in accordance with the Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Signature Page to

Assignment and Acceptance

Dated as of [Date]

Section 1.

	Percentage:	__________%

Section 2.

	Assignee’s [Commitment] [Conduit Lending Limit] as of the Effective Date:	$_____________

	Principal balance of Loans held by Assignee as of the Effective Date:	$_____________

Section 3.

	Effective Date:**	__________, 20__

[NAME OF ASSIGNOR]

By:
Name: Title:

[NAME OF ASSIGNEE]

By:
Name: Title:

Address for Notices: [Insert]

Accepted this _____ day of _____________, 20__

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Program Agent

By:
Name: Title:

**	This date should be no earlier than the date of acceptance by the Program Agent.

AGREED TO THIS ____ DAY OF ___________, 20___:

[NAME OF MANAGING AGENT], as Managing Agent

By:
Name:
Title:

TEC RECEIVABLES CORP., as Borrower

By:
Name:
Title:

TAMPA ELECTRIC COMPANY, as Servicer

By:
Name:
Title:

EXHIBIT I

FORM OF JOINDER AGREEMENT

Reference is made to the Loan and Servicing Agreement, dated as of March 24, 2015, among TEC Receivables Corp., as Borrower, Tampa Electric Company, as Servicer, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Program Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement.

[New Managing Agent] (the “New Managing Agent”), [New Conduit Lender(s)] (the “New Conduit Lender(s)”) and [New Committed Lender(s)] (the “New Committed Lender(s)”; and together with the New Managing Agent and New Conduit Lender(s), the “New Lender Group”) agree as follows:

1. By execution and delivery of this Joinder Agreement and pursuant to Section 10.04 of the Agreement, the New Lender Group elects to become a “Lender Group” under the Agreement.

2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Program Agent, (ii) the date of this Joinder Agreement [and (iii) the effective date of that certain assignment agreement of even date herewith between the [New Committed Lender] [New Conduit Lender] and [Name of [Committed] [Conduit] Lender Assignor].

3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit Lender(s) and the New Committed Lender(s) confirms to and agrees with each other party to the Agreement that (i) it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) it will, independently and without reliance upon the Program Agent, any other Managing Agent, any other Lender or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any documents or agreements to be delivered thereunder; (iii) it appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers pursuant to Article IX of the Agreement; (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the documents or agreements to be delivered thereunder are required to be performed by it as a Managing Agent, a Conduit Lender, or a Committed Lender, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement; (vi) the Lender Group Limit for the New Lender Group shall be as set forth on the signature page hereto; and (vii) it is duly authorized to enter into this Joinder Agreement.

4. On the Effective Date of this Joinder Agreement, each of the New Managing Agent, the New Conduit Lender(s) and the New Committed Lender(s) shall join in and be a party to the Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent, a Conduit Lender and a Committed Lender, respectively, under the Agreement. Schedule II to the Agreement shall be amended to incorporate the information set forth on Schedule I to this Joinder Agreement and Schedule III shall be amended to incorporate the notice addresses set forth on the signature pages to this Joinder Agreement. [In addition, the New Conduit Lender hereby specifies that it is a “Pre-Review Conduit Lender”.]

5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

7. Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between or among the parties hereto, or any of them, arising out of, connected with, related to, or incidental to the relationship between them in connection with this Joinder Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of this [__] day of [__________], [20__].

The “Lender Group Limit” for the New Lender Group is $[__________].

NEW CONDUIT LENDER(S): [NAME(S)]

By:
Name:
Title:

Address for notices: [Address] NEW COMMITTED LENDER(S): [NAME(S)]

By:
Name:
Title:

Address for notices: [Address] NEW MANAGING AGENT: [NAME]

By:
Name:
Title:

Address for notices: [Address]

AGREED TO THIS ____ DAY OF ___________, 20___:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

as Program Agent

By:
Name:
Title:

[EACH MANAGING AGENT], as a Managing Agent

By:
Name:
Title:

TEC RECEIVABLES CORP., as Borrower

By:
Name:
Title:

TAMPA ELECTRIC COMPANY, as Servicer

By:
Name:
Title:

SCHEDULE I

Reference Bank for New Lender Group:

Conduit Lending Limit(s) for New Conduit Lender(s):

Commitment(s) of New Committed Lender(s):

EXHIBIT J

FORM OF PREPAYMENT NOTICE

[Date]

To:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as Program Agent,
BTMU, as a Managing Agent,
Royal Bank of Canada, as a Managing Agent
[ ], as a Managing Agent

From:	TEC Receivables Corp. (the “Borrower”)

Re:	Loan and Servicing Agreement, dated as of March 24, 2015, among the Borrower, Tampa Electric Company, as Servicer, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents and BTMU, as Program Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Terms defined in the Agreement are used herein with the same meaning.

Pursuant to Section 2.05 of the Agreement, the undersigned hereby notifies each Managing Agent of its intent to make certain prepayments (which shall be made ratably among the Lenders based on the aggregate outstanding Principal Balance of the Loans held by each) as outlined below. This notice must be received no later than 11:00 A.M. (New York City time) three (3) Business Days prior to the date of such payment.

1.	The aggregate amount (which shall be at least $2,000,000, or integral multiples of $1,000,000 in excess thereof) of the prepayment is: $________________

2.	The Loans to which such prepayment is to be applied are as follows:

Lender	Borrowing Date	Principal balance (before giving effect to prepayment)	Amount of Prepayment

3.	The Business Day upon which the undersigned shall make such prepayment is: ______________.

The undersigned hereby certifies that this prepayment notice is correct in all material respects as of the date so furnished.

TEC RECEIVABLES CORP.

By:
Name:
Title:

EXHIBIT K

FORM OF LOCK-BOX TRANSFER NOTICE

Postmaster

United States Postal Service

Tampa, Florida 33631

Re: P.O. Box No. ______

Dear Sir or Madam:

Please be informed that TEC Receivables Corp., the box customer for P.O. Box No. _______, hereby requests that effective immediately the box customer for P.O. Box No. 31318 be changed to The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Program Agent for the Lenders under that certain Loan and Servicing Agreement, dated as of March 24, 2015, as the same may be amended, restated, supplemented or otherwise modified. Thank you.

TEC RECEIVABLES CORP.

By:
Name:
Title:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as box customer for P.O. Box No. _____ hereby gives notice that effective immediately, until further notice from it, only the individuals or the authorized representatives (as determined by the officers of such organization) of the organizations listed are authorized to accept mail addressed to this post office box:

Name of Individual or Organization	Contact Information

Thank you.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:
Name:
Title:

SCHEDULE I

LENDER GROUPS

The Bank of Tokyo-Mitsubishi UFJ, Ltd. Lender Group

Managing Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Conduit Lender:	Victory Receivables Corporation

Conduit Lending Limit:	$75,000,000

Committed Lender:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Commitments:	$75,000,000

Reference Bank:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Royal Bank of Canada Lender Group

Managing Agent:	Royal Bank of Canada

Conduit Lender:	Old Line Funding, LLC

Conduit Lending Limit:	$75,000,000

Committed Lender:	Royal Bank of Canada

Commitments:	$75,000,000

Reference Bank:	Royal Bank of Canada

SCHEDULE II

NOTICE ADDRESSES

BTMU as Program Agent and a Managing Agent:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

1251 Avenue of the Americas, 10th Floor

New York, New York 10020

Attention: Securitization Group

Telephone No.: (212) 782-6957

Telecopier No.: (212) 782-6448

Email:	securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp
nmounier@us.mufg.jp

BTMU as a Committed Lender:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

Harborside Financial Center Plaza III

Jersey City, New Jersey 07311

Telecopier No.: 201-369-2149

Email:	securitization_reporting@us.mufg.jp

With a copy to:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

1251 Avenue of the Americas, 10th Floor

New York, New York 10020

Attention: Securitization Group

Telephone No.: (212) 782-6957

Telecopier No.: (212) 782-6448

Email:	securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp
nmounier@us.mufg.jp

VICTORY RECEIVABLES CORPORATION

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, NY 11747

Telephone: (631) 930-7216

Facsimile: (212) 302-8767

Attention: David V. DeAngelis

Email:	ddeangelis@gssnyc.com

With a copy to:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

1251 Avenue of the Americas, 10th Floor

New York, New York 10020

Attention: Securitization Group

Telephone No.: (212) 782-6957

Telecopier No.: (212) 782-6448

Email:	securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp
nmounier@us.mufg.jp

ROYAL BANK OF CANADA

200 Vesey Street

New York, New York 10281-8098

Attention: Securitization Finance

Telephone: (212) 428-6537

Facsimile: (212) 428-2304

Email:	conduit.management@rbccm.com

With a copy to:

RBC CAPITAL MARKETS

Two Little Falls Center

2751 Centerville Road

Suite 212

Wilmington, DE 19808

Attention: Securitization Finance

Telephone: (302) 892-5903

Facsimile: (302) 892-5900

Email:	conduit.management@rbccm.com

OLD LINE FUNDING, LLC

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, NY 11747

Attention: Kevin Burns Telephone: (631) 587-4700

Facsimile: (212) 302-8767

Email:	conduitadmin@gssnyc.com

With a copy to:

RBC CAPITAL MARKETS

Two Little Falls Center

2751 Centerville Road

Suite 212

Wilmington, DE 19808

Attention: Securitization Finance

Telephone: (302) 892-5903

Facsimile: (302) 892-5900

Email:	conduit.management@rbccm.com

TEC RECEIVABLES CORP.

TECO Plaza

702 N. Franklin Street, 8th Floor

Tampa, FL 33602

Attention: Kim Caruso, Treasury Department

Telephone: (813) 228-1012

Facsimile No.: (813) 228-4262

TAMPA ELECTRIC COMPANY

TECO Plaza

702 N. Franklin Street

Tampa, FL 33602

Attention: Corporate Secretary

Telephone: (813) 228-1808

Facsimile No.: (813) 228-1328

SCHEDULE III

SPECIAL CONCENTRATION LIMITS

None.

SCHEDULE IV

CONCENTRATION PERCENTAGES

	Unbilled Overconcentration Percentage	Customer Deposit Overconcentration Percentage	Taxes Overconcentration Percentage	Government Receivables Overconcentration Percentage

Level 1 Ratings Period	100%	100%	100%	5%

Level 2 Ratings Period	100%	50%	50%	5%

Level 3 Ratings Period	95%	0%	0%	5%

Level 4 Ratings Period	90%	0%	0%	0%

Level 5 Ratings Period	70%	0%	0%	0%

SCHEDULE V

LIST OF APPROVED SUB-SERVICERS

[Intentionally omitted]